Exhibit 2.1

AGREEMENT OF PURCHASE AND SALE

AMONG

PARAMOUNT RESOURCES LTD.

- AND -

OVINTIV CANADA ULC

- AND -

OVINTIV INC.

Made as of November 13, 2024

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5.2	Representations and Warranties of Ovintiv	49
5.3	Limitations on Paramount Representations and Warranties	54
5.4	Limitations on Ovintiv Representations and Warranties	56
5.5	Limitations on the Representations and Warranties of Both Parties	57
5.6	Knowledge	58
5.7	Notice of Claims	58
ARTICLE 6 INDEMNIFICATION		59
6.1	Paramount’s Indemnities for Covenants, Representations and Warranties	59
6.2	Ovintiv’s Indemnities for Covenants, Representations and Warranties	59
6.3	Environmental Liabilities	60
6.4	Assumption of Responsibility for Assets	61
6.5	Limitations	62
6.6	Calculation of Damages and Determination of Breach	64
6.7	Indemnification Procedure – Third Party Claims	64
6.8	Tax Treatment of Indemnity Payments	65
ARTICLE 7 ADJUSTMENTS		65
7.1	Adjustments	65
7.2	Paramount Audits and Ovintiv Audits	70
ARTICLE 8 MAINTENANCE OF ASSETS AND OTHER COVENANTS		71
8.1	Maintenance of Assets	71
8.2	Consent of Purchaser	71
8.3	[Redacted]	72
8.4	Post-Closing Administration of Title and Operating Documents	72
8.5	Transitional Matters	73
8.6	Expired/Expiring Dispositions	74
8.7	Ratification and Indemnity	74
8.8	Operatorship and Removal of Signs	74
8.9	Environmental Due Diligence – Grande Prairie Assets	75
8.10	Title Review — Zama Assets and Ovintiv Assets	75
8.11	[Redacted]	76
8.12	Notification of Non-Satisfaction of Conditions	76
8.13	Insurance Proceeds	76
8.14	Discharqe of Encumbrances	76
8.15	Partner Seismic Data	76
ARTICLE 9 CONSENTS		77
9.1	Consents	77

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ARTICLE 10 RIGHTS OF FIRST REFUSAL		77
10.1	Rights of First Refusal	77
ARTICLE 11 COMPETITION ACT CLEARANCE AND INVESTMENT CANADA APPROVAL		78
11.1	Regulatory Approvals	78
11.2	Competition Act Clearance	80
11.3	Investment Canada Act Approval	80
ARTICLE 12 EMPLOYEES		81
12.1	Emplovees	81
12.2	Non-Solicitation	81
12.3	Independent Contractors	81
ARTICLE 13 FINANCING COOPERATION		81
13.1	Financial Information	81
13.2	Reserves Information	82
13.3	No Additional Representations; No Participation by Paramount; Expenses and Indemnity	84
13.4	Concerning Ovintiv Group’s Financing Sources	84
ARTICLE 14 GUARANTEE		86
14.1	Ovintiv Parent Payment Guarantee	86
ARTICLE 15 GENERAL		86
15.1	Costs	86
15.2	Further Assurances	87
15.3	No Merger	87
15.4	Entire Agreement	87
15.5	Subrogation	87
15.6	Governinq Law	87
15.7	Assignment and Enurement	87
15.8	Time of Essence	88
15.9	Notices	88
15.10	Invaliditv of Provisions	89
15.11	Waiver	89
15.12	Amendment	89
15.13	Confidentiality and Public Announcements	89
15.14	Counterparts and Electronic Transmission	90

1394-4822-6578.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT made as of November 13, 2024.

AMONG:

PARAMOUNT RESOURCES LTD., a body corporate incorporated under the laws of the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as “Paramount”)

- and -

OVINTIV CANADA ULC, a corporation existing under the laws of British Columbia and having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as “Ovintiv”)

- and -

OVINTIV INC., a body corporate incorporated under the laws of the State of Delaware and having an office in the City of Denver, in the State of Colorado (hereinafter referred to as “Ovintiv Parent”)

WHEREAS Paramount and Ovintiv have agreed, on and subject to the following terms and conditions, that Paramount will sell the Paramount Assets (as defined herein) to Ovintiv in exchange for cash and the Ovintiv Assets (as defined herein);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, unless the context otherwise requires:

(a)
“2023 Annual Operating Statements” has the meaning ascribed thereto in section 13.1(a);
(b)
“2023 Reserves Report” has the meaning ascribed thereto in section 13.2(a);
(c)
“2023 SMOG Disclosures” has the meaning ascribed thereto in section 13.2(d);
(d)
“2024 Annual Operating Statements” has the meaning ascribed thereto in section 13.1(b);
(e)
“2024 Reserves Report “ has the meaning ascribed thereto in section 13.2(b);
(f)
“2024 SMOG Disclosures” has the meaning ascribed thereto in section 13.2(e);

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(g)
“2024 Stub Period Operating Statements” has the meaning ascribed thereto in section 13.1(a);
(h)
“2025 Stub Period Operating Statements” has the meaning ascribed thereto in section 13.1(b);
(i)
“Abandonment and Reclamation Obligations” means all past, present and future obligations to:
(i)
properly plug and abandon the Wells and restore, remediate and reclaim the surface sites thereof, including all applicable Lands and Surface Rights; and
(ii)
close, decommission, dismantle and remove the Tangibles, including associated buildings, foundations and structures, and restore, remediate and reclaim the surface sites thereof, including all applicable Lands and Surface Rights; all in accordance with generally accepted oil and gas industry practices in the jurisdiction where the Lands are located and in compliance with the Title and Operating Documents and all Applicable Laws;
(j)
“Adjusted Purchase Price” has the meaning ascribed thereto in section 2.3;
(k)
“Adjustment Date” means the hour of 12:01 a.m., Calgary time, on October 1, 2024;
(l)
“AER” means the Alberta Energy Regulator and any predecessor thereof or successor thereto;
(m)
“AER Deficiency Notice” has the meaning ascribed to that term in section 4.6(b);
(n)
“AFEs” means the authorities for expenditure, cash calls, or mail ballots, if any, issued under the Title and Operating Documents relating to any of the Assets, including those as set out in Schedule “B1” under the heading “AFEs” in the case of the Paramount Assets and in Schedule “B2” under the heading “AFEs” in the case of the Ovintiv Assets;
(o)
“Affiliate” means any Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, a Party. In addition, for purposes of this definition “control” means ownership of 50% or more of the voting rights or ownership interests in, or the power to direct or cause the direction of the management and policies, of the other Person, whether directly or indirectly, through one or more intermediaries, by contract or otherwise. For certainty, a partnership which is comprised of corporations which are Affiliates, as described above, shall be deemed to be an Affiliate of each such corporation and its other Affiliates;
(p)
“Agreement” means this agreement of purchase and sale, the terms contained herein, and the schedules appended hereto, each as may be amended from time to time pursuant to the terms hereof;

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(q)
“Applicable Environmental Law” means Applicable Law relating to the Environment;
(r)
“Applicable Law” means any law, statute, regulation, rule, ordinance, directive, order or judgment, enacted or issued by any Governmental Authority, and the provisions and conditions of any Permit in respect of the Assets or any of them;
(s)
“Applicable Securities Laws” means all applicable Canadian and United States securities laws, corporate and other laws, rules, regulations, notices, blanket orders, policies and similar instruments, including the rules and policies of the Toronto Stock Exchange and the New York Stock Exchange;
(t)
“Assets” means the Paramount Assets where Paramount is the Vendor and the Ovintiv Assets where Ovintiv is the Vendor, as applicable;
(u)
“Assignment Condition” has the meaning ascribed thereto in section 9.1(d);
(v)
“Base Price” has the meaning ascribed to that term in section 2.3(a);
(w)
“BCER” means the British Columbia Energy Regulator and any predecessor thereof or successor thereto;
(x)
“BofM NIL” means a signed no interest letter provided by the holder of the Paramount Lender Security in respect of the Paramount Assets, in form and substance reasonably satisfactory to Ovintiv;
(y)
“Books and Records” means, whether in paper or electronic form, all records, books, documents, licences, reports and data which relate directly and primarily to the Lands, the Petroleum and Natural Gas Rights and the Tangibles, or any of them, including all maintenance information, engineering records and drawings, and all mechanical drawings (i.e., plot plans, piping and instrument diagrams, process flow diagrams, line lists, models and as-built drawings), but excluding the Excluded Assets;
(z)
“Business Day” means a day other than a Saturday, a Sunday or a statutory holiday in Calgary, Alberta;
(aa)
[Redacted: Definition used in section 8.11, which is also redacted]
(bb)
“Cancelled Dispositions” has the meaning ascribed thereto in section 8.6(a)(ii);
(cc)
“Cash Consideration” has the meaning ascribed thereto in section 2.3(a)(i);
(dd)
“Claim” means any claim, demand, complaint, grievance, order, action, application, suit, cause of action, warning, charge, indictment, prosecution, or other similar process, assessment or reassessment of fines or judgment, contingent or otherwise, whether liquidated or unliquidated, matured or un-matured, disputed or undisputed, contractual, legal or equitable;
(ee)
“Closing” means the closing of the purchase and sale herein provided for;

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(ff)
“Closing Date” means the later of:
(i)
December 2, 2024;
(ii)
the fifth (5th) Business Day following receipt of both of the Regulatory Approvals; and
(iii)
[Redacted: Reference to extension of Closing Date if the circumstances in section 3.3(b), which is also redacted, apply]

or such other date as the Parties may agree upon in writing;

(gg)
“Closing Place” means the offices of Norton Rose Fulbright Canada LLP in Calgary Alberta, or such other place as may be agreed upon in writing by the Parties;
(hh)
“Closing Time” means 6:30 a.m., Calgary time, on the Closing Date or such other time as may be agreed upon in writing by the Parties;
(ii)
“Commissioner” means the Commissioner of Competition appointed under Section 7(1) of the Competition Act or any Person authorized to exercise the powers and perform the duties of the Commissioner of Competition;
(jj)
“Competition Act” means the Competition Act (Canada);
(kk)
“Competition Act Clearance” means the occurrence of one or more of the following in respect of the Transaction:
(i)
the Commissioner shall have issued an advance ruling certificate pursuant to Section 102 of the Competition Act; or
(ii)
both:
(A)
the Parties have given notice required pursuant to Part IX of the Competition Act with respect to the Transaction and the relevant waiting period under Section 123 of the Competition Act shall have expired or been terminated or the obligation to give the requisite notice pursuant to Part IX of the Competition Act shall have been waived by the Commissioner under Subsection 113(c) of the Competition Act; and
(B)
unless such requirement is waived in writing by Ovintiv, acting reasonably, the Commissioner shall have advised the Parties in writing that he does not, at that time, intend to make an application under Section 92 of the Competition Act;
(ll)
“Confidentiality Agreements” means the Ovintiv Confidentiality Agreement and the Paramount Confidentiality Agreement;
(mm)
“Consequential Damages” means any:

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(i)
consequential, incidental, special, exemplary, or indirect losses, damages or costs; or
(ii)
deferred profits or revenues, loss of business opportunity, lost profits, losses based on loss of use or other business interruption losses and damages;

in each case whether based on contract, tort, strict liability or otherwise and whether or not arising from a Party’s sole, joint or concurrent negligence, strict liability or other fault;

(nn)
“Contamination” means the presence of any Hazardous Substance in concentrations or amounts in violation of Applicable Environmental Laws. If Contamination is present in soil, surface water or groundwater, then the soil, surface water or groundwater, as applicable, containing such Contamination shall also be deemed to be Contamination;
(oo)
“Corrective Action” has the meaning ascribed to that term in section 4.3(e);
(pp)
“Data Room Materials” means the Paramount Data Room Materials or the Ovintiv Data Room Materials, as applicable;
(qq)
“Deficient Pipeline Records” has the meaning ascribed to that term in section 4.6(a) or 4.6(b), as applicable;
(rr)
“Deposit” has the meaning ascribed thereto in section 2.2;
(ss)
“Deposit Escrow Agreement” means the escrow agreement dated the date of this Agreement among Paramount, Ovintiv and the Escrow Agent governing the holding and release of the Deposit by the Escrow Agent;
(tt)
[Redacted: Definition used in section 12.1, which is also redacted]
(uu)
“Directive 067” means AER’s Directive 067 (Eligibility Requirements for Acquiring and Holding Energy Licences and Approvals) released by the AER on March 15, 2024, as may be amended, supplemented or replaced from time to time;
(vv)
“Directive 088” means AER’s Directive 088 (Licensee Life-Cycle Management) released by the AER on April 9, 2024, as may be amended, supplemented or replaced from time to time;
(ww)
“Disclosing Party” has the meaning ascribed thereto in section 11.1(c);
(xx)
“Electronic Signatures” has the meaning ascribed thereto in section 4.3(h);
(yy)
[Redacted: Definition used in section 12.1, which is also redacted]
(zz)
“Employee Plans” has the meaning ascribed thereto in section 5.1(aa)(vii);
(aaa)
“Environment” means the components of the earth, alone or in combination, and includes ambient air, land, surface and sub-surface strata, groundwater (including aquifers), surface water (including lakes, rivers and streams) and marine

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environments, organic and inorganic matter and living organisms, and “Environmental” means relating to or in respect of the Environment;
(bbb)
“Environmental Liabilities” means all past, present and future Claims and Losses and Liabilities, whether under Applicable Environmental Laws, common law, in equity or otherwise, which arose or arise in connection with or result from any damage to or Contamination of the Environment and affect, are related to or are caused by the Lands or the Assets, whether such Claims and Losses and Liabilities arose or arise in connection with the prior, current or future ownership thereof or operations or activities conducted previously, on or after the date hereof in connection therewith, thereon or thereunder, including Claims and Losses and Liabilities related to or arising from:
(i)
the manufacture, construction, processing, distribution, use, holding, collection, accumulation, generation, treatment, recycling, stabilization, handling, transportation, storage, sequestration or disposal of any Hazardous Substances or Petroleum Substances to, from, on, under, within or in connection with the Lands or the Assets;
(ii)
any seismic programs conducted on or in respect of the Lands;
(iii)
the Release of any Hazardous Substance or Petroleum Substances to, from, on, under, within or in connection with the Lands or the Assets;
(iv)
removal, assessment, monitoring, sampling, response, abatement, clean-up, investigation and reporting of pollution or Contamination of or other adverse effects on or problems with the Environment arising from or related to the Lands or the Assets;
(v)
actual or alleged non-compliance with, and violations of, past, present or future Applicable Environmental Laws;
(vi)
Abandonment and Reclamation Obligations;
(vii)
obligations to take, and actions taken, to prevent or rectify damage to the Environment caused by or arising from the Lands or the Assets or otherwise protect, conserve, reclaim, remediate, rectify or restore the Environment as required by Applicable Environmental Laws;
(viii)
any other pollution or Contamination of the Environment caused by or arising from the Lands or the Assets; and
(ix)
Claims and Losses and Liabilities of Third Parties as a result of the occurrences in paragraphs (i) to (viii) of this subsection,

regardless of when, where or how such Claims and Losses and Liabilities and obligations arose or arise;

(ccc)
“ES Conveyance Documents” has the meaning ascribed thereto in section 4.3(h);
(ddd)
“Escrow Agent” means Norton Rose Fulbright Canada LLP;

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(eee)
“Excise Tax Act” means the Excise Tax Act (Canada);
(fff)
“Excluded Assets” means:
(i)
letters of credit, guarantees, bonds, deposits, advances, pre-paid amounts or other money, security or financial assurances deposited with operators, Governmental Authorities, midstream service providers or other Persons by the Vendor or any of its Affiliates to secure obligations or as prepayments of costs or Losses and Liabilities, including as set out in Schedule “I1” in the case of the Paramount Assets and Schedule “I2” in the case of the Ovintiv Assets;
(ii)
all insurance policies and, subject to section 8.13, insurance proceeds and rights to insurance proceeds;
(iii)
items used, consumed or otherwise disposed of either in the ordinary course of the business of the Vendor or its Affiliates prior to Closing or with Purchaser’s prior written consent, and all inventory excluding the critical spares described in Schedule “B1” under the heading “Critical Spares”;
(iv)
emission offsets, performance credits, or other similar statutory or regulatory instruments that Vendor has or would have had the right to obtain, claim, create, verify, monetize or serialize prior to the Adjustment Date, whether or not they have been obtained, claimed, created, verified, monetized or serialized or otherwise realized by Vendor, arising from Vendor’s interest in, ownership of, or operation of the Assets prior to the Adjustment Date;
(v)
interpretations, forecasts, analyses, evaluations and estimates;
(vi)
legal opinions, except title opinions in respect of the Assets;
(vii)
documents prepared by or on behalf of the Vendor or any of its Affiliates in contemplation of litigation or this Transaction and any other related documents within the possession of the Vendor or any of its Affiliates which are subject to: (A) solicitor-client privilege under the laws of the Province of Alberta or any other jurisdiction; or (B) confidentiality provisions or other restrictions on access;
(viii)
the Vendor’s and its Affiliates’ proprietary technology and any other technology which the Vendor or its Affiliates is authorized to use;
(ix)
all futures, swaps, options and other financial derivatives to which the Vendor or any of its Affiliates is party;
(x)
master or other road use agreements and similar arrangements that relate to roads serving properties of the Vendor in addition to the Assets, or which are otherwise not assignable;
(xi)
any proprietary policies, manuals and other confidential business or technical information not used exclusively in the operation of the Assets;

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(xii)
Vendor’s corporate level emergency response plans and ancillary documentation thereto;
(xiii)
unless otherwise agreed to by Paramount and Ovintiv, Vendor’s supply and procurement agreements, including any and all drilling or completion contracts, (provided, for clarity, that to the extent drilling or completion operations are conducted on the Paramount Lands during the Interim Period, Ovintiv will be obligated to bear the cost of such operations pursuant to section 7.1(a)(xiii));
(xiv)
any segment of a pipeline outside the Lands notwithstanding such pipeline may be connected to a pipeline or facility within the Lands, other than as expressly provided in Schedule “B1” and “B2” under the heading “Pipelines”;
(xv)
custom software applications and related integrations;
(xvi)
tax and financial records and information, including tax returns and filings and related work papers and similar information, and accounting information;
(xvii)
files, documents, reports, data, software and intellectual property owned or licensed by Third Parties with restrictions that prohibit their deliverability or disclosure to Purchaser;
(xviii)
all vehicles, other than those contemplated by clause (iii) of the definition of “Tangibles”;
(xix)
with respect to those Production Contracts which are denoted as “Partial Assignment” in the “Notes” column of Schedule “B1”, Paramount’s right, title, estate and interest in such Production Contracts relating to fractionation or transportation capacity other than the “Firm Volume” of fractionation or transportation capacity indicated in Schedule “B1” with respect to such Production Contracts; and
(xx)
the assets, property and interests described in Schedule “I1” in the case of the Paramount Assets and Schedule “I2” in the case of the Ovintiv Assets;
(ggg)
“Expired/Expiring Dispositions” means the Surface Rights identified in Schedule “B1” that are either expired as of the date hereof, or that will expire prior to April 1, 2025;
(hhh)
“EY” has the meaning ascribed thereto in section 13.1(a);
(iii)
“Facilities” means the Paramount Facilities where Paramount is the Vendor and the Ovintiv Facilities where Ovintiv is the Vendor, as applicable;
(jjj)
“Final Statement of Adjustments” has the meaning ascribed to that term in section 7.1(d);

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(kkk)
“Financing Sources Related Parties” has the meaning ascribed to that term in section 13.4(a);
(lll)
“Financing Sources Action” has the meaning ascribed to that term in section 13.4(a);
(mmm)
“Disclosing Party” has the meaning ascribed thereto in section 11.1(c);
(nnn)
“Fox Drilling” means the Fox Drilling Limited Partnership;
(ooo)
“Fundamental Representations and Warranties” means the Paramount Fundamental Representations and Warranties and the Ovintiv Fundamental Representations and Warranties, as applicable;
(ppp)
“General Conveyance” means the form of general conveyance attached hereto as Schedule “E”;
(qqq)
“Governmental Authority” means any government, whether federal, provincial, state, territorial, local, regional, municipal, or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government having jurisdiction over the Assets, the Parties or the Transaction, including the AER and BCER;
(rrr)
“Grande Prairie Assets” means all of the Paramount Assets other than the Zama Assets;
(sss)
“GST” means the goods and services tax levied under the Excise Tax Act and the regulations thereto, and under any successor or parallel federal or provincial legislation that imposes a tax on the recipient of goods and services, in each case as amended from time to time;
(ttt)
“Hazardous Substance” means any material, substance, chemical, compound, contaminant, pollutant, dangerous substance, corrosive substance, deleterious substance, noxious substance, toxic substance, hazardous substance, hazardous waste, waste, flammable or explosive material, radioactive material, or any other solid, liquid, gas, vapour, odour, heat, sound, vibration, radiation, or combination of any of them, now or in the future prohibited, regulated or controlled under or pursuant to Applicable Environmental Laws, including oilfield or other wastes, carbon dioxide and produced water;
(uuu)
“Identified Defect” has the meaning ascribed to that term in section 8.9(b);
(vvv)
“Identified ROFRs” the Right of First Refusal set out in Schedule “C1” under the heading “ROFRs” in the case of the Paramount Assets and Schedule “C2” under the heading “ROFRs” in the case of the Ovintiv Assets;

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(www)
“IFRS Rules” means the international financial reporting standard rules adopted and applied by the Chartered Professional Accountants of Canada at the relevant time;
(xxx)
“Income Tax Act” means the Income Tax Act (Canada);
(yyy)
“Indemnitee” has the meaning ascribed to it in section 6.7;
(zzz)
“Indemnitor” has the meaning ascribed to it in section 6.7;
(aaaa)
“Independent Accounting Firm” means a nationally recognized accounting firm that does not act for either Party and which is acceptable to both Parties, acting reasonably;
(bbbb)
“Interim Period” means the period from the Adjustment Date to the Closing Date;
(cccc)
“Interim Statement of Adjustments” has the meaning ascribed to that term in subsection 7.1(b);
(dddd)
“Investment Canada Act” means the Investment Canada Act (Canada);
(eeee)
“Investment Canada Act Approval” means Ovintiv has received notification from the responsible Minister under the Investment Canada Act that such Minister is satisfied or is deemed to be satisfied that the acquisition of the Paramount Assets by Ovintiv is likely to be of net benefit to Canada;
(ffff)
“Lands” means the Paramount Lands where Paramount is the Vendor and the Ovintiv Lands where Ovintiv is the Vendor, as applicable;
(gggg)
“Leased Substances” means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under the Title and Operating Documents (but only to the extent that the Title and Operating Documents pertain to the Lands);
(hhhh)
“Leases” means the Paramount Leases where Paramount is the Vendor and the Ovintiv Leases where Ovintiv is the Vendor, as applicable;
(iiii)
“Losses and Liabilities” means:
(i)
in respect of a Person and in relation to a matter, any and all losses, damages, costs, expenses, and charges (including all penalties, interest, charges, assessments and fines) which such Person suffers, sustains, pays or incurs in connection with such matter and includes Taxes, reasonable costs of legal counsel (on a solicitor and client basis) and other professional advisors and consultants and reasonable costs of investigating and defending Claims arising from the matter, regardless of whether such Claims are sustained; and
(ii)
any and all liabilities and obligations (whether under common law, in equity, under Applicable Law or otherwise), whether tortious, contractual, vicarious, statutory or otherwise, whether absolute or contingent and whether based on fault, strict liability or otherwise;

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(jjjj)
“Material Adverse Effect” means, in relation to a specified fact, circumstance or event or any combination thereof, that the fact, circumstance or event or combination thereof has or is reasonably expected to have a material adverse effect on the value of the Grande Prairie Assets, considered as a whole, but excluding any such effect or effects:
(i)
that result from conditions affecting the Western Canadian oil and gas industry as a whole;
(ii)
that result from general economic, financial, capital, credit, banking, currency exchange, securities or commodity market conditions or changes in Canada or elsewhere;
(iii)
that result from any change in global, national or regional political conditions, acts of war, civil unrest or similar events or any escalation or worsening thereof;
(iv)
that result from declines in the production of Petroleum Substances or changes in the quantity, quality or rate of production of Petroleum Substances or the quantity of reserves of Petroleum Substances from the Lands or lands pooled or unitized therewith;
(v)
that have been disclosed in the Paramount Data Room Materials or in any of the Schedules;
(vi)
that result from changes in the market price of any Petroleum Substance;
(vii)
that result from changes or proposed changes in Applicable Law;
(viii)
that result from changes or proposed changes in accounting principles;
(ix)
that result from the announcement, execution or performance of this Agreement, or are consented or agreed to by Ovintiv; and
(x)
that result from any action or inaction of Paramount with the prior written consent of Ovintiv hereunder or otherwise as required, permitted or contemplated by this Agreement;

provided, however, that, with respect to paragraphs (i) and (vii), such fact, circumstance or event does not primarily relate only to, or have a materially disproportionate effect on, the Grande Prairie Assets, taken as a whole, relative to comparable assets in the oil and gas industry in Western Canada, in which case such fact, circumstance or event shall be taken into account in determining whether a “Material Adverse Effect” has occurred only to the extent such malter has a materially disproportionate effect on the Grande Prairie Assets, taken as a whole, when compared to other comparable properties in the oil and gas industry in Western Canada;

(kkkk)
“McDaniel” has the meaning ascribed thereto in section 13.2(a);
(llll)
[Redacted: Definition used in section 8.3, which is also redacted]

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(mmmm)
“Miscellaneous Interests” means, subject to exclusion of the Excluded Assets, the Vendor’s entire right, title, estate and interest in and to (A) the Wells, and (B) all property, assets, interests and rights pertaining to the Lands, the Petroleum and Natural Gas Rights, the Wells and the Tangibles, or any of them, but only to the extent that such property, assets, interests and rights pertain to the Lands, the Petroleum and Natural Gas Rights, the Wells and the Tangibles, or any of them, including any and all of the following:
(i)
the Title and Operating Documents and all other contracts and agreements relating directly to the Lands, the Petroleum and Natural Gas Rights, the Wells and the Tangibles, or any of them;
(ii)
the Books and Records;
(iii)
the Surface Rights;
(iv)
the agreements for utility services provided by a Third Party for the Assets or any of them, including power and water services;
(v)
the Purchased Seismic Data;
(vi)
all subsisting rights to carry out operations relating to the Lands, the Wells or the Tangibles, including all Permits relating to the Wells and the Tangibles; and
(vii)
the wellbores and any and all casing, valves, fittings and equipment pertaining to the Wells;
(nnnn)
“MSA” has the meaning ascribed thereto in section 8.11(a);
(oooo)
“No Entry Dispositions” means the Expired/Expiring Dispositions for which no operations have been undertaken;
(pppp)
“Objection Date” has the meaning ascribed to that term in subsection 7.1(e);
(qqqq)
“Obligations” has the meaning ascribed to that term in subsection 14.1(a);
(rrrr)
“Officer’s Certificates” means a written certification of a matter or matters of fact which, if required, shall be executed by a senior officer of a Party on behalf of such Party and not in any personal capacity, which such certification is substantially in the form of Paramount Officer’s Certificate and the form of Ovintiv Officer’s Certificate attached as Schedule “F”;
(ssss)
“Operating Statements” has the meaning ascribed thereto in section 13.1(a);
(tttt)
“Outside Date” means April 30, 2025 or such other date as may be agreed upon in writing by the Parties, provided however that:
(i)
if either of the Regulatory Approvals have not been granted by the date that is four (4) Business Days before the Outside Date (as it is then), then either Party may elect by notice in writing delivered at least two (2) Business Days prior to the Outside Date (as it then is) to extend the Outside Date by one

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or more periods of not less than ten (10) Business Days each, provided that the Party so extending the Outside Date reasonably believes that such outstanding Regulatory Approval, as applicable, is capable of being obtained prior to the Outside Date as so extended; and
(ii)
if the condition set forth in section 3.1(c) or 3.1(i) is not, or will not be, satisfied solely as a result of the failure of the representations and warranties in 5.1(b) to be true and correct, as at a date that is four (4) Business Days before the Outside Date (as it is then), then either Party may elect by notice in writing delivered at least two (2) Business Days prior to the Outside Date (as it then is) to extend the Outside Date by one or more periods of not less than ten (10) Business Days each;

and provided further that, such extensions of the Outside Date made pursuant to the foregoing paragraphs (i) and/or (ii) may not exceed ninety (90) days in the aggregate.

(uuuu)
“Ovintiv Assets” means the Ovintiv Petroleum and Natural Gas Rights, the related Tangibles and Miscellaneous Interests and the Unidentified Ovintiv Assets, but excluding in all cases the Excluded Assets;
(vvvv)
“Ovintiv Assets Purchase Price” has the meaning ascribed to that term in section 2.3(a)(ii);
(wwww)
“Ovintiv Audits” means those audits that are being conducted, or can be conducted, under the Title and Operating Documents in respect of the:
(i)
Ovintiv Assets to the extent any such audit relates solely to matters prior to the Adjustment Date;
(ii)
Paramount Assets to the extent any such audit relates solely to matters after the Adjustment Date; and
(iii)
the Paramount Assets to the extent any such audit relates to matters both prior to and following the Adjustment Date.
(xxxx)
“Ovintiv Confidentiality Agreement” means the confidentiality agreement between Paramount and Ovintiv dated [Redacted];
(yyyy)
“Ovintiv Data Room Materials” means the materials disclosed or made available to Paramount or its Representatives by or on behalf of Ovintiv on or before October 16, 2024 in the virtual data room (established by Ovintiv), together with the materials disclosed in such virtual data room following such date (but prior to the date of this Agreement) identified in Schedule “L2”;
(zzzz)
“Ovintiv Deficiency Notice” has the meaning ascribed to that term in section 4.6(a);
(aaaaa)
“Ovintiv Facilities” means: (i) all facilities, pipelines and equipment within the Ovintiv White Map Areas, including those set out in Schedule “B2” under the headings “Facilities”, “Pipelines” and “Equipment”; and (ii) the specific additional facilities, pipelines and equipment located outside the Ovintiv White Map Areas set

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out in Schedule “B2” under the headings “Facilities”, “Pipelines” and “Equipment”, in each case whether abandoned, un-reclaimed or fully or partially reclaimed;
(bbbbb)
“Ovintiv Financing Agreement” has the meaning ascribed to that term in section 13.4(a);
(ccccc)
“Ovintiv Fundamental Representations and Warranties” means the representations and warranties set forth in sections 5.2(a) to 5.2(h);
(ddddd)
“Ovintiv Group” means Ovintiv and Ovintiv Parent;
(eeeee)
“Ovintiv Lands” means: (A) all lands within the Ovintiv White Map Areas, including the lands set forth and described in Schedule “A2”; and (B) the specific additional lands located outside the Ovintiv White Map Areas described in Schedule “A2”, in each case together with any lands pooled or unitized therewith;
(fffff)
“Ovintiv Leases” means the leases, licenses, grants, permits and similar documents of title, including as set out in Schedule “A2”, by virtue of which the holder thereof is entitled to drill for, explore for, extract, win, take, save and market Petroleum Substances within, upon or under the Ovintiv Lands, and includes all renewals and extensions thereof, but only to the extent they pertain to the Ovintiv Lands;
(ggggg)
“Ovintiv LTA” means the BCER form of license transfer application to be submitted in respect of the Ovintiv Well and Facility Licences;
(hhhhh)
“Ovintiv Petroleum and Natural Gas Rights” means Ovintiv’s entire right, title, estate and interest (whether absolute or contingent, legal or beneficial, vested or not and whether or not an “interest in land”) to drill for, explore for, extract, win, take, produce, save and market Petroleum Substances within, upon or under: (i) the Ovintiv Lands within the Ovintiv White Map Areas, including as set forth and described in Schedule “A2”; and (ii) the specific additional Ovintiv Lands located outside the Ovintiv White Map Areas, as set forth and described in in Schedule “A2”, but in each case only to the extent those rights are granted under the Ovintiv Leases, including working interests, royalty interests, net profit interests, fee simple interests and other similar interests;
(iiiii)
“Ovintiv Taxes” means (i) any Taxes attributable to the ownership, use, operation or development of the Ovintiv Assets for any tax period or portion thereof prior to the Closing Date; (ii) any income Taxes of Ovintiv resulting from the disposition of the Ovintiv Assets; but (iii) excluding any GST or other amount described in section 2.6(e) (including interest and penalties) in respect of the sale of the Ovintiv Assets that is assessed against Ovintiv and/or Paramount;
(jjjjj)
“Ovintiv Well and Facility Licences” means those Permits held by Ovintiv relating to the Ovintiv Wells and Ovintiv Facilities over which the BCER has jurisdiction;
(kkkkk)
“Ovintiv Wells” means: (i) all wells located on the Ovintiv Lands within the Ovintiv White Map Areas, including the wells described in Schedule “B2,” and (ii) the specific additional wells located outside the Ovintiv White Map Areas set out in Schedule “B2”, in each case whether producing, suspended, standing, capped,

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plugged or unplugged, shut-in, abandoned (whether un-reclaimed, or fully or partially reclaimed), source, disposal, injection or other wells;
(lllll)
“Ovintiv White Map Areas” means the white map areas (and, for greater certainty, all lands within those areas) outlined within solid red lines on the map attached hereto as Schedule “J2”;
(mmmmm)
“Paramount Assets” means the Paramount Petroleum and Natural Gas Rights, the related Tangibles and Miscellaneous Interests and the Unidentified Paramount Assets, but excluding in all cases the Excluded Assets;
(nnnnn)
“Paramount Audits” means those audits that are being conducted, or can be conducted, under the Title and Operating Documents in respect of the:
(i)
Paramount Assets to the extent any such audit relates solely to matters prior to the Adjustment Date;
(ii)
Ovintiv Assets to the extent any such audit relates solely to matters after the Adjustment Date; and
(iii)
the Ovintiv Assets to the extent any such audit relates to matters both prior to and following the Adjustment Date;
(ooooo)
“Paramount Confidentiality Agreement” means the confidentiality agreement between Paramount and Ovintiv Parent dated [Redacted];
(ppppp)
“Paramount Data Room Materials” means the materials disclosed or made available to Ovintiv or its Representatives by or on behalf of Paramount on or before October 16, 2024 in the virtual data room (established by Paramount), together with the materials disclosed in such virtual data room following such date (but prior to the date of this Agreement) identified in Schedule “L1”;
(qqqqq)
“Paramount Facilities” means: (i) all facilities, pipelines and equipment within the Paramount White Map Areas, including those set out in Schedule “B1” under the headings “Facilities”, “Pipelines” and “Equipment”; and (ii) the specific additional facilities, pipelines and equipment located outside the Paramount White Map Areas set out in Schedule “B1” under the headings “Facilities”, “Pipelines” and “Equipment”, in each case whether abandoned, un-reclaimed or fully or partially reclaimed;
(rrrrr)
“Paramount Fundamental Representations and Warranties” means the representations and warranties set forth in sections 5.1(a) to 5.1(g);
(sssss)
“Paramount Lands” means: (A) all lands within the Paramount White Map Areas, including the lands set forth and described in Schedule “A1”; and (B) the specific additional lands located outside the Paramount White Map Areas described in in Schedule “A1”, in each case, together with any lands pooled or unitized therewith;
(ttttt)
“Paramount Leases” means the leases, licenses, grants, permits and similar documents of title, including as set out in Schedule “A1”, by virtue of which the holder thereof is entitled to drill for, explore for, extract, win, take, save and market

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Petroleum Substances within, upon or under the Paramount Lands, and includes all renewals and extensions thereof, but only to the extent they pertain to the Paramount Lands;
(uuuuu)
“Paramount Lender Security” means the following security registered by the Bank of Montreal, as Agent, at the Alberta Personal Property Registry: (i) Registration No. 92061200306, Security Agreement; (ii) Registration No. 92110207559, Land Charge; (iii) Registration No. 02062408915, Security Agreement; (iv) Registration No. 02062409145, Land Charge; (v) Registration No. 14122304635, Security Agreement; (vi) Registration No. 14122304686, Land Charge; (vii) Registration No. 16081537502, Land Charge; (viii) Registration No. 17062108899, Security Agreement; and (ix) Registration No. 17062108932, Land Charge;
(vvvvv)
“Paramount LTA” means the AER form of license transfer application(s) to be submitted in respect of the Paramount Well and Facility Licences;
(wwwww)
“Paramount Petroleum and Natural Gas Rights” means Paramount’s entire right, title, estate and interest (whether absolute or contingent, legal or beneficial, vested or not and whether or not an “interest in land”) to drill for, explore for, extract, win, take, produce, save and market Petroleum Substances within, upon or under: (i) the Paramount Lands within the Paramount White Map Areas, including as set forth and described in Schedule “A1”; and (ii) the specific additional Paramount Lands located outside the Paramount White Map Areas, as set forth and described in in Schedule “A1”, but in each case only to the extent those rights are granted under the Paramount Leases, including working interests, royalty interests, net profit interests, fee simple interests and other similar interests;
(xxxxx)
“Paramount Taxes” means (i) any Taxes attributable to the ownership, use, operation or development of the Paramount Assets for any tax period or portion thereof prior to the Closing Date; (ii) any income Taxes of Paramount resulting from the disposition of the Paramount Assets; but (iii) excluding any GST or other amount described in section 2.6(a) (including interest and penalties) in respect of the sale of the Paramount Assets that is assessed against Ovintiv and/or Paramount;
(yyyyy)
“Paramount Well and Facility Licences” means those Permits held by Paramount relating to the Paramount Wells and Paramount Facilities over which the AER has jurisdiction;
(zzzzz)
“Paramount Wells” means: (i) all wells located on the Paramount Lands within the Paramount White Map Areas, including the wells described in Schedule “B1”; and (ii) the specific additional wells located outside the Paramount White Map Areas set out in Schedule “B1”, in each case whether producing, suspended, standing, capped, plugged or unplugged, shut-in, abandoned (whether un-reclaimed, or fully or partially reclaimed), source, disposal, injection or other wells;
(aaaaaa)
“Paramount White Map Areas” means the white map areas (and, for greater certainty, all lands within those areas) outlined within the dotted purple lines on the map attached hereto as Schedule “J1”;

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(bbbbbb)
“Partner Seismic Data” means any Seismic Data associated with the Lands which the Vendor owns jointly with one or more Third Parties;
(cccccc)
“Party” means a party to this Agreement;
(dddddd)
“Permit” means any permit, grant, license, franchise, approval or authorization issued or granted by a Governmental Authority or otherwise under Applicable Law;
(eeeeee)
“Permitted Encumbrances” means:
(i)
liens for taxes, assessments and governmental charges which are not due or delinquent, or the validity of which is being diligently contested in good faith by or on behalf of Vendor (to the extent that details of such contestation are described in Schedule “B1” in the case of Paramount or Schedule “B2” in the case of Ovintiv, under the heading “Permitted Encumbrances”);
(ii)
liens incurred or created in the ordinary course of business to a public utility, municipality or Governmental Authority in connection with development or operations pertaining to the Assets the costs in respect of which are not due or delinquent, or the validity of which is being diligently contested in good faith by or on behalf of Vendor (to the extent that details of such contestation are described in Schedule “B1” in the case of Paramount or Schedule “B2” in the case of Ovintiv, under the heading “Permitted Encumbrances”);
(iii)
liens incurred or created in the ordinary course of business as security in favour of the Person who is conducting the development or operation of the property to which such liens relate for Vendor’s proportionate share of the costs and expenses of such development or operation and for which payment is not due or delinquent, or the validity of which is being diligently contested in good faith by or on behalf of Vendor (to the extent that details of such contestation are as described in Schedule “B1” in the case of Paramount or Schedule “B2” in the case of Ovintiv, under the heading “Permitted Encumbrances”);
(iv)
mechanics’, builders’ and materialmen’s liens in respect of services rendered or goods supplied for which payment is not due or delinquent, or the validity of which is being diligently contested in good faith by or on behalf of Vendor (to the extent that details of such contestation are described in Schedule “B1” in the case of Paramount or Schedule “B2” in the case of Ovintiv, under the heading “Permitted Encumbrances”);
(v)
easements, rights of way, servitudes and other similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables, provided that such easements, rights of way, servitudes or other similar rights in land would not have a Material Adverse Effect;

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(vi)
the rights reserved to or vested in any Governmental Authority by the terms of any Lease, Permit or by any Applicable Law, to terminate any such Lease or Permit or to require annual or other periodic payments as a condition of the continuance thereof;
(vii)
all Applicable Laws, and all rights of general application reserved to or vested in any Governmental Authority to regulate the Assets in any manner, including requirements and limitations as to production rates or operations, or to levy taxes on Petroleum Substances or any of them or the income therefrom;
(viii)
statutory exceptions to title, and the reservations, limitations, provisos and conditions in any original grants or transfers from the Crown of any of the mines and minerals within, upon or under the Lands;
(ix)
any security held by any Third Party encumbering the Vendor’s interest in and to the Assets or any part or portion thereof, in respect of which the Vendor delivers to the Purchaser at or prior to Closing, a release and discharge or no interest letter in a form and substance acceptable to the Purchaser acting reasonably;
(x)
the Production Contracts;
(xi)
all royalty burdens, liens, adverse Claims, penalties, reductions in interests and other encumbrances set out in Schedule “A1” in the case of the Paramount Assets and in Schedule “A2” in the case of the Ovintiv Assets;
(xii)
the terms and conditions of all Title and Operating Documents, provided that any encumbrance constituting a royalty (other than any Crown royalties), net profits interest, carried interest, production penalty, or reduction in interest created under or pursuant to any such Title and Operating Documents will only be a Permitted Encumbrance under this paragraph (xii) if it also satisfies another provision of this definition of “Permitted Encumbrances”;
(xiii)
trust obligations incurred in the ordinary course of business;
(xiv)
all Rights of First Refusal; and
(xv)
subject to section 5.5, any other circumstance, matter or thing disclosed in the Data Room Materials or in any Schedule;
(ffffff)
“Person” means any individual (or group of individuals), corporation, limited or unlimited liability company, partnership (limited or general), trust, trustee, executor or similar official, Governmental Authority or other legal entity;
(gggggg)
“Petroleum and Natural Gas Rights” means the Paramount Petroleum and Natural Gas Rights where Paramount is the Vendor and the Ovintiv Petroleum and Natural Gas Rights where Ovintiv is the Vendor, as applicable;

1394-4822-6578.1

(hhhhhh)
“Petroleum Substances” means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, condensate, natural gas liquids, coal bed methane, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including sulphur and lithium;
(iiiiii)
“Pipeline Records” has the meaning ascribed to that term in section 4.6(a);
(jjjjjj)
“Pipeline Regulations” has the meaning ascribed to that term in section 4.6(a);
(kkkkkk)
“Prime Rate” means an annual rate of interest equal to the annual rate of interest announced from time to time by the main Calgary branch of the Bank of Montreal as the reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada, provided that for purposes of this Agreement such rate shall be determined on the last day of each month and applied to the next succeeding month;
(llllll)
“Production Contracts” means:
(i)
those transportation, processing and disposal agreements set out in Schedule “B1” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Paramount Assets and in Schedule “B2” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Ovintiv Assets;
(ii)
the Vendor’s entitlements and obligations respecting the designated volumes of transportation, processing, fractionation or disposal capacity under those agreements set out in Schedule “B1” under the heading “Midstream, Transportation and Processing Agreements – Assigned Capacity” in the case of the Paramount Assets and in Schedule “B2” under the heading “Midstream, Transportation and Processing Agreements – Assigned Capacity” in the case of the Ovintiv Assets;
(iii)
gas purchase and other marketing contracts pertaining to the Leased Substances or any of them, including as set out in Schedule “B1” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Paramount Assets and in Schedule “B2” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Ovintiv Assets;
(iv)
gas balancing or similar agreements pertaining to the Leased Substances or any of them, including as set out in Schedule “B1” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Paramount Assets and in Schedule “B2” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Ovintiv Assets; and
(v)
agreements to provide transportation, processing or disposal capacity or service to any Third Party using the Wells, the Tangibles or any of them,

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including as set out in Schedule “B1” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Paramount Assets and in Schedule “B2” under the heading “Midstream, Transportation and Processing Agreements – Assigned Agreements” in the case of the Ovintiv Assets;
(mmmmmm)
“Purchased Seismic Data” means the Vendor’s entire right, title, estate and interest in and to: (i) any Seismic Data associated with the Lands which is owned 100% by the Vendor; and (ii) any Partner Seismic Data which is deemed to be Purchased Seismic Data pursuant to section 8.15;
(nnnnnn)
“Purchaser” means Ovintiv with respect to the Paramount Assets and Paramount with respect to the Ovintiv Assets;
(oooooo)
“Receiving Party” has the meaning ascribed thereto in section 11.1(c);
(pppppp)
“Regulatory Approvals” means the Competition Act Clearance and the Investment Canada Act Approval;
(qqqqqq)
“Release” has the meaning prescribed in any Applicable Environmental Laws and includes, without limitation, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, or leaching;
(rrrrrr)
“Renewed/Replaced Dispositions” has the meaning ascribed thereto in section 8.6(a)(i);
(ssssss)
“Representatives” means, with respect to any Party, its Affiliates, and the respective directors, officers, and employees of that Party and its Affiliates;
(tttttt)
“Restricted Licence” has the meaning ascribed to that term in section 4.3(e);
(uuuuuu)
“Restricted Wells” means the following Paramount Wells:
(i)
[Redacted: Well identifiers]
(vvvvvv)
“ROFR” or “Right of First Refusal” means a right of first refusal, right of first offer, pre-emptive right of purchase or similar right whereby any Third Party or Affiliate of the Vendor has the right to acquire or purchase any of the Assets as a consequence of the Parties entering into this Agreement or the Transaction;
(wwwwww)
“ROFR Allocation” has the meaning ascribed thereto in section 10.1(a);
(xxxxxx)
“ROFR Holder” has the meaning ascribed thereto in section 10.1(b);
(yyyyyy)
“SEC” means the U.S. Securities and Exchange Commission;
(zzzzzz)
“Seismic Data” means the information that comes from a physical experiment where elastic energy is propagated through the earth and recorded at or near the surface and includes Vertical Seismic Profiles (VSP’s). Seismic Data includes the spatially-defined time series and any mathematical transformation,

1394-4822-6578.1

including processing of that time series in digital or analog form, together with descriptions of the experimental parameters and apparatus;
(aaaaaaa)
“Seismic License” means a license granting Vendor a perpetual, non-exclusive, royalty free license to use the Purchased Seismic Data in the form attached as Schedule “D”;
(bbbbbbb)
“Specific Conveyances” means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable to convey, assign and transfer the interest of the Vendor in and to the Assets to the Purchaser and to novate the Purchaser in the place and stead of the Vendor with respect to the Assets;
(ccccccc)
“Statutory Plans” means all statutory benefit plans which Paramount or any subsidiary is required to participate in or comply with, including the Canada and Quebec Pension Plans and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation;
(ddddddd)
“Surface Rights” means all rights of the Vendor to use the surface of land in connection with the Lands or the Assets, including as set forth in Schedule “B1” under the heading “Surface Rights” in the case of the Paramount Assets and in Schedule “B2” under the heading “Surface Rights” in the case of the Ovintiv Assets;
(eeeeeee)
“Take or Pay Obligations” means obligations to (i) sell or deliver Petroleum Substances or any of them without being entitled in due course to receive and retain full payment for such Petroleum Substances; or (ii) use pipeline or processing capacity with minimum volume commitments where any shortfalls in deliveries or use are to be satisfied through payment obligations;
(fffffff)
“Tangibles” means, subject to the exclusion of the Excluded Assets, the Vendor’s entire right, title, estate and interest in and to:
(i)
the Facilities;
(ii)
all tangible property and assets (other than the Facilities) located on or appurtenant to the Lands and/or which were or are used, or intended exclusively for use, in connection with the Assets, including those that have been used or are or were useful or are used or intended for use in connection with production, gathering, dehydration, treatment, storage, compression, processing, measuring, making marketable, transportation, injection, removal, disposal or other operations relating to the Wells or the Petroleum and Natural Gas Rights or otherwise in connection with exploiting any Petroleum Substances from the Lands and includes any tangible downhole equipment, if any, relating to the Wells, all surplus equipment, materials and inventory located on the Lands or in warehouses or field offices used in connection with the Lands or Facilities, production equipment, fresh and produced water facilities, flowlines, pipeline connections, meters, dehydrators, motors, compressors, treaters, scrubbers, separators, pumps, tanks, boilers and communication

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equipment, and also including SCADA and other field management systems and measurement facilities, including wellhead data systems; and
(iii)
with respect to the Paramount Assets, all vehicles which are used by the Transferring Employees in the conduct of their employment (provided that the Parties acknowledge that, with respect to those vehicles which are leased, the transfer of such leased vehicles to Ovintiv shall be governed by the Transition Services Agreement);
(ggggggg)
“Taxes” means, with respect to any person or party, all national, federal, provincial, state, local or other taxes, including income taxes, branch taxes, profits taxes, capital gains taxes, gross receipts taxes, windfall profits taxes, royalties, value added taxes, ad valorem taxes, property taxes, capital taxes, net worth taxes, sales taxes, use taxes, license taxes, excise taxes, franchise taxes, environmental taxes, fuel or gas taxes, carbon or emission taxes, transfer taxes, withholding or similar taxes, payroll taxes, employment taxes, employer health taxes, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums and contributions, stamp taxes, occupation taxes, premium taxes, alternative or add-on minimum taxes, GST, customs duties or other taxes of any kind whatsoever imposed or charged by any Governmental Authority and any instalments in respect thereof, together with any interest, penalties, or additions with respect thereto and any interest in respect of such additions or penalties, and whether disputed or not, and “Tax” means any one of such Taxes;
(hhhhhhh)
“Third Party” means any Person other than Paramount, Ovintiv and any of their respective Affiliates;
(iiiiiii)
“Third Party Claim” has the meaning ascribed to it in section 6.7.
(jjjjjjj)
“Thirteenth Month Adjustment” means the accounting procedure performed annually by an operator of particular Wells or Tangibles or under the Production Contracts for the purpose of redistributing certain revenues and expenses, including operating expenses, processing fee revenues, excess capacity utilization fees and recoveries, royalties and gas cost allowances (or similar cost allowances);
(kkkkkkk)
“Title and Operating Documents” means, to the extent directly related to the Lands, the Petroleum and Natural Gas Rights, Wells and the Tangibles, or any of them: (i) the Leases; (ii) unit agreements, assignments, trust declarations, trust agreements, operating agreements, royalty agreements, overriding royalty agreements, participation agreements, farm-in and farmout agreements, sale and purchase agreements, asset exchange agreements, pooling agreements, common stream agreements, easements, surface leases, pipeline crossing agreements, and road use agreements; (iii) Production Contracts; (iv) agreements for construction, ownership and operation of the gas plants, gas gathering systems, pipelines and other facilities; (v) agreements for the contract operation by a Third Party of the Assets or any of them; (vi) Permits; (vii) other documents and agreements which relate to the Lands, the Petroleum and Natural Gas Rights, Wells or the Tangibles or the ownership, operation or exploitation thereof, including

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those set forth in Schedule “A” and Schedule “B”; (viii) agreements that create or relate to Surface Rights; and (ix) trust declarations pursuant to which Vendor holds interests in the Assets or lands pooled or unitized therewith in trust for other Persons or pursuant to which other persons hold interests in the Assets or lands pooled or unitized therewith in trust for Vendor;
(lllllll)
“Transaction” means the entering into of this Agreement and the purchase and sale of the Assets pursuant to this Agreement;
(mmmmmmm)
[Redacted: Definition used in section 12.1, which is also redacted]
(nnnnnnn)
“Transition Agreement” means the transition services agreement wherein the Vendor will provide certain services to Purchaser in respect of the Assets following Closing, in the form attached as hereto as Schedule “K”;
(ooooooo)
“Unidentified Ovintiv Assets” means the Ovintiv Lands, Ovintiv Facilities and Ovintiv Wells within the Ovintiv White Map Areas, and any Ovintiv Leases associated therewith, not specifically identified in Schedule “A2” or Schedule “B2” as of the date of this Agreement, but excluding all Excluded Assets;
(ppppppp)
“Unidentified Paramount Assets” means the Paramount Lands, Paramount Facilities and Paramount Wells within the Paramount White Map Areas, and any Paramount Leases associated therewith, that are not specifically identified in Schedule “A1” or Schedule “B1” as of the date of this Agreement, but excluding all Excluded Assets;
(qqqqqqq)
“US GAAP” means U.S. Generally Accepted Accounting Principles;
(rrrrrrr)
“Vendor” means Paramount with respect to the Paramount Assets and Ovintiv with respect to the Ovintiv Assets;
(sssssss)
“Well and Facility Licenses” means the Paramount Well and Facility Licenses where Paramount is the Vendor and the Ovintiv Well and Facility Licenses where Ovintiv is the Vendor, as applicable;
(ttttttt)
“Wells” means the Paramount Wells where Paramount is the Vendor and the Ovintiv Wells where Ovintiv is the Vendor, as applicable;
(uuuuuuu)
“Wire Transfer Instructions” means the wire transfer instructions in respect of Paramount as set out in Schedule “G”; and
(vvvvvvv)
“Zama Assets” means the Paramount Petroleum and Natural Gas Rights pertaining to the Paramount Lands within the Paramount White Map Area identified as “Zama” (and any other Paramount Lands pooled or unitized therewith), together with all related Tangibles and Miscellaneous Interests.

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1.2 Headings

The expressions “Article”, “section”, “subsection”, “clause”, “subclause”, “paragraph” and “Schedule” followed by a number or letter or combination thereof mean and refer to the specified article, section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

1.3 Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Included Words

The word “including” shall be construed for all purposes of this Agreement as “including, without limitation”.

1.5 Schedules

There are appended to this Agreement the following schedules pertaining to the following matters:

Schedules “A1” and “A2”	-	Lands and Petroleum and Natural Gas Rights
Schedules “B1” and “B2”	-	AFEs
	-	Facilities
	-	Pipelines
	-	Equipment
	-	Midstream, Transportation and Processing Agreements
	-	Wells
	-	Permitted Encumbrances
	-	Surface Rights
	-	Claims
	-	Environmental Matters
	-	Critical Spares
Schedules “C1” and “C2”		Rights of First Refusal Schedule
Schedule “D”		Seismic License
Schedule “E”		General Conveyance
Schedule “F”		Officer’s Certificates
Schedule “G”		Wire Transfer Instructions
Schedule “H”		Development Plan
Schedules “I1” and “I2”		Excluded Assets
Schedule “J1” and “J2”		White Map Areas
Schedule “K”		Transition Agreement
Schedule “L1” and “L2”		Data Room Materials

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Such schedules are incorporated herein by reference. Wherever any term or condition of such schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

1.6 Construction

This Agreement has been negotiated by each of Paramount and Ovintiv with the benefit of legal representation, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not apply to the construction or interpretation of this Agreement.

1.7 Monetary References

Any reference in this Agreement to a monetary amount, including the use of the term “Dollar” or the symbol “$”, shall mean the lawful currency of Canada.

1.8 Interpretation if Closing does not Occur

If Closing does not occur, each provision of this Agreement that presumes that the Purchaser has acquired the Assets hereunder will be construed as having been contingent upon Closing having occurred.

1.9 Miscellaneous Interpretation

Unless otherwise stated or the context otherwise necessarily requires, in this Agreement:

(a)
whenever the singular or masculine or neuter is used, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires;
(b)
“this Agreement”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Agreement as a whole (including Schedules) and not to any particular Article, section, subsection, clause or subclause on or other provision hereof;
(c)
a reference to any agreement or instrument, including this Agreement, is a reference to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time;
(d)
a reference to a statute means the statute as in force on the date hereof and the regulations made pursuant thereto on the date hereof;
(e)
unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of the period is not a Business Day; and
(f)
all documents executed and delivered pursuant to the provisions of this Agreement are subordinate to the provisions hereof and the provisions hereof shall govern and prevail in the event of a conflict.

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1.10 Knowledge or Awareness

In this Agreement, the stated knowledge, information, belief or awareness of a Party shall consist of the actual knowledge of the following individuals:

(a)
In the case of Paramount:

[Redacted]

In the case of Ovintiv:

[Redacted]

and does not include knowledge, information or belief and awareness of any other Person or any constructive or imputed knowledge and without any personal responsibility or liability whatsoever. A Party does not have any obligation to make inquiry of Third Parties or the files and records of any Third Party or Governmental Authority in connection with representations and warranties that are made to its knowledge, information, belief or awareness.

ARTICLE 2

PURCHASE AND SALE AND DEPOSIT

2.1 Purchase and Sale

Subject to and in accordance with the terms of this Agreement: (i) Paramount hereby agrees to sell, assign, transfer, convey and set over the Paramount Assets to Ovintiv and Ovintiv hereby agrees to purchase, assume and accept the Paramount Assets from Paramount; and (ii) as part of the Base Price payable for the Paramount Assets, Ovintiv hereby agrees to sell, assign, transfer, convey and set over the Ovintiv Assets to Paramount and Paramount hereby agrees to purchase, assume and accept the Ovintiv Assets from Ovintiv.

2.2 Deposit and Remedies for Failure to Close

(a)
Within one (1) Business Day following the execution and delivery of this Agreement, Ovintiv will pay to the Escrow Agent an amount equal to One Hundred Million Dollars ($100,000,000) (the “Deposit”) as a deposit against the payment of the Adjusted Purchase Price, to be held in accordance with the Deposit Escrow Agreement. The Parties agree to execute and deliver, in a timely manner, all directions contemplated by, and in accordance with, the Deposit Escrow Agreement and this Agreement. The Deposit shall be held in an interest bearing account by the Escrow Agent in accordance with the Deposit Escrow Agreement, and shall be dealt with as follows:
(i)
if Closing occurs, the Deposit and any interest earned thereon while on deposit with the Escrow Agent shall be released by the Escrow Agent to Paramount and applied to payment of the Adjusted Purchase Price as provided for in section 2.4(a);
(ii)
if any condition in section 3.2 is not satisfied due to one or more breaches of this Agreement by Ovintiv and such breaches are not capable of being cured on or prior to the Outside Date or are not cured before the Outside

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Date, Paramount shall be entitled to terminate this Agreement pursuant to section 3.4(c), in which event the Deposit (plus any interest actually earned thereon) shall be paid to Paramount as liquidated damages, representing the Parties’ genuine pre-estimate of the minimum quantum of damages that Paramount will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, and is not a penalty; or
(iii)
if Closing does not occur by the Outside Date for any reason or circumstance other than as specified in section 2.2(a)(ii), then the Deposit (plus any interest actually earned thereon) shall be forthwith paid to Ovintiv.
(b)
Forfeiture of the Deposit to Paramount shall be Paramount’s sole and exclusive remedy under Applicable Law or at law, in equity or otherwise in respect of Closing not occurring (and any breach of Ovintiv giving rise thereto), unless termination of this Agreement pursuant to section 3.4(c) is due to fraud or a deliberate breach by Ovintiv of this Agreement (including any deliberate act or omission of Ovintiv Parent or any Affiliate thereof that results in such breach), in which case:
(i)
such forfeiture shall be in addition to, and not in substitution for, any other rights and remedies to which Paramount may be entitled under Applicable Law or at law, in equity or otherwise (subject to section 6.5(d)); and
(ii)
section 6.5(c) shall not apply and Paramount shall be entitled to recover those Consequential Damages it and its Representatives suffer, sustain, pay or incur in connection therewith.
(c)
Ovintiv irrevocably waives any right it may have to raise as a defence that the forfeiture of the Deposit to Paramount under this section 2.2 is excessive, punitive or unenforceable as a penalty.
(d)
If any condition in section 3.1 is not satisfied due to one or more breaches of this Agreement by Paramount and such breaches are not capable of being cured on or prior to the Outside Date or are not cured before the Outside Date, then in the event Ovintiv terminates this Agreement pursuant to section 3.4(b):
(i)
section 2.2(a)(iii) shall apply;
(ii)
subject to section 6.5(c) and section 6.5(d), Ovintiv shall be entitled to seek any rights and remedies to which it may be entitled under Applicable Law or at law, in equity or otherwise (subject to section 6.5(d)); and
(iii)
section 6.5(c) shall not apply if the termination of this Agreement by Ovintiv pursuant to section 3.4(b) is due to fraud or a deliberate breach by Paramount of this Agreement and, without limiting the generality of the foregoing provisions of this section 2.2(d), Ovintiv shall be entitled to recover those Consequential Damages it and its Representatives suffer, sustain, pay or incur in connection therewith.

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(e)
Without limiting the generality of section 2.2(d), Paramount acknowledges and agrees that monetary damages would not alone be a sufficient remedy for a breach of this Agreement by Paramount and Ovintiv shall be entitled to injunctive relief to restrain any breach, actual or threatened, of the covenants or agreements of Paramount set forth in this Agreement or otherwise to obtain specific performance of this Agreement without the necessity of posting a bond or security in connection therewith.

2.3 Purchase Price

The aggregate consideration to be paid by Ovintiv to Paramount for the Paramount Assets (collectively, the “Adjusted Purchase Price”) shall be:

(a)
the “Base Price” of THREE BILLION THREE HUNDRED AND TWENTY FIVE MILLION AND TEN DOLLARS ($3,325,000,010), consisting of:
(i)
THREE BILLION THREE HUNDRED AND TWENTY FIVE MILLION DOLLARS ($3,325,000,000) in cash (the “Cash Consideration”); and
(ii)
the Ovintiv Assets at an ascribed value equal to TEN DOLLARS ($10) (the “Ovintiv Assets Purchase Price”);
(b)
plus the amount determined pursuant to section 2.7 (if applicable);
(c)
plus or minus the net adjustments resulting from the operation of Article 7; and
(d)
minus the adjustments, if any, resulting from the operation of Article 10.

In the determination of the Adjusted Purchase Price, the Parties confirm and agree that all past, present and future Environmental Liabilities are a future cost embedded in the Assets that is so associated or physically connected with the Assets that, while having been taken into account in establishing the value of the Assets, cannot be separated from the ownership rights in the Assets and moreover, that such obligations are not capable of quantification as of the date hereof and depend upon numerous factors that are not within the control of the Parties. For greater certainty, neither the existence nor the amount of any accounting reserve for asset reclamation obligations or similar matters in the financial statements or the accounting records of the Parties has been of any relevance to any Party in determining the value of the Assets.

2.4 Satisfaction of the Purchase Price at Closing

At Closing, the Adjusted Purchase Price shall be satisfied as follows:

(a)
the Deposit and the interest thereon shall be paid to Paramount by the Escrow Agent;
(b)
Ovintiv shall, in accordance with the Wire Transfer Instructions, pay to Paramount an amount equal to the Cash Consideration:
(i)
minus the Deposit and the interest thereon;
(ii)
plus the amount determined pursuant to section 2.7 (if applicable);

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(iii)
plus or minus the net adjustments and amounts provided for in the Interim Statements of Adjustments;
(iv)
minus the adjustments, if any, resulting from the operation of Article 10; and
(c)
Ovintiv shall convey the Ovintiv Assets to Paramount by means of the General Conveyance provided for in sections 4.2(a)(ii) and 4.2(b)(iv).

2.5 Allocation of Adjusted Purchase Price

(a)
The Parties shall allocate the Base Price for all purposes (including for purposes of the Income Tax Act and for calculating GST) as follows:
(i)
yParamount Petroleum and Natural Gas Rights 80%
(ii)
Tangibles 20% (minus $1.00)
(iii)
Miscellaneous Interests $1.00
(b)
All adjustments to the Base Price calculated pursuant to section 2.7 (if applicable) and Article 7 shall for all purposes (including for purposes of the Income Tax Act and the calculation of GST) be allocated to the Petroleum and Natural Gas Rights. The Parties shall execute and file all of their own tax returns and prepare all of their own financial statements and other instruments on the basis of these allocations and shall not amend or refile such tax returns in connection therewith except as required by Applicable Laws or with the consent of the other Party, not to be unreasonably withheld, delayed or conditioned.
(c)
The Parties shall allocate the Ovintiv Assets Purchase Price for all purposes (including for purposes of the Income Tax Act and for calculating GST) as follows:
(i)
Ovintiv Petroleum and Natural Gas Rights 80%
(ii)
Tangibles 20% (minus $1.00)
(iii)
Miscellaneous Interests $1.00

2.6 Payment of Taxes

(a)
The Adjusted Purchase Price is exclusive of, and Ovintiv shall be solely liable for and shall pay, all applicable GST, and all other sales and transfer taxes, value added taxes, land transfer taxes, fees, duties, charges, levies, deposits or similar assessments and other taxes which may be imposed by any Governmental Authority pertaining to the conveyance and transfer of the Paramount Assets to Ovintiv or the circulation or registration of the Specific Conveyances related to the Paramount Assets, excluding Paramount Taxes. If Paramount, as agent for the Crown, is required to collect such taxes, Ovintiv shall pay the aggregate amount of such taxes to Paramount at Closing. Paramount shall remit such amount to the appropriate Governmental Authority in accordance with Applicable Law.

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(b)
Without limiting the generality of section 2.6(a), at Closing, Ovintiv shall pay to Paramount an amount equal to the statutory rate of GST on the portion of the Base Price allocated to the Tangibles and the Miscellaneous Interests pursuant to section 2.5(a). Paramount shall remit such amount to the appropriate taxation authorities in accordance with the Excise Tax Act (Canada).
(c)
The GST registration number of Ovintiv is [Redacted] and the GST registration number of Paramount is [Redacted].
(d)
After Closing, Ovintiv shall be responsible for, and shall indemnify and save Paramount harmless in respect of any additional amounts of GST, and any sales and transfer taxes, value added taxes, land transfer taxes, fees, duties, charges, levies, deposits and similar assessments and other taxes imposed by Applicable Laws or by any Governmental Authority (including interest and penalties) in respect of the purchase and sale of the Paramount Assets pursuant hereto which are in excess of the amounts collected by Paramount from Ovintiv at Closing, provided that this indemnity shall not apply to any interest or penalties payable by Paramount as a result of the failure of Paramount to remit any amounts of GST or sales and transfer taxes, value added taxes, land transfer taxes, Environmental taxes, fees, duties, charges, levies, deposits or similar assessments collected from or paid by Ovintiv to Paramount at Closing.
(e)
The Ovintiv Assets Purchase Price is exclusive of, and Paramount shall be solely liable for and shall pay, all applicable GST, and all other sales and transfer taxes, value added taxes, land transfer taxes, fees, duties, charges, levies, deposits or similar assessments and other taxes which may be imposed by any Governmental Authority pertaining to the conveyance and transfer of the Ovintiv Assets to Paramount or the circulation or registration of the Specific Conveyances related to the Ovintiv Assets, excluding Ovintiv Taxes. If Ovintiv, as agent for the Crown, is required to collect such taxes, Paramount shall pay the aggregate amount of such taxes to Ovintiv at Closing. Ovintiv shall remit such amount to the appropriate Governmental Authority in accordance with Applicable Law.
(f)
After Closing, Paramount shall be responsible for, and shall indemnify and save Ovintiv harmless in respect of any additional amounts of GST, and any sales and transfer taxes, value added taxes, land transfer taxes, fees, duties, charges, levies, deposits and similar assessments and other taxes imposed by Applicable Laws or by any Governmental Authority (including interest and penalties) in respect of the purchase and sale of the Ovintiv Assets pursuant hereto which are in excess of the amounts collected by Ovintiv from Paramount at Closing, provided that this indemnity shall not apply to any interest or penalties payable by Ovintiv as a result of the failure of Ovintiv to remit any amounts of GST or sales and transfer taxes, value added taxes, land transfer taxes, Environmental taxes, fees, duties, charges, levies, deposits or similar assessments collected from or paid by Paramount to Ovintiv at Closing.

2.7 Interest Equivalent

In the event Closing occurs after [Redacted], at Closing, Ovintiv shall pay to Paramount an amount equal to the interest that would have accrued on the Base Price at [Redacted], calculated daily and not compounded, from [Redacted] to the Closing Time, which amount shall constitute

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an increase to the Adjusted Purchase Price and shall be allocated to the Petroleum and Natural Gas Rights.

ARTICLE 3

CONDITIONS OF CLOSING

3.1 Ovintiv’s Conditions

The obligation of Ovintiv to purchase the Paramount Assets is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Ovintiv and may be waived by Ovintiv:

(a)
the Competition Act Clearance shall have been obtained and not have been revoked;
(b)
the Investment Canada Act Approval shall have been obtained;
(c)
the Paramount Fundamental Representations and Warranties shall be true and correct in all material respects (having regard to the Transaction, taken as a whole) when made and as of the Closing Time, and Paramount shall have delivered the Paramount’s Officer’s Certificate certifying same;
(d)
all representations and warranties of Paramount in section 5.1, other than the Paramount Fundamental Representations and Warranties, shall be true and correct in all respects (having regard to the Transaction, taken as a whole) when made and as of the Closing Time (without giving effect to any “materiality” or Material Adverse Effect or similar qualifications contained therein), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect, and Paramount shall have delivered the Paramount’s Officer’s Certificate certifying same;
(e)
all covenants, obligations and agreements of Paramount contained in this Agreement, to be performed prior to or at Closing, excluding those contained in section 8.1(e) and Article 13, shall have been timely performed in all material respects (having regard to the Transaction, taken as a whole), and Paramount shall have delivered the Paramount’s Officer’s Certificate certifying same;
(f)
the covenants, obligations and agreements of Paramount contained in section 8.1(e) shall have been timely performed:
(i)
to the extent relating to the Paramount Fundamental Representations and Warranties, in all material respects (having regard to the Transaction, taken as a whole); and
(ii)
to the extent relating to the representations and warranties of Paramount in section 5.1 other than the Paramount Fundamental Representations and Warranties, except where the failure to do so would not have a Material Adverse Effect,

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and Paramount shall have delivered the Paramount’s Officer’s Certificate certifying same;

(g)
between the date of this Agreement and the Closing Date there shall have not been any fact, circumstance or event resulting in a Material Adverse Effect;
(h)
Paramount shall have delivered to Ovintiv at or prior to Closing:
(i)
the BofM NIL; and
(ii)
discharges of, or no interest letters in respect of, any other security held by any Third Party representing a material encumbrance on Paramount’s interest in and to the Paramount Assets or any material part or portion thereof other than Permitted Encumbrances (provided that, for the purposes of this section 3.1(h), section 1.1(eeeeee)(xv) of the definition of Permitted Encumbrances shall not apply), in each case, in form and substance reasonably satisfactory to Ovintiv, which discharges or no interest letters are requested by Ovintiv no later than ten (10) Business Days following the date of this Agreement; and
(i)
At the time Closing occurs, no order shall have been issued by, nor shall any Applicable Law have been promulgated by, any Governmental Authority (excluding orders or Applicable Laws relating to the Competition Act Clearance and Investment Canada Approval which are addressed elsewhere herein) imposing:
(i)
on a temporary or permanent basis, a restraint or prohibition on the consummation of the Transaction, or
(ii)
any temporary or permanent conditions on the Transaction, which, in any such case, would have a material adverse effect on Ovintiv.

3.2 Paramount’s Conditions

The obligation of Paramount to sell its interest in and to the Paramount Assets is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Paramount and may be waived by Paramount:

(a)
the Competition Act Clearance shall have been obtained and not have been revoked;
(b)
the Investment Canada Act Approval shall have been obtained;
(c)
the Ovintiv Fundamental Representations and Warranties shall be true and correct in all material respects (having regard to the Transaction, taken as a whole) when made and as of the Closing Time, and Ovintiv shall have delivered the Ovintiv’s Officer’s Certificate certifying same;
(d)
all representations and warranties of Ovintiv in section 5.2, other than the Ovintiv Fundamental Representations and Warranties, shall be true and correct in all respects (having regard to the Transaction, taken as a whole) when made and as

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of the Closing Time (without giving effect to any “materiality” or material adverse effect or similar qualifications contained therein), except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on the value of the consideration payable by Ovintiv for the Paramount Assets under this Agreement, and Ovintiv shall have delivered the Ovintiv’s Officer’s Certificate certifying same;
(e)
all covenants, obligations and agreements of Ovintiv contained in this Agreement to be performed prior to or at Closing, excluding those contained in section 8.1(e), shall have been timely performed in all material respects (having regard to the Transaction, taken as a whole), and Ovintiv shall have delivered the Ovintiv’s Officer’s Certificate certifying same;
(f)
the covenants, obligations and agreements of Ovintiv contained in section 8.1(e) shall have been timely performed:
(i)
to the extent relating to the Ovintiv Fundamental Representations and Warranties, in all material respects (having regard to the Transaction, taken as a whole); and
(ii)
to the extent relating to the representations and warranties of Ovintiv in section 5.2 other than the Ovintiv Fundamental Representations and Warranties, except where the failure to do so would not have a material adverse effect on the value of the consideration payable by Ovintiv for the Paramount Assets under this Agreement, and Ovintiv shall have delivered the Ovintiv’s Officer’s Certificate certifying same;

(g)
all cash amounts and other consideration to be paid or tendered by Ovintiv to Paramount at Closing shall have been paid or tendered to Paramount in the form stipulated in this Agreement;
(h)
Ovintiv shall have delivered to Paramount at or prior to Closing discharges of, or no interest letters in respect of, any security held by any Third Party representing a material encumbrance on Ovintiv’s interest in and to the Ovintiv Assets or any material part or portion thereof other than Permitted Encumbrances (provided that, for the purposes of this section 3.2(h), section 1.1(eeeeee)(xv) of the definition of Permitted Encumbrances shall not apply), in form and substance reasonably satisfactory to Paramount, which discharges or no interest letters are requested by Paramount no later than ten (10) Business Days following the date of this Agreement; and
(i)
At the time Closing occurs, no order shall have been issued by, nor shall any Applicable Law have been promulgated by, any Governmental Authority (excluding orders or Applicable Laws relating to the Competition Act Clearance and Investment Canada Approval which are addressed elsewhere herein) imposing:
(i)
on a temporary or permanent basis, a restraint or prohibition on the consummation of the Transaction, or

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(ii)
any temporary or permanent conditions on the Transaction, which, in any such case, would have a material adverse effect on Paramount.

3.3 Efforts to Fulfil Conditions Precedent

(a)
Ovintiv and Paramount shall each proceed diligently and in good faith and use commercially reasonable efforts to satisfy and comply with and assist in the satisfaction and compliance with the conditions precedent. If there is a condition precedent that is to be satisfied or complied with prior to the Closing Time, and if, by the time the condition precedent is to be satisfied or complied with, the Party for whose benefit the condition precedent exists fails to notify the other Party whether or not the condition precedent has been satisfied or complied with, the condition precedent shall be conclusively deemed to have been satisfied or complied with.
(b)
[Redacted: Provision respecting actions permitted and required to be taken by Paramount in certain circumstances to ensure the conditions in section 3.1 are satisfied]

3.4 Termination

This Agreement may be terminated at any time prior to Closing:

(a)
by mutual written agreement of both Parties;
(b)
by Ovintiv upon written notice to Paramount if a condition in section 3.1 has not been satisfied on or before the Outside Date, or is not capable of being satisfied on or before the Outside Date. and such condition has not been waived in writing by Ovintiv, provided that Ovintiv shall not be entitled to terminate this Agreement pursuant to this subsection 3.4(b) if such condition has not been satisfied or is not capable of being satisfied due to Ovintiv not having performed an obligation or agreement, or complied with a covenant, in this Agreement;
(c)
by Paramount upon written notice to Ovintiv if a condition in section 3.2 has not been satisfied on or before the Outside Date, or is not capable of being satisfied on or before the Outside Date, and such condition has not been waived in writing by Paramount, provided that Paramount shall not be entitled to terminate this Agreement pursuant to this subsection 3.4(c) if such condition has not been satisfied or is not capable of being satisfied due to Paramount not having performed an obligation or agreement, or complied with a covenant, in this Agreement; or
(d)
by either Party if Closing has not occurred by the Outside Date.

3.5 Effect of Termination

If this Agreement is terminated pursuant to section 3.4, such termination shall be without liability of a Party to the other Party, or to any of their Representatives, and the Parties shall be released from all of their obligations under this Agreement except that:

(a)
the Parties shall not be released from their obligations under section 2.2;

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(b)
neither Party shall be released from any liability to the other Party with respect to any breach of this Agreement that occurred prior to the termination of this Agreement pursuant to this section 3.5;
(c)
sections 2.2, 3.5. 5.6, 6.5(c) and 6.5(d) and Article 14 and Article 15. and shall survive such termination and remain in effect and be binding and enforceable in accordance with their terms; and
(d)
the Confidentiality Agreements shall remain in full force and effect in accordance with its terms.

ARTICLE 4

CLOSING AND CONVEYANCING

4.1 Closing

Closing shall take place at the Closing Place at the Closing Time if there has been satisfaction or waiver of the conditions of Closing contained herein. Subject to all other provisions of this Agreement, possession, risk and beneficial ownership of the Vendor’s interest in and to the Assets shall pass from the Vendor to the Purchaser at the Closing Time.

4.2 Deliveries at Closing

(a)
At the Closing Time, Paramount shall deliver or cause to be delivered to Ovintiv:
(i)
the General Conveyance respecting the Paramount Assets duly executed by Paramount;
(ii)
the General Conveyance respecting the Ovintiv Assets duly executed by Paramount;
(iii)
the Seismic Licenses duly executed by Paramount;
(iv)
the Transition Agreements duly executed by Paramount;
(v)
the Specific Conveyances respecting the Paramount Assets that have been prepared and are available at Closing duly executed by Paramount;
(vi)
the Officer’s Certificate duly executed by Paramount;
(vii)
the BofM NIL;
(viii)
copies of all consents to disposition obtained by Paramount prior to Closing with respect to the sale of the Paramount Assets to Ovintiv;
(ix)
an irrevocable joint direction to the Escrow Agent, executed by Paramount, to release the Deposit and interest thereon held by the Escrow Agent to Paramount, as partial payment of the Adjusted Purchase Price; and
(x)
such other items as may be specifically required hereunder.

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(b)
At the Closing Time, Ovintiv shall deliver or cause to be delivered to Paramount:
(i)
an irrevocable joint direction to the Escrow Agent, executed by Ovintiv, to release the Deposit and interest thereon held by the Escrow Agent to Paramount, as partial payment of the Adjusted Purchase Price;
(ii)
the cash amounts payable pursuant to section 2.4, the GST and other amounts payable pursuant to section 2.6 and the amounts payable pursuant to section 7.1(a)(vi);
(iii)
the General Conveyance respecting the Paramount Assets duly executed by Ovintiv;
(iv)
the General Conveyance respecting the Ovintiv Assets duly executed by Ovintiv;
(v)
the Seismic Licenses duly executed by Ovintiv;
(vi)
the Transition Agreements duly executed by Ovintiv;
(vii)
the Specific Conveyances respecting the Ovintiv Assets that have been prepared and are available at Closing duly executed by Ovintiv;
(viii)
the Officer’s Certificate duly executed by Ovintiv; and
(ix)
such other items as may be specifically required hereunder.
(c)
At the Closing Time, each Party will duly execute all documents requiring execution by it which are delivered by the other Party pursuant to this section 4.2.

4.3 Specific Conveyances

(a)
The Vendor shall prepare the Specific Conveyances at its sole cost and use reasonable commercial efforts to provide the Specific Conveyances for execution and delivery at Closing; provided that, subject to section 8.6, if and to the extent that any Specific Conveyances are not delivered by the Vendor to the Purchaser at the Closing Time, Vendor shall prepare and deliver the same to the Purchaser as soon as reasonably practicable after Closing, but in any event no later than thirty (30) Business Days following Closing and Purchaser shall promptly execute same. All Specific Conveyances that are prepared by the Vendor and delivered to the Purchaser at least two (2) days prior to the Closing Time shall be executed and delivered by the Parties at Closing. Forthwith after Closing, the Purchaser shall at its sole cost circulate and register, as the case may be, all Specific Conveyances and further assurances that by their nature may be circulated or registered, provided that to the extent electronic registration of the Specific Conveyances is permitted by a Governmental Authority, within three (3) Business Days following the Closing Time, the Vendor shall at the Purchaser’s cost prepare and electronically submit an application to the appropriate Governmental Authority to effect such registration and the Purchaser shall electronically ratify and sign such application. Should any Governmental Authority deny any electronic application because of a misdescription or other minor deficiency in the application, the

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Vendor shall promptly correct the application and amend and re-submit such application for the electronic transfer and the Purchaser shall electronically ratify and confirm such application.
(b)
In respect of any Specific Conveyances that require execution by Third Parties promptly after Closing or the delivery of such Specific Conveyances after Closing, as the case may be, and, if necessary, the execution of such Specific Conveyances by Purchaser, Vendor and Purchaser shall, in addition to their obligations set forth in section 9.1(c), co-operate and provide all reasonable assistance that either of them may reasonably request in connection with the procurement of the execution of such Specific Conveyances by the parties thereto other than Vendor and Purchaser.
(c)
For greater certainty, none of the Specific Conveyances shall confer or impose upon a Party any greater right or obligation than contemplated in this Agreement.
(d)
With respect to the Paramount Well and Facility Licences, subject to section 4.3(e), the Parties acknowledge and agree that:
(i)
Paramount shall prepare drafts of the Paramount LTA (saved, but not submitted) and provide same to Ovintiv no later than three (3) Business Days prior to the Closing Time. Ovintiv shall review same and provide any requested changes no later than the day on which Closing occurs;
(ii)
Paramount shall electronically submit the Paramount LTA to the AER for approval of the transfer of the Paramount Well and Facility Licences not later than two (2) Business Days following Closing, and Ovintiv shall forthwith electronically ratify and accept such submission;
(iii)
as a condition of transferring the Paramount Well and Facility Licenses, the AER is entitled to require transferors and transferees to demonstrate that they meet the requirements under Directive 067, Directive 088 and/or any other requirements imposed by the AER or other Governmental Authority respecting completion and approval of the Paramount LTA (including the payment of property taxes). Subject to section 4.3(d)(v), the Parties shall promptly, in accordance with section 4.3(d)(ii), submit to the AER such information as may be required or requested by the AER in connection with the approval of the Paramount LTA (with specific reference to the requirements of Directive 088) including, to the extent required or requested by the AER, asset management and closure plans, corporate and AER compliance history, status and progress of remediation of existing contaminated sites, financial statements and projections, reserves and net present value analysis and additional financial information;
(iv)
Subject to subsection 4.3(d)(v), each Party shall, on a timely and continuing basis, keep each other Party fully apprised and informed regarding all communications it may have with the AER in connection with the Transaction, including all communications respecting the Paramount LTA; and

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(v)
neither Party shall be required to provide the other Party with any correspondence or documents which are or contain confidential or sensitive information that is not directly related to the Paramount Assets.
(e)
The Parties acknowledge and agree that prior to submitting the AER Well and Facility Licences applicable to the Restricted Wells (each a “Restricted Licence”) to the AER for transfer in accordance with section 4.3(d), Paramount must either:
(i)
acquire the petroleum and natural gas rights related to such Restricted Well by way of a Crown land sale; or
(ii)
abandon the Restricted Well,

(a “Corrective Action”).

In the event a Corrective Action with respect to a Restricted Well is not completed prior to the submission of the Paramount LTA, the obligations of the Parties in section 4.3(d) with respect to the Restricted Licence applicable to such Restricted Well shall be delayed until a Corrective Action has been completed by Paramount for such Restricted Well. The costs of the abandonment of the Restricted Wells shall be settled in accordance with section 7.1(a). The costs of the acquisition of petroleum and natural gas rights related to the Restricted Wells shall be borne by Paramount. To the extent that the petroleum and natural gas rights related to a Restricted Well are acquired by Paramount:

(iii)
prior to Closing, such petroleum and natural gas rights shall, for certainty, be deemed to form part of the Paramount Petroleum and Natural Gas Rights hereunder and will be sold to Ovintiv at Closing without adjustment to the Base Price (or for greater certainty the Adjusted Purchase Price);
(iv)
following Closing, Paramount shall convey such petroleum and natural gas rights to Ovintiv in connection with the transfer of the Paramount Well and Facility Licences associated with such Restricted Wells for no additional consideration.
(f)
With respect to the Ovintiv Well and Facility Licences, the Parties acknowledge and agree that:
(i)
Ovintiv shall prepare drafts of the Ovintiv LTA (saved, but not submitted) and provide same to Paramount no later than three (3) Business Days prior to the Closing Time. Paramount shall review same and provide any requested changes no later than the day on which Closing occurs;
(ii)
Ovintiv shall electronically submit the Ovintiv LTA to the BCER for approval of the transfer of the Ovintiv Well and Facility Licences not later than two (2) Business Days following Closing, and Paramount shall forthwith electronically ratify and accept such submission;
(iii)
Subject to section 4.3(f)(v), the Parties will promptly, in accordance with section 4.3(f)(ii): (A) respond to any request from the BCER for additional information, and if the BCER identifies any misdescription or deficiency in the submission the Parties will co-operate to correct such misdescription or

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deficiency and to re-submit the submission; and (B) deliver or cause to be delivered, such additional information and documentation as may be requested by the BCER;
(iv)
Subject to section 4.3(f)(v), each Party shall, on a timely and continuing basis, keep each other Party fully apprised and informed regarding all communications it may have with the BCER in connection with the Transaction, including all communications respecting the Ovintiv LTA; and
(v)
neither Party shall be required to provide the other Party with any correspondence or documents which are or contain confidential or sensitive information that is not directly related to the Ovintiv Assets.
(g)
If, for any reason, any Governmental Authority (including the AER or BCER, but for greater certainty excluding the responsible Minister under the Investment Canada Act) requires Vendor or Purchaser to:
(i)
make a security deposit (whether by way of cash, letter of credit or other financial assurance); or
(ii)
provide any undertakings, information or other documentation or to take any action,

in each case as a condition of or a prerequisite for the approval of the Paramount LTA or the Ovintiv LTA, the transfer of any other Permits relating to any of the Lands, Wells and Tangibles or the transfer or assignment of any of the Assets, including any Title and Operating Documents to Purchaser, then, as soon as reasonably practicable after receiving notice of such requirement, and in any event within five (5) Business Days, and at its sole cost, the Party required to make such security deposit or provide such undertakings, information or other documentation or to take any action shall post such security deposit in the prescribed form, amount and manner, provide such undertakings, information or other documentation and take such action, as the case may be. If the Party required to post such security fails to do so within ten (10) Business Days of the Governmental Authority’s notice, the other Party shall be entitled, but shall have no obligation, to provide same, in which event the defaulting Party acknowledges and agrees that: (A) the other Party shall be the defaulting Party’s agent with full power and authority to make such deposit for and on behalf of the defaulting Party; (B) the defaulting Party shall reimburse the other Party for the amount of any such deposit made by the other Party and pay interest on the amount of such deposit at an annual rate equal to the Prime Rate plus four percent (4%) per annum, calculated daily and compounded monthly, from the date on which the other Party paid the deposit to the date on which the reimbursement for such deposit and payment of the corresponding interest is made in full; and (C) in addition to all other rights that may be available to the other Party for the collection of such amounts from the defaulting Party, the other Party shall have the right to set-off the amount of any such deposit and interest as provided in this section 4.3(g)(i) against any monies payable by the other Party to the defaulting Party pursuant to this Agreement.

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(h)
The Parties agree that all Specific Conveyances to be delivered and/or executed in connection with Closing under this Agreement and the transactions contemplated herein, except for the General Conveyance, records that create or transfer interests in land or that are registrable at a Land Titles Office, documents of title and such other documents excluded by Section 7 of the Electronic Transactions Act (Alberta), as amended from time to time (the “ES Conveyance Documents”), shall be executed by use of electronic signatures (the “Electronic Signatures”). Prior to Closing, the Parties shall exchange a listing of one another’s individual representatives which listing shall include the subject individual’s name, title and a sample Electronic Signature. The Electronic Signatures of the individuals set out in such listing and which appear on any ES Conveyance Documents shall be sufficient to cause such ES Conveyance Documents to be valid and binding obligations of the Party represented by such individual, without need for original signatures to appear thereon and shall be of the same legal effect, validity or enforceability as a manually executed signature. The Parties shall receive and use the Electronic Signatures solely for the purpose of embedding the same into the ES Conveyance Documents and for no other purpose whatsoever, and neither Party shall be entitled to use Electronic Signatures of the other Party at any time after sixty (60) days from the Closing Time.

4.4 Title and Operating Documents and Miscellaneous Interests

The Vendor shall use reasonable commercial efforts to, at the Vendor’s cost, deliver to the Purchaser at Closing or within three (3) Business Days after Closing the original copies and/or electronic copies of the Books and Records, Title and Operating Documents and any other agreements and documents to which the Assets are subject and the original copies and/or electronic copies of contracts, agreements, records, books, documents, licences, reports and data comprising Miscellaneous Interests which are now in the possession of the Vendor or of which it gains possession prior to Closing. Notwithstanding the foregoing, if and to the extent such Title and Operating Documents, contracts, agreements, records, books, documents, licences, reports and data also pertain to interests of the Vendor other than the Assets, photocopies or other copies may be provided to the Purchaser in lieu of original copies. For a period of six (6) years after Closing, the Purchaser shall, upon request and after reasonable notice, provide reasonable access to the Vendor at the offices of the Purchaser during its normal business hours to such of the Title and Operating Documents and other contracts, agreements, records, books, documents, licenses, reports and data comprising Miscellaneous Interests delivered by the Vendor pursuant hereto, as the Vendor may require in relation to its ownership of the Assets prior to Closing Time, to the extent that the same relate to the period prior to Closing and are, at the time of such request, in Purchaser’s possession and control, for the following purposes:

(a)
in connection with audits;
(b)
in connection with the determination of amounts owing by or to Third Parties to the Vendor in respect of the period prior to the Closing Date;
(c)
in connection with the Vendor’s dealings with Governmental Authorities pertaining to tax matters;
(d)
in connection with the Vendor’s financial accounting and reporting matters;

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(e)
to comply with any Applicable Law, ruling or investigation by any Governmental Authority; or
(f)
in connection with any Claim commenced or threatened by any Third Party against the Vendor or any of the Vendor’s Representatives,

subject always to the requirement that all such information shall remain confidential.

4.5 White Map and Unidentified Assets

(a)
The Parties acknowledge and agree that the acquisition by Ovintiv of the Paramount Assets within the Paramount White Map Areas shall be on a white map basis. To the extent that any Unidentified Paramount Assets are identified by either Party after the date hereof (including after the Closing Date):
(i)
such Unidentified Paramount Assets shall nonetheless be deemed to be included in the Paramount Assets as of the date hereof;
(ii)
the Parties shall use all reasonable efforts to amend Schedules “A1” and “B1” attached hereto to add such Unidentified Paramount Assets, which amended Schedules shall be deemed to be the applicable Schedules as of the date hereof; provided that, for certainty, no failure by the Parties to so amend Schedule “A1” or Schedule “B1” attached hereto shall limit the application of the other provisions of this section 4.5(a);
(iii)
to the extent that the Unidentified Paramount Assets are identified following the Closing Date, the Parties shall take such additional steps as are necessary to specifically convey Paramount’s interest in such Unidentified Paramount Assets to Ovintiv in a manner consistent with this Agreement; and
(iv)
for certainty, no adjustment shall be made to the Base Price (or for greater certainty the Adjusted Purchase Price) hereunder in respect of such Unidentified Paramount Assets.
(b)
The Parties acknowledge and agree that the acquisition by Paramount of the Ovintiv Assets within the Ovintiv White Map Areas shall be on a white map basis. To the extent that any Unidentified Ovintiv Assets are identified by either Party after the date hereof (including after the Closing Date):
(i)
such Unidentified Ovintiv Assets shall nonetheless be deemed to be included in the Ovintiv Assets as of the date hereof;
(ii)
the Parties shall use all reasonable efforts to amend Schedules “A2” and “B2” attached hereto to add such Unidentified Ovintiv Assets, which amended Schedules shall be deemed to be the applicable Schedules as of the date hereof; provided that, for certainty, no failure by the Parties to so amend Schedule “A2” or Schedule “B2” attached hereto shall limit the application of the other provisions of this section 4.5(b);

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(iii)
to the extent that the Unidentified Ovintiv Assets are identified following the Closing Date, the Parties shall take such additional steps as are necessary to specifically convey Ovintiv’s interest in such Unidentified Ovintiv Assets to Paramount in a manner consistent with this Agreement; and
(iv)
for certainty, no adjustment shall be made to the Base Price (or for greater certainty the Adjusted Purchase Price) hereunder in respect of such Unidentified Ovintiv Assets.

4.6 Pipeline Records

(a)
In connection with the transfer of those pipeline licenses relating to the Tangibles comprising part of the Paramount Assets pursuant to this Agreement, the Pipeline Rules, Alta Reg 125/2023 and AER Bulletin 2015-34 (the “Pipeline Regulations”), require Paramount to transfer sufficient documentation to satisfy the transferor statement on the AER digital data submission system (“Pipeline Records”). Ovintiv shall be entitled to, acting reasonably, provide one or more written notices to Paramount specifying: (i) any Pipeline Records that are materially deficient and not in compliance with the Pipeline Regulations; (ii) the nature of the deficiency and non-compliance; and (iii) the pipeline licence(s) to which such Pipeline Records relate (each an “Ovintiv Deficiency Notice”). Any Pipeline Records which are the subject of an Ovintiv Deficiency Notice shall be deemed to be “Deficient Pipeline Records”. Such Ovintiv Deficiency Notices shall be provided by Ovintiv as and when such deficiencies and non-compliances are identified by Ovintiv, and in any event prior to the date that is:
(i)
in respect of the Grande Prairie Assets, fifteen (15) Business Days following the later of: (A) the date of this Agreement; and (B) the date that all Pipeline Records relating to the Grande Prairie Assets within Paramount’s possession and control are provided to Ovintiv; and
(ii)
in respect of the Zama Assets, 60 days following the later of: (A) the date of this Agreement; and (B) the date that all Pipeline Records within Paramount’s possession and control relating to the Zama Assets are provided to Ovintiv.
(b)
If the AER notifies a Party that it has identified Pipeline Records that are materially deficient and not in compliance with the Pipeline Regulations prior to approving the Paramount LTA (an “AER Deficiency Notice”), such Party will promptly provide notice to the other Party of such AER Deficiency Notice, and the Pipeline Records which are the subject of such AER Deficiency Notice shall be deemed to be “Deficient Pipeline Records”.
(c)
As soon as practicable following the receipt of an Ovintiv Deficiency Notice or AER Deficiency Notice, the Parties shall use reasonable commercial efforts to rectify any Deficient Pipeline Records and all reasonable out-of-pocket costs and expenses incurred by the Parties, or any one of them, in correcting, repairing, finding or completing any such Deficient Pipeline Records, including the cost of engineering assessments obtained solely for that purpose, shall be borne by the Parties equally. The Parties shall cooperate with each other and do all such further reasonable commercial acts and execute and deliver all such further deeds and

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documents as shall be required in order to rectify the Deficient Pipeline Records and effect completion of the Paramount LTA for such pipeline licences.
(d)
In the event that any Deficient Pipeline Records subject to an Ovintiv Deficiency Notice remain at Closing, or any Deficient Pipeline Records are the subject of an AER Deficiency Notice, the Parties agree that Paramount shall act (or shall continue to act) as trustee and agent for Ovintiv holding the relevant pipelines, pipeline licences and Pipeline Records in accordance with sections 8.4 and 8.7 and, as soon as practical following Closing, Paramount shall use commercially reasonable efforts to rectify the Deficient Pipeline Records and do all such further acts and execute and deliver all such further deeds and documents as are required in order to effect the completion of the Paramount LTA in respect of the applicable pipelines and all reasonable out-of-pocket costs and expenses incurred by the Parties, or any one of them, in correcting, repairing, finding or completing any such Deficient Pipeline Records, including the cost of engineering assessments obtained solely for that purpose, shall be borne [Redacted].
(e)
Notwithstanding any other provision of this Agreement, the existence of any Deficient Pipeline Records or remedial work required to rectify any Deficient Pipeline Records, whether completed or not prior to Closing, shall not constitute a breach of any of Paramount’s representations and warranties in this Agreement or otherwise constitute a failure of any of the conditions contained in section 3.1.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Paramount

Subject to the limitations in sections 5.3, 5.5, 5.6 and 5.7, Paramount represents and warrants to Ovintiv that:

(a)
Standing: Paramount is a corporation duly formed and validly existing under the laws of the Province of Alberta, is authorized to carry on business in the Province of Alberta and the Province of British Columbia, and now has good right, full power and absolute authority to sell, assign, transfer, convey and set over the interest of Paramount in and to the Paramount Assets according to the true intent and meaning of this Agreement;
(b)
Requisite Authority: The execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders’ and directors’ actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Paramount is bound;
(c)
No Conflicts: The execution and delivery of this Agreement by Paramount are not and, the completion of the Transaction in accordance with the terms of this Agreement will not be, in violation or breach of or in conflict with or require any consent, authorization or approval under:

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(i)
any term or provision of the constating documents of Paramount;
(ii)
any agreement or Permit to which Paramount is a party or by which Paramount is bound, subject to Paramount obtaining those consents of Third Parties contemplated herein; or
(iii)
any judgment, decree, order, statute, regulation, or rule applicable to Paramount, subject to receiving the Competition Act Clearance and the Investment Canada Act Approval prior to Closing;
(d)
Enforceability: This Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Paramount enforceable against it in accordance with their terms, subject however to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors;
(e)
No Approvals or Authorizations Required: No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority exercising jurisdiction over the Paramount Assets or the Transaction is required by Paramount for the due execution, delivery and performance by Paramount of this Agreement, other than the Competition Act Clearance, the Investment Canada Act Approval and the authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force or those ordinarily obtained after Closing;
(f)
Finders’ Fees: Paramount has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this Agreement or the Transaction to be effected by it for which Ovintiv shall have any obligation or liability;
(g)
Canadian Resident: Paramount is not a non-resident within the meaning of Section 116 of the Income Tax Act;
(h)
Title: Paramount does not warrant title to the Paramount Assets, but Paramount does warrant that, except for the Permitted Encumbrances:
(i)
at Closing the Paramount Assets will be free and clear of all liens, royalties, conversion rights and other adverse Claims of Third Parties, created by, through or under Paramount or its Affiliates of which Paramount has knowledge; and
(ii)
Paramount has done no act or thing whereby any of the Paramount Assets may be cancelled or terminated;
(i)
Quiet Enjoyment: Subject to the Permitted Encumbrances, and to the rents, covenants, conditions and stipulations in the Paramount Leases and the Title and Operating Documents pertaining to the Paramount Assets to be paid, performed and observed, Ovintiv may enter into and upon, hold and enjoy the Paramount Leases pertaining to the Paramount Assets for the residue of their respective terms and all renewals or extensions thereof for Ovintiv’s own use and benefit without

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any interruption of or by Paramount or any other Person claiming by, through or under Paramount;
(j)
No Adverse Claims: As at the date of this Agreement, Paramount has not received notice from any Third Party claiming an interest in and to the Paramount Assets adverse to the interest of Paramount that would reasonably be expected to have a Material Adverse Effect, which Claim remains outstanding;
(k)
Compliance: Except as may be set out in Schedule “B1”, as at the date of this Agreement Paramount has not received notice of a default or breach, and it is not in any default or breach, under (i) any of the Title and Operating Documents pertaining to the Paramount Assets, (ii) any Applicable Laws (other than Applicable Environmental Laws) to the extent pertaining to the Paramount Assets, (iii) any Permit applicable to the Paramount Assets, or (iv) any order, writ, injunction, or decree of any court or any commission or administrative agency, in each case that would reasonably be expected to have a Material Adverse Effect on the value of the Paramount Assets;
(l)
No Actions or Proceedings: Except as set forth in Schedule “B1”, as at the date of this Agreement no suit, action or other proceeding before any Governmental Authority has been commenced against and served upon Paramount or, to the knowledge of Paramount, has been threatened against Paramount with respect to the Paramount Assets;
(m)
Amounts Payable: To Paramount’s knowledge, all Crown and lessor royalties, all lease rentals, all ad valorem and property taxes, and all production, severance and similar taxes based upon or measured by the ownership or production of the Leased Substances payable to Third Parties and pertaining to the Paramount Assets have been fully paid or will be fully paid when due;
(n)
Outstanding AFEs: Except as set forth in Schedule “B1”, as at the date of this Agreement there are: (i) no approved AFEs in respect of the Paramount Assets that, either individually or in the aggregate, require or will require expenditures of greater than [Redacted], and (ii) no Third Party AFEs that have been received by Paramount and are pending approval by Paramount in respect of the Paramount Assets that, either individually or in the aggregate, require or will require expenditures of greater than [Redacted];
(o)
Removal of Tangibles: Except as set forth in Schedule “B1”, no material tangible depreciable property that would otherwise form part of the Tangibles comprising part of the Grande Prairie Assets has been removed from its location since the Adjustment Date, nor have any of such Tangibles been alienated or encumbered (except for Permitted Encumbrances);
(p)
Areas of Mutual Interest: There are no active area of mutual interest provisions created by, through or under Paramount, or of which Paramount has knowledge, in any of the Title and Operating Documents pertaining to the Grande Prairie Assets;

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(q)
ROFRs: Except as may be set out in Schedule “C1”, Paramount’s interest in and to the Grande Prairie Assets is not subject to any Rights of First Refusal created by, through or under Paramount or of which Paramount has knowledge;
(r)
Environmental Matters: Except as set forth in Schedule “B1”:
(i)
To Paramount’s knowledge as at the date of this Agreement, Paramount is in material compliance with all Applicable Environmental Laws to the extent pertaining to the Grande Prairie Assets;
(ii)
Paramount has not received as of the date of this Agreement any orders or directives under Applicable Environmental Law and which require any material work, repairs, construction, remediation, restoration of any Contamination, Release or other Environmental condition, or capital expenditures with respect to the Paramount Lands or Paramount Assets, where such orders or directives have not been complied with in all material respects;
(iii)
Paramount has not received as of the date of this Agreement any demand or notice issued with respect to the material breach or alleged material breach of any Applicable Environmental Law applicable to the Paramount Lands or Paramount Assets, including respecting the use, storage, treatment, transportation or disposition of Hazardous Substances, which demand or notice remains outstanding on the date of this Agreement;
(iv)
Paramount has not entered into any settlement or similar agreement with a Governmental Authority relating to any Environmental Liabilities pertaining to the Paramount Assets which remains outstanding on the date of this Agreement; and
(v)
To Paramount’s knowledge as at the date of this Agreement, it has not withheld any material Environmental assessments, audits, reports, reviews and similar documentation in its possession and control relating to Environmental matters in respect of the Grande Prairie Assets;
(s)
Production or Similar Agreements: Except for the Production Contracts, Paramount’s interest in and to the Paramount Assets is not otherwise bound or affected by any (i) production sales contracts pertaining to the Leased Substances or any of them that cannot be terminated on notice of 31 days or less (without an early termination penalty or other cost), (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them, (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them, and (iv) agreements to provide transportation, processing or disposal capacity or service to any Third Party;
(t)
Wells: As to those Paramount Wells comprising part of the Grande Prairie Assets which Paramount, its Affiliates, contractor operators or service providers drilled and is currently the operator, such Paramount Wells have been drilled, and if completed were completed and operated, in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices

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prevailing at the time of such drilling or completion, and as to those Paramount Wells comprising part of the Grande Prairie Assets which Paramount, its Affiliates, contractor operators or service providers drilled and is not currently the operator, to Paramount’s knowledge, such Paramount Wells have been drilled, and if completed were completed and operated, in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices prevailing at the time of such drilling or completion;
(u)
Tangibles: As to those Tangibles comprising the part of the Grande Prairie Assets for which Paramount is currently the operator, during such time as Paramount has been the operator such Tangibles have been maintained and operated in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices prevailing at the time of such maintenance and operation, and as to those Tangibles comprising the part of the Grande Prairie Assets for which Paramount is not currently the operator, to Paramount’s knowledge, such Tangibles have been maintained and operated in accordance with, in all material respects, Applicable Law and with generally accepted oil and gas field practices prevailing at the time of such maintenance and operation;
(v)
Take or Pay Obligations: Except as set forth in the Production Contracts, there are no Take or Pay Obligations affecting Paramount’s interests in and to the Paramount Assets;
(w)
No Limit on Production: Excepting production limits of general application in the oil and gas industry, none of the Paramount Wells comprising part of the Grande Prairie Assets are subject to production or other limits or penalties imposed by the Title and Operating Documents or by any other agreements and documents to which the Grande Prairie Assets are subject, or by any Applicable Law;
(x)
Good Standing: Paramount is and shall at all times hereafter until Closing, and thereafter until the Paramount LTA and the Ovintiv LTA have been approved by the AER and the BCER, continue to be a registrant in good standing with the AER and BCER and has “General Eligibility” pursuant to Directive 067. Paramount is in material compliance with all AER requirements (including pursuant to Directive 067 and Directive 088) and all BCER requirements;
(y)
Unidentified Paramount Assets: As of the date of this Agreement, Paramount is not aware of any Unidentified Paramount Assets;
(z)
Acquiring as Principal: Paramount is acquiring the Ovintiv Assets as principal and not, in whole or in part, on behalf of any other Person;
(aa)
Employee Matters: [Redacted: References that would identify specific employees and their treatment.]
(i)
Paramount is not a party to or bound by any contract in respect of any [Redacted] Employee which provides such [Redacted] Employee with termination or severance entitlements in excess of those required by applicable employment standards legislation;

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(ii)
Paramount has not paid nor will it be required to pay any retention, bonus, fee, distribution, remuneration or other compensation to any [Redacted] Employee (other than salaries, wages or bonuses paid or payable in the ordinary course of business in accordance with current compensation levels and practices as set out [Redacted]) as a result of the Transaction contemplated by this Agreement;
(iii)
Paramount is in material compliance with all Applicable Laws respecting employment, employment practices and standards, terms and conditions of employment, wages and hours, occupational health and safety, human rights, labour relations, pay transparency and workers’ compensation for all Eligible Employees;
(iv)
As at the date of this Agreement, Paramount is not a party to any application, complaint or other legal proceeding under any Applicable Law relating to [Redacted] Employees, nor is Paramount aware of any factual or legal basis on which any such legal proceeding could reasonably be expected to be commenced;
(v)
Paramount is not a party to or bound by, either directly or by operation of Applicable Law, any collective agreement, labour contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment with or to any labour union, trade union or employee organization or group which may qualify as a trade union in respect of [Redacted] Employees, nor is Paramount aware of any union organization effort;
(vi)
Except to the extent that Ovintiv will not have any responsibility in connection with the acquisition of the Paramount Assets, there are no outstanding inspection orders made under applicable occupational health and safety legislation relating to the operation of the Paramount Assets and there have been no fatal or critical accidents which have occurred in the course of the operation of the Paramount Assets which might lead to charges under applicable occupational health and safety legislation.
(vii)
[Redacted] will contain a true, complete, and up-to-date description of all written or oral employee benefit, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, agreement or arrangement, and every other written or oral benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by Paramount for the benefit of the [Redacted] Employees and their dependants or beneficiaries or by which it is bound or with respect to which Paramount participates or has any actual or potential liability or obligations, other than Statutory Plans (collectively the “Employee Plans”);

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(viii)
No amendments or improvements to any Employee Plan have been promised by Paramount and no amendments or improvements to any Employee Plan will be made or promised by Paramount prior to Closing;
(ix)
None of the Employee Plans provides post-retirement or post-employment benefits to or in respect of the [Redacted] Employees or to or in respect of the beneficiaries of such [Redacted] Employees; and
(x)
The execution of this Agreement and the completion of the Transaction contemplated hereby will not constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment or vesting of benefits, forgiveness of indebtedness, vesting, distribution, restriction on funds, increase in benefits or obligation to fund benefits with respect to any [Redacted] Employee or their beneficiaries;
(bb)
Insurance: The Grande Prairie Assets are insured against all such Losses and Liabilities and in such amounts as are prudent and customary in the oil and gas exploration and production business in Western Canada; and all policies of insurance insuring the Grande Prairie Assets are in full force and effect;
(cc)
Reduction of Interests: As of the date of this Agreement, except for the Permitted Encumbrances, Paramount’s interest in the Paramount Petroleum and Natural Gas Rights forming part of the Grande Prairie Assets is not subject to reduction by reference to payout of or a production penalty on any Paramount Well through any right or interest granted by, through or under Paramount;
(dd)
No Material Adverse Effects Since Adjustment Date: There has been no fact, circumstance or event or any combination thereof, either individually or in the aggregate, that has occurred in the period commencing on the Adjustment Date and ending on the date immediately prior to the date of this Agreement that has had a Material Adverse Effect; and
(ee)
Disclosure: There are no facts, documents, records or files that:
(i)
are within Paramount’s knowledge as at the date of this Agreement;
(ii)
are not disclosed in this Agreement or in the Paramount Data Room Materials; and
(iii)
would result in the foregoing representations and warranties in this section 5.1 to be untrue or misleading in any material respect.

5.2 Representations and Warranties of Ovintiv

Subject to the limitations in sections 5.4, 5.5, 5.6 and 5.7, Ovintiv represents and warrants to Paramount that:

(a)
Standing: Ovintiv is a corporation duly formed and validly existing under the laws of the Province of British Columbia and is authorized to carry on business in the Province of Alberta and the Province of British Columbia, and now has good right,

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full power and absolute authority to sell, assign, transfer, convey and set over the interest of Ovintiv in and to the Ovintiv Assets according to the true intent and meaning of this Agreement;
(b)
Requisite Authority: The execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders’ and directors’ actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Ovintiv is bound;
(c)
No Conflicts: The execution and delivery of this Agreement by Ovintiv are not and, the completion of the Transaction in accordance with the terms of this Agreement will not be, in violation or breach of or in conflict with or require any consent, authorization or approval under:
(i)
any term or provision of the constating documents of Ovintiv;
(ii)
any agreement or Permit to which Ovintiv is a party or by which Ovintiv is bound, subject to Ovintiv obtaining those consents of Third Parties contemplated herein; or
(iii)
any judgment, decree, order, statute, regulation or rule applicable to Ovintiv, subject to receiving the Competition Act Clearance and the Investment Canada Act Approval prior to Closing;
(d)
Enforceability: This Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Ovintiv enforceable against it in accordance with their terms, subject however to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors;
(e)
No Approvals or Authorizations Required: No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority exercising jurisdiction over the Ovintiv Assets or the Transaction is required by Ovintiv for the due execution, delivery and performance by Ovintiv of this Agreement, other than the Competition Act Clearance, the Investment Canada Act Approval and the authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force or those ordinarily obtained after Closing;
(f)
Finders’ Fees: Ovintiv has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this Agreement or the Transaction to be effected by it for which Paramount shall have any obligation or liability;
(g)
Investment Canada: Ovintiv is, and at Closing will be, a trade agreement investor and not a state-owned enterprise for the purposes of the Investment Canada Act (Canada);
(h)
Canadian Resident: Ovintiv is not a non-resident within the meaning of Section 116 of the Income Tax Act;

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(i)
Title: Ovintiv does not warrant title to the Ovintiv Assets, but Ovintiv does warrant that, except for the Permitted Encumbrances:
(i)
at Closing the Ovintiv Assets will be free and clear of all liens, royalties, conversion rights and other adverse Claims of Third Parties, created by, through or under Ovintiv or its Affiliates of which Ovintiv has knowledge; and
(ii)
Ovintiv has done no act or thing whereby any of the Ovintiv Assets may be cancelled or terminated;
(j)
Quiet Enjoyment: Subject to the Permitted Encumbrances, and to the rents, covenants, conditions and stipulations in the Ovintiv Leases and the Title and Operating Documents to be paid, performed and observed, Paramount may enter into and upon, hold and enjoy the Ovintiv Leases for the residue of their respective terms and all renewals or extensions thereof for Paramount’s own use and benefit without any interruption of or by Ovintiv or any other Person claiming by, through or under Ovintiv;
(k)
No Adverse Claims: As at the date of this Agreement Ovintiv has not received notice from any Third Party claiming an interest in and to the Ovintiv Assets adverse to the interest of Ovintiv, which Claim remains outstanding;
(l)
Compliance: Except as may be set out in Schedule “B2”, as at the date of this Agreement Ovintiv has not received notice of a default or breach, and it is not in any default or breach under (i) any of the Title and Operating Documents pertaining to the Ovintiv Assets, (ii) any Applicable Laws (other than Applicable Environmental Laws) to the extent pertaining to the Ovintiv Assets, (iii) any Permit applicable to the Ovintiv Assets, or (iv) any order, writ, injunction, or decree of any court or any commission or administrative agency, in each case that would reasonably be expected to have a material adverse effect on the value of the Ovintiv Assets;
(m)
No Actions or Proceedings: Except as set forth in Schedule “B2”, as at the date of this Agreement no suit, action or other proceeding before any Governmental Authority has been commenced against and served upon Ovintiv or, to the knowledge of Ovintiv, has been threatened against Ovintiv with respect to the Ovintiv Assets;
(n)
Amounts Payable: To Ovintiv’s knowledge, all Crown and lessor royalties, all lease rentals, all ad valorem and property taxes, and all production, severance and similar taxes based upon or measured by the ownership or production of the Leased Substances payable to Third Parties and pertaining to the Ovintiv Assets have been fully paid or will be fully paid when due;
(o)
Outstanding AFEs: Except as set forth in Schedule “B2”, as at the date of this Agreement there are: (i) no approved AFEs in respect of the Ovintiv Assets that, either individually or in the aggregate, require or will require expenditures of greater than [Redacted], and (ii) no Third Party AFEs that have been received by Ovintiv and are pending approval by Ovintiv in respect of the Ovintiv Assets that, either

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individually or in the aggregate, require or will require expenditures of greater than [Redacted];
(p)
Removal of Tangibles: Except as set forth in Schedule “B2”, no material tangible depreciable property that would otherwise form part of the Tangibles comprising part of the Ovintiv Assets has been removed from its location since the Adjustment Date, nor have any of such Tangibles been alienated or encumbered (except for Permitted Encumbrances);
(q)
Areas of Mutual Interest: There are no active area of mutual interest provisions created by, through or under Ovintiv, or of which Ovintiv has knowledge, in any of the Title and Operating Documents pertaining to the Ovintiv Assets;
(r)
ROFRs: Except as may be set out in Schedule “C2”, Ovintiv’s interest in and to the Ovintiv Assets is not subject to any Rights of First Refusal created by, through or under Ovintiv or of which Ovintiv has knowledge;
(s)
Environmental Matters: except as may be set out in Schedule “B2”:
(i)
To Ovintiv’s knowledge as at the date of this Agreement, Ovintiv is in material compliance with all Applicable Environmental Laws to the extent pertaining to the Ovintiv Assets;
(ii)
Ovintiv has not received as of the date of this Agreement any orders or directives under Applicable Environmental Law and which require any material work, repairs, construction, remediation, restoration of any Contamination, Release or other Environmental condition, or capital expenditures with respect to the Ovintiv Lands or Ovintiv Assets, where such orders or directives have not been complied with in all material respects;
(iii)
Ovintiv has not received as of the date of this Agreement any demand or notice issued with respect to the material breach or alleged material breach of any Applicable Environmental Law applicable to the Ovintiv Lands or Ovintiv Assets, including respecting the use, storage, treatment, transportation or disposition of Hazardous Substances, which demand or notice remains outstanding as of the date of this Agreement;
(iv)
Ovintiv has not entered into any settlement or similar agreement with a Governmental Authority relating to any Environmental Liabilities pertaining to the Ovintiv Assets which remains outstanding as at the date of this Agreement; and
(v)
To Ovintiv’s knowledge as at the date of this Agreement, it has not withheld any material Environmental assessments, audits, reports, reviews and similar documentation in its possession and control relating to Environmental matters in respect of the Ovintiv Assets.
(t)
Production or Similar Agreements: except for the Production Contracts, Ovintiv’s interest in and to the Ovintiv Assets is not otherwise bound or affected by any (i) production sales contracts pertaining to the Leased Substances or any of them

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that cannot be terminated on notice of 31 days or less (without an early termination penalty or other cost), (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them, (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them, and (iv) agreements to provide transportation, processing or disposal capacity or service to any Third Party;
(u)
Wells: as to those Ovintiv Wells which Ovintiv, its Affiliates, contractor operators or service providers drilled and is currently the operator, such Ovintiv Wells have been drilled, and if completed were completed and operated, in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices prevailing at the time of such drilling or completion, and as to those Ovintiv Wells which Ovintiv, its Affiliates, contractor operators or service providers drilled and is not currently the operator, to Ovintiv’s knowledge, such Ovintiv Wells have been drilled, and if completed were completed and operated, in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices prevailing at the time of such drilling or completion;
(v)
Tangibles: as to those Tangibles comprising the part of the Ovintiv Assets for which Ovintiv is currently the operator, during such time as Ovintiv has been the operator such Tangibles have been maintained and operated in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices prevailing at the time of such maintenance and operation, and as to those Tangibles comprising the part of the Ovintiv Assets for which Ovintiv is not currently the operator, to Ovintiv’s knowledge, such Tangibles have been maintained and operated in accordance with, in all material respects, Applicable Law and generally accepted oil and gas field practices prevailing at the time of such maintenance and operation;
(w)
Take or Pay Obligations: Except as set forth in the Production Contracts, there are no Take or Pay Obligations affecting Ovintiv’s interests in and to the Ovintiv Assets;
(x)
No Limit on Production: Excepting production limits of general application in the oil and gas industry, none of the Ovintiv Wells are subject to production or other limits or penalties imposed by the Title and Operating Documents or by any other agreements and documents to which the Ovintiv Assets are subject, or by any Applicable Law;
(y)
Good Standing: Ovintiv is and shall at all times hereafter until Closing, and thereafter until the Paramount LTA and the Ovintiv LTA have been approved by the AER and the BCER, continue to be a registrant in good standing with the AER and BCER and has “General Eligibility” pursuant to Directive 067. Ovintiv is in material compliance with all AER requirements (including pursuant to Directive 067 and Directive 088) and all BCER requirements;
(z)
Unidentified Ovintiv Assets: As at the date of this Agreement, Ovintiv is not aware of any Unidentified Ovintiv Assets;

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(aa)
Acquiring as Principal: Ovintiv is acquiring the Paramount Assets as principal and not, in whole or in part, on behalf of any other Person;
(bb)
Availability of Funds: Ovintiv has, or will have at Closing, available all cash, available lines of credit or other sources of unconditional and immediately available funds necessary to pay Paramount the amount payable pursuant to section 2.4, all taxes payable on the Adjusted Purchase Price and all adjustments thereto and any other amounts contemplated by this Agreement to be paid by Ovintiv at and after Closing. Ovintiv’s ability to consummate the Transaction is not contingent on the completion of any public or private placement of securities of Ovintiv prior to or upon Closing;
(cc)
Insurance: The Ovintiv Assets are insured against all such Losses and Liabilities and in such amounts as are prudent and customary in the oil and gas exploration and production business in Western Canada; and all policies of insurance insuring the Ovintiv Assets are in full force and effect;
(dd)
Reduction of Interests: As at the date of this Agreement, except for the Permitted Encumbrances, Ovintiv’s interest in the Ovintiv Petroleum and Natural Gas Rights is not subject to reduction by reference to payout of or a production penalty on any Ovintiv Well through any right or interest granted by, through or under Ovintiv;
(ee)
No Material Adverse Effects Since Adjustment Date: There has been no fact, circumstance or event or any combination thereof, either individually or in the aggregate, that has occurred in the period commencing on the Adjustment Date and ending on the date immediately prior to the date of this Agreement that has had a material adverse effect on the Ovintiv Assets; and
(ff)
Disclosure: There are no facts, documents, records or files that:
(i)
are within Ovintiv’s knowledge as of the date of this Agreement;
(ii)
are not disclosed in this Agreement or in the Ovintiv Data Room Materials; and
(iii)
would result in the foregoing representations and warranties in this section 5.2 to be untrue or misleading in any material respect.

5.3 Limitations on Paramount Representations and Warranties

(a)
Paramount makes no representations or warranties with respect to the Paramount Assets except as expressly contained in section 5.1. Ovintiv acknowledges that, except as expressly contained in the applicable subsections of section 5.1, Paramount has not made, and Paramount hereby expressly disclaims and negates any liability or responsibility for any representation or warranty that may have been made or alleged to have been made with respect to the Paramount Assets, including any express or implied warranty contained in any document or statement made or communicated to Ovintiv (including in the Paramount Data Room Materials or in any memorandum, opinion, notice, information or advice provided to Ovintiv by any Representative or advisor of Paramount), in respect of:

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(i)
the quantity, quality or recoverability of Petroleum Substances within or under the Paramount Lands;
(ii)
the value of the Paramount Assets or the future cash flows therefrom;
(iii)
estimates of prices or future cash flows arising from the sale of Petroleum Substances produced from the Paramount Lands or estimates of other revenues attributable to the Paramount Assets or the availability or continued availability of transportation or processing services that may be required to sell those Petroleum Substances;
(iv)
Environmental data or reports or other interpretations or evaluation of Environmental Liabilities arising in connection with or related to the Paramount Lands or the Paramount Assets and any assessments or evaluations of the accuracy, completeness, volume, nature or estimated cost of the work required to fully satisfy and discharge the Environmental Liabilities or, for greater certainty, the Abandonment and Reclamation Obligations respecting the Paramount Lands or the Paramount Assets;
(v)
any implied or express warranty regarding compliance with Applicable Environmental Laws or regarding a Release, except in each case to the extent provided in subsection 5.1(r);
(vi)
the Environmental condition of the Paramount Lands, the Paramount Assets or any Environmental Liabilities;
(vii)
any express or implied warranty regarding Paramount’s title to any of the Paramount Assets, except to the extent provided in subsection 5.1(h);
(viii)
any engineering, geological or other interpretations or economic evaluations respecting the Paramount Lands or the Paramount Assets including the accuracy, completeness, or materiality of any information, data, records or other material contained therein;
(ix)
the quality, condition, fitness or suitability for purpose or merchantability of any of the Paramount Assets, or their conformity to models or samples of materials; or
(x)
the legal, tax, accounting or other consequences of the Transaction.
(b)
Ovintiv acknowledges it has made its own independent examination, investigation, analysis, appraisal, evaluation and verification of (i) the Paramount Lands and the Paramount Assets, including Paramount’s title thereto and the Environmental condition of the Paramount Lands and the Paramount Assets, (ii) the extent and value of the Petroleum Substances attributable to the Paramount Assets, and (iii) the extent of the liabilities and obligations it will be assuming hereunder (including Environmental Liabilities). Except for the representations and warranties in section 5.1, Ovintiv has relied and will continue to rely solely on same as to its assessment of the condition (Environmental or otherwise), quantum and value of the

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Paramount Lands and the Paramount Assets and the extent of those liabilities and obligations.
(c)
Except for and to the extent of Ovintiv’s rights or remedies with respect to any inaccurate or untrue representation or warranty made by Paramount in section 5.1, Ovintiv forever releases and discharges Paramount and its Representatives from any Claims and all Losses and Liabilities suffered, sustained, paid or incurred by Ovintiv, Ovintiv’s assigns and successors, as a result of the use or reliance upon advice, information or materials pertaining to the Paramount Lands or the Paramount Assets which was delivered or made available to Ovintiv by Paramount or its Representatives prior to or pursuant to this Agreement, including any of the Paramount Data Room Materials, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for Paramount, or otherwise in Paramount’s possession or control, and neither Paramount nor its Representatives shall have any liability or obligations as a result of any inaccuracy, error or omission therein.
(d)
Ovintiv and Paramount each acknowledge that, except for and to the extent of the representations and warranties in section 5.1, it is their express intention that: (i) the Paramount Assets shall be conveyed to Ovintiv “as is” and in their present condition and state of repair; and (ii) Ovintiv will accept the Paramount Assets “as is, where is” in their present condition and state of repair and assume the liabilities and obligations as provided for herein.
(e)
Each reference in section 5.1 (other than section 5.1(y)) to the Paramount Lands, Paramount Facilities, Paramount Leases and/or Paramount Wells and to the Tangibles and/or Title and Operating Documents related to the Zama Assets shall be deemed to exclude reference to the Unidentified Paramount Assets and to the Tangibles and Title and Operating Documents related to the Unidentified Paramount Assets.

5.4 Limitations on Ovintiv Representations and Warranties

(a)
Ovintiv makes no representations or warranties with respect to the Ovintiv Assets except as expressly contained in section 5.2. Paramount acknowledges that, except as expressly contained in the applicable subsections of section 5.2, Ovintiv has not made, and Ovintiv hereby expressly disclaims and negates any liability or responsibility for any representation or warranty that may have been made or alleged to have been made with respect to the Ovintiv Assets, including any express or implied warranty contained in any document or statement made or communicated to Paramount (including in the Ovintiv Data Room Materials or in any memorandum, opinion, notice, information or advice provided to Paramount by any Representative or advisor of Ovintiv), in respect of:
(i)
the quantity, quality or recoverability of Petroleum Substances within or under the Ovintiv Lands;
(ii)
the value of the Ovintiv Assets or the future cash flows therefrom;

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(iii)
estimates of prices or future cash flows arising from the sale of Petroleum Substances produced from the Ovintiv Lands or estimates of other revenues attributable to the Ovintiv Assets or the availability or continued availability of transportation or processing services that may be required to sell those Petroleum Substances;
(iv)
Environmental data or reports or other interpretations or evaluation of Environmental Liabilities arising in connection with or related to the Ovintiv Lands or the Ovintiv Assets and any assessments or evaluations of the accuracy, completeness, volume, nature or estimated cost of the work required to fully satisfy and discharge the Environmental Liabilities or, for greater certainty, the Abandonment and Reclamation Obligations respecting the Ovintiv Lands or the Ovintiv Assets;
(v)
any implied or express warranty regarding compliance with Applicable Environmental Laws or regarding a Release, except in each case to the extent provided in subsection 5.2(s);
(vi)
the Environmental condition of the Ovintiv Lands, the Ovintiv Assets or any Environmental Liabilities;
(vii)
any express or implied warranty regarding Ovintiv’s title to any of the Ovintiv Assets, except to the extent provided in subsection 5.2(i);
(viii)
any engineering, geological or other interpretations or economic evaluations respecting the Ovintiv Lands or the Ovintiv Assets including the accuracy, completeness, or materiality of any information, data, records or other material contained therein;
(ix)
the quality, condition, fitness or suitability for purpose or merchantability of any of the Ovintiv Assets, or their conformity to models or samples of materials; or
(x)
the legal, tax, accounting or other consequences of the Transaction.
(b)
Paramount acknowledges it has made its own independent examination, investigation, analysis, appraisal, evaluation and verification of (i) the Ovintiv Lands and the Ovintiv Assets, including Ovintiv’s title thereto and the Environmental condition of the Ovintiv Lands and the Ovintiv Assets, (ii) the extent and value of the Petroleum Substances attributable to the Ovintiv Assets, and (iii) the extent of the liabilities and obligations it will be assuming hereunder (including Environmental Liabilities). Except for the representations and warranties in section 5.2, Paramount has relied and will continue to rely solely on same as to its assessment of the condition (Environmental or otherwise), quantum and value of the Ovintiv Lands and the Ovintiv Assets and the extent of those liabilities and obligations.
(c)
Except for and to the extent of Paramount’s rights or remedies with respect to any inaccurate or untrue representation or warranty made by Ovintiv in section 5.2, Paramount forever releases and discharges Ovintiv and its Representatives from any Claims and all Losses and Liabilities suffered, sustained, paid or incurred by

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Paramount, Paramount’s assigns and successors, as a result of the use or reliance upon advice, information or materials pertaining to the Ovintiv Lands or the Ovintiv Assets which was delivered or made available to Paramount by Ovintiv or its Representatives prior to or pursuant to this Agreement, including any of the Ovintiv Data Room Materials, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for Ovintiv, or otherwise in the possession or control of Ovintiv, and Ovintiv and its Representatives shall not have any liability or obligations as a result of any inaccuracy, error or omission therein.
(d)
Ovintiv and Paramount each acknowledge that, except for and to the extent of the representations and warranties in section 5.2, it is their express intention that: (i) the Ovintiv Assets shall be conveyed to Paramount “as is” and in their present condition and state of repair; and (ii) Paramount will accept the Ovintiv Assets “as is, where is” in their present condition and state of repair and assume the liabilities and obligations as provided for herein.

5.5 Limitations on the Representations and Warranties of Both Parties

(a)
Any matter disclosed on any Schedule shall be deemed to have been disclosed on each other Schedule and as an exception to the applicable disclosing Party’s representations and warranties set forth in this Agreement to the extent that it is reasonably apparent that the disclosure contained in such Schedule is an exception to the applicable representation and warranty (whether or not so stated in the applicable representation and warranty or Schedule). In addition, any matter disclosed in the Data Room Materials of a Party shall be an exception to each of the representations and warranties of such Party set forth in this Agreement to the extent the application of such matter to the applicable representation and warranty is reasonably apparent on the face of such disclosure.
(b)
The inclusion of information in the Schedules for purposes of disclosure under this Agreement shall not be an admission or acknowledgment that such information therein is required to be set out in the Schedules, that such items are material, that such items have had, or would reasonably be expected to have, an adverse effect or that such items are within or outside of the ordinary course of business of Vendor. Furthermore, the inclusion of information from the Schedules will not establish any level of materiality for purposes of this Agreement. The information and statements contained in the Schedules are not intended to constitute, and shall not be construed as constituting, representations or warranties of Vendor.

5.6 Knowledge

No Party shall be entitled to claim that any fact, circumstance or matter constitutes a breach of any other Party’s representations or warranties (other than the representations and warranties in sections 5.1(b) and 5.2(b)) contained herein to the extent that such fact, circumstance or matter is actually known by such Party as of the date of this Agreement

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5.7 Notice of Claims

(a)
No claim for indemnification under Article 6 relating to any untruth or inaccuracy in any representation or warranty in this Article 5 shall be made or be enforceable by a Party unless written notice of such claim, with reasonable particulars, is given by such Party to the Party against whom the claim is made:
(i)
in respect of claims arising pursuant to the Fundamental Representations and Warranties, at any time following Closing;
(ii)
in respect of claims arising pursuant to the representations and warranties in sections 5.1(m) and 5.2(n), within twenty four (24) months following Closing; and
(iii)
in respect of claims arising pursuant to any other representations and warranties set forth in sections 5.1 and 5.2, within twelve (12) months following Closing.
(b)
No claim shall be made by a Party in respect of the representations and warranties made by any other Party in this Agreement except pursuant to section 6.1 or 6.2, as applicable.
(c)
The Parties acknowledge and agree that an obligation under this Agreement to provide written notice of a claim within the applicable time period set forth in section 5.7(a) from the Closing Time and in a manner specified under this Agreement is intended by the Parties as a limitation of liability that represents a fair and equitable allocation of the risks and liabilities that each Party has agreed to assume in connection with the subject matter hereof and is not an agreement within the provision of Section 7(2) of the Limitations Act (Alberta).
(d)
No claim for indemnification under Article 6 relating to a breach of section 8.1(e) shall be made or be enforceable by Purchaser unless written notice of such claim, with reasonable particulars, is given by Purchaser to Vendor:
(i)
in respect of claims relating to the Fundamental Representations and Warranties, at any time following Closing;
(ii)
in respect of claims relating to the representations and warranties in sections 5.1(m) and 5.2(n), within twenty four (24) months following Closing; and
(iii)
in respect of claims relating to any other representations and warranties set forth in sections 5.1 and 5.2, within twelve (12) months following Closing.

ARTICLE 6

INDEMNIFICATION

6.1 Paramount’s Indemnities for Covenants, Representations and Warranties

Subject to sections 5.3, 5.5, 5.6, 5.7 and 6.5 and Article 13, and provided Closing has occurred, Paramount shall be liable to Ovintiv for and shall, in addition, indemnify Ovintiv and its Representatives from and against, all Claims that may be brought against Ovintiv and its

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Representatives and all Losses and Liabilities suffered, sustained, paid or incurred by Ovintiv or its Representatives:

(a)
as a direct result of any breach by Paramount of any of the representations and warranties contained in section 5.1;
(b)
as a direct result of any breach by Paramount of any covenant or agreement to be performed by Paramount pursuant to this Agreement; or
(c)
in respect of Paramount Taxes;

provided that, with respect to Claims that may be brought against Ovintiv’s Representatives (other than its Affiliates) and Losses and Liabilities suffered, sustained, paid or incurred by Ovintiv’s Representatives (other than its Affiliates), the foregoing indemnities shall not apply to such Claims, Losses and Liabilities of such Representatives except to the extent arising from a breach by Paramount of its representations and warranties contained in section 5.1(r).

6.2 Ovintiv’s Indemnities for Covenants, Representations and Warranties

Subject to sections 5.4, 5.5, 5.6, 5.7 and 6.5 and Article 13, and provided Closing has occurred, Ovintiv shall be liable to Paramount for and shall, in addition, indemnify Paramount and its Representatives from and against, all Claims that may be brought against Paramount and its Representatives and all Losses and Liabilities suffered, sustained, paid or incurred by Paramount or its Representatives:

(a)
as a direct result of any breach by Ovintiv of any of the representations and warranties contained in section 5.2;
(b)
as a direct result of any breach by Ovintiv of any covenant or agreement to be performed by Ovintiv pursuant to this Agreement; or
(c)
in respect of Ovintiv Taxes;

provided that, with respect to Claims that may be brought against Paramount’s Representatives (other than its Affiliates) and Losses and Liabilities suffered, sustained, paid or incurred by Paramount’s Representatives (other than its Affiliates), the foregoing indemnities shall not apply to such Claims, Losses and Liabilities of such Representatives except to the extent arising from a breach by Ovintiv of its representations and warranties contained in section 5.2(s).

6.3 Environmental Liabilities

(a)
Paramount and Ovintiv hereby agree that:
(i)
in addition to the other indemnities provided by Ovintiv in this Agreement, provided Closing occurs, Ovintiv shall be liable to Paramount for and shall, in addition, indemnify Paramount and Paramount’s Representatives from and against, all Claims and Losses and Liabilities suffered, sustained, paid or incurred by Paramount or any of Paramount’s Representatives as a result of any matter or thing arising out of, attributable to or connected with any Environmental Liabilities pertaining to or caused by the Paramount Assets or the Paramount Lands, or any operations thereon or related

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thereto, however and by whomsoever caused, and whether such Environmental Liabilities occur or arise in whole or in part prior to, at or subsequent to the Closing Time (but for greater certainty excluding any Paramount Taxes);
(ii)
the indemnity in this section 6.3(a) shall apply indefinitely without limit and without regard to cause or causes, including the negligence, whether sole, concurrent, gross, active, passive, primary or secondary, or the wilful misconduct of Paramount or any of its Representatives. Ovintiv shall not be entitled to exercise and hereby waives any rights or remedies Ovintiv or any of its Representatives may now or in the future have against Paramount or any of its Representatives with respect to any or all of such Environmental Liabilities, whether such rights and remedies are pursuant to the common law, in equity, Applicable Law or otherwise, including the right to name Paramount or any of its Representatives as a third party to any action commenced by any Third Party against Ovintiv or any of its Representatives; and
(iii)
nothing in this section 6.3(a) will operate to limit Ovintiv’s right to make a claim against Paramount for a breach of the representation and warranty made by Paramount in section 5.1(r), subject always to the limitations in sections 5.3, 5.5, 5.6, 5.7 and 6.5.
(b)
Ovintiv and Paramount hereby agree that:
(i)
in addition to the other indemnities provided by Paramount in this Agreement, provided Closing occurs, Paramount shall be liable to Ovintiv for and shall, in addition, indemnify Ovintiv and Ovintiv’s Representatives from and against, all Claims and Losses and Liabilities suffered, sustained, paid or incurred by Ovintiv or any of Ovintiv’s Representatives as a result of any matter or thing arising out of, attributable to or connected with any Environmental Liabilities pertaining to or caused by the Ovintiv Assets or the Ovintiv Lands, or any operations thereon or related thereto, however and by whomsoever caused, and whether such Environmental Liabilities occur or arise in whole or in part prior to, at or subsequent to the Closing Time (but for greater certainty excluding any Ovintiv Taxes);
(ii)
the indemnity in this section 6.3(b) shall apply indefinitely without limit and without regard to cause or causes, including the negligence, whether sole, concurrent, gross, active, passive, primary or secondary, or the wilful misconduct of Ovintiv or any of its Representatives. Paramount shall not be entitled to exercise and hereby waives any rights or remedies Paramount or any of its Representatives may now or in the future have against Ovintiv or any of its Representatives with respect to any or all of such Environmental Liabilities, whether such rights and remedies are pursuant to the common law, in equity, Applicable Law or otherwise, including the right to name Ovintiv or any of its Representatives as a third party to any action commenced by any Third Party against Paramount or any of its Representatives; and

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(iii)
nothing in this section 6.3(b) will operate to limit Paramount’s right to make a claim against Ovintiv for a breach of the representation and warranty made by Ovintiv in section 5.2(s), subject always to the limitations in sections 5.4, 5.5, 5.6, 5.7 and 6.5.

6.4 Assumption of Responsibility for Assets

(a)
In addition to the other indemnities provided by Ovintiv in this Agreement, but subject to section 6.3(a), provided Closing occurs, Ovintiv shall be liable to Paramount for and shall, in addition, indemnify Paramount and Paramount’s Representatives from and against, all Claims and Losses and Liabilities (but for greater certainty excluding any Paramount Taxes) suffered, sustained, paid or incurred by Paramount or any of Paramount’s Representatives which arise out of, result from or are attributable to the Paramount Assets or the operation, maintenance, use or ownership thereof or any other operations or services conducted in connection therewith (excluding any Environmental Liabilities respecting the Paramount Assets which are provided for in section 6.3(a)) and arise or accrue on or after the Closing Time, except to the extent any related Claims or Losses or Liabilities arise as consequence of any matters for which Ovintiv is entitled to indemnification for pursuant to section 6.1 or the gross negligence or wilful misconduct of Paramount or any of its Representatives whether occurring before, on or after the Closing Time.
(b)
In addition to the other indemnities provided by Paramount in this Agreement, but subject to section 6.3(b), provided Closing occurs, Paramount shall be liable to Ovintiv for and shall, in addition, indemnify Ovintiv and Ovintiv’s Representatives from and against, all Claims and Losses and Liabilities (but for greater certainty excluding any Ovintiv Taxes) suffered, sustained, paid or incurred by Ovintiv or any of Ovintiv’s Representatives which arise out of, result from or are attributable to the Ovintiv Assets or the operation, maintenance, use or ownership thereof or any other operations or services conducted in connection therewith (excluding any Environmental Liabilities respecting the Ovintiv Assets which are provided for in section 6.3(b)) and arise or accrue on or after the Closing Time, except to the extent any related Claims or Losses or Liabilities arise as consequence of any matters for which Paramount is entitled to indemnification for pursuant to section 6.2 or the gross negligence or wilful misconduct of Ovintiv or any of its Representatives whether occurring before, on or after the Closing Time.

6.5 Limitations

Notwithstanding any other provision in this Agreement: [Redacted: Applicable limits and thresholds]

(a)
the indemnities provided in sections 6.1 and 6.2 shall not apply to Losses and Liabilities to the extent caused by the gross negligence, willful default or misconduct of the indemnified Party or its Representatives;
(b)
without limiting the indemnities in sections 6.3 and 6.4 and subject to Article 13, from and after Closing the sole and exclusive remedy for a Party’s breach of a representation and warranty or covenant or agreement in this Agreement shall be

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the indemnities provided in sections 6.1 and 6.2, as the case may be, and, except in the case of fraud:
(i)
the total liability of Paramount to Ovintiv under section 6.1(a), and under section 6.1(b) with respect to a breach of section 8.1(e), shall not exceed, in the aggregate, [Redacted], except to the extent such liability arises as a result of a breach of a Paramount Fundamental Representation and Warranty, in which case the total liability of Paramount to Ovintiv under section 6.1(a), and under section 6.1(b) with respect to a breach of section 8.1(e), shall be increased to [Redacted] but only if and to the extent required to accommodate any claim for a breach of a Paramount Fundamental Representation and Warranty and for no other purpose;
(ii)
no claim may be made by Ovintiv for a breach of Paramount’s representations and warranties or for a breach of section 8.1(e) unless and until the individual value of an unrelated claim exceeds [Redacted] and the aggregate amount of all such qualifying claims exceeds [Redacted], and upon the aggregate amount of all such qualifying claims exceeding [Redacted], Paramount shall only be liable to Ovintiv for amounts that are in excess of such [Redacted] threshold;
(iii)
the total liability of Ovintiv to Paramount under section 6.2(a), and under section 6.2(b) with respect to a breach of section 8.1(e). shall not exceed, in the aggregate, [Redacted]; and
(iv)
no claim may be made by Paramount for a breach of Ovintiv’s representations and warranties or fora breach of section 8.1(e) unless and until the individual value of an unrelated claim exceeds [Redacted] and the aggregate amount of all such qualifying claims exceeds [Redacted], and upon the aggregate amount of all such qualifying claims exceeding [Redacted], Ovintiv shall only be liable to Paramount for amounts that are in excess of such [Redacted] threshold, provided that each Party shall be entitled to injunctive relief to restrain any breach, actual or threatened, of the covenants or agreements of the other Party set forth in this Agreement or otherwise to obtain specific performance of this Agreement without the necessity of posting a bond or security in connection therewith.

(c)
Except as set out in section 2.2(b) and section 2.2(d)(iii), nothing contained in this Agreement shall impose any liability on either Party for any Consequential Damages suffered by the other Party or its Representatives, provided that this subsection 6.5(c) shall not preclude a Party or its Representatives from entitlement to indemnification under this Agreement for the liability of such Party or its Representatives to a Third Party for Consequential Damages which such Third Party suffers, sustains, pays or incurs;
(d)
Notwithstanding any other provision of this Agreement, neither Party shall be liable under any circumstances to the other Party or any of its Representatives with respect to any Losses or Liabilities arising from any securities or public market disclosure made by the other Party or any of its Affiliates, or any public or private

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offering of any security, including debt obligations, of any nature conducted by the other Party or any of its Affiliates.
(e)
If a Party is indemnified against Losses and Liabilities under this Agreement by any other Party and receives an indemnity payment in respect of those Losses and Liabilities from such other Party, and such Losses and Liabilities are actually reduced by any recovery, settlement or otherwise under any insurance coverage or under any Claim, recovery, settlement or payment by or against any other Person, including under any manufacturer’s or other Third Party warranty or insurance policy, the indemnified Party shall promptly repay to the indemnifying Party the amount of the reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith). For greater certainty, no repayment by the indemnified Party shall be required unless, and to the extent that, the sum of the indemnity payment and the amount received from the Third Party exceeds the total amount of the applicable Losses and Liabilities (which was required to be paid by the indemnifying Party subject to the terms of this Agreement) to which the indemnity payment relates; and
(f)
Except for Purchaser’s rights under this Agreement, Purchaser on its own behalf and on behalf of the Purchaser’s Representatives, hereby waives all Claims, rights and remedies whatsoever (whether now existing or hereafter arising and including all common law, tort, contractual, equitable and statutory rights and remedies except as a result of fraud) that Purchaser or any of the Purchaser’s Representatives may now or at any time in the future have against Vendor or any of the Vendor’s Representatives in respect of the Lands or the Assets or the transactions to be effected pursuant to this Agreement, or any representations or statements made, or information or data furnished, to Purchaser or any of its Representatives in connection herewith or otherwise (whether made or furnished by Vendor or any of its Representatives or Third Parties and whether made or furnished orally or by electronic, faxed, written or other means).

6.6 Calculation of Damages and Determination of Breach

For the purposes of determining whether a breach has occurred in respect of a representations and warranties contained in section 5.1 or 5.2, and for the purposes of calculating the amount of Losses and Liabilities in respect of a breach of such representations and warranties, such representations and warranties shall be deemed to have been made without qualification as to materiality where the words or phrases “material”, “immaterial”, “in all material respects”, “Material Adverse Effect”, “material adverse effect” or words or phrases of similar import are used in or otherwise applicable to such representation and warranty.

6.7 Indemnification Procedure – Third Party Claims

The following procedures shall be applicable to any Claim (each a “Third Party Claim”) made by a Third Party against a Party or its Representatives (where applicable) (the “Indemnitee”), and the indemnification in respect thereof pursuant to this Agreement by the other Party (the “Indemnitor”):

(a)
on the Third Party Claim being made against or commenced against the Indemnitee, the Indemnitee shall promptly provide notice thereof to the Indemnitor. The notice shall describe the Third Party Claim in reasonable detail and indicate

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the estimated amount, if practicable, of the indemnifiable Losses and Liabilities that have been or may be sustained by the Indemnitee in respect thereof. If the Indemnitee does not give timely notice to the Indemnitor as aforesaid, then that failure shall only lessen or limit the Indemnitee’s rights to indemnity hereunder to the extent that the defence of the Third Party Claim was prejudiced by that lack of timely notice;
(b)
if the Indemnitor acknowledges to the Indemnitee in writing by no later than thirty (30) days that the Indemnitor is responsible to indemnify the Indemnitee in respect of the Third Party Claim pursuant hereto, the Indemnitor shall have the right to do either or both of the following:
(i)
assume carriage of the defence of the Third Party Claim using legal counsel of its choice and at its sole cost; or
(ii)
settle the Third Party Claim provided the Indemnitee receives, as part of the settlement, a legally binding and enforceable unconditional release from any and all obligations or liabilities it may have with respect to the Third Party Claim;
(c)
If the Indemnitor has taken control of any matter described above in this section 6.7 that relates to Taxes as a Third Party Claim and a Governmental Authority commences any collection procedures against the Indemnitee in respect of the matter, the Indemnitor shall pay to the Indemnitee the amount up to the Third Party Claim that the applicable Governmental Authority is entitled to collect from the Indemnitee while the matter is subject to any proceeding and such amount shall be promptly paid by the Indemnitee to the applicable Governmental Authority. If the Indemnitee receives a refund of all or a part of such payment, whether by cash payment or through a credit, the amount shall be promptly paid to the Indemnitor;
(d)
if the Indemnitor does not assume carriage of the defence of any Third Party Claim or settle the Third Party Claim pursuant to section 6.7(b), the Indemnitee shall be entitled to defend or settle the Third Party Claim or both. If it is determined that such Third Party Claim is a matter for which the Indemnitor should have indemnified the Indemnitee pursuant to this Agreement, the Indemnitee shall be entitled to reimbursement from the Indemnitor of all of its Losses and Liabilities associated with that Third Party Claim;
(e)
each Party shall cooperate with the other in the defence of the Third Party Claim, including making available to each other Party, its directors, officers, employees and consultants whose assistance, testimony or presence is of material assistance in evaluating and defending the Third Party Claim;
(f)
the Indemnitee shall not enter into any settlement, consent order or other compromise with respect to the Third Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed), unless:

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(i)
the Indemnitor does not acknowledge that it is responsible to indemnify the Indemnitee in respect of the Third Party Claim in accordance with section 6.7(b); or
(ii)
the Indemnitee waives its rights to indemnification in respect of the Third Party Claim;
(g)
on payment of the Third Party Claim by the Indemnitor, the Indemnitor shall be subrogated to all Claims the Indemnitee may have relating to that Claim. The Indemnitee shall give such further assurances and cooperate with the Indemnitor to permit the Indemnitor to pursue such subrogated Claims as reasonably requested by it; and
(h)
if the Indemnitor has paid an amount pursuant to the indemnification obligations herein and the Indemnitee shall subsequently be reimbursed from any source in respect of the Third Party Claim from any other Person, the Indemnitee shall promptly pay the amount of the reimbursement (including interest actually received) to the Indemnitor, net of Taxes required to be paid by the Indemnitee as a result of any such receipt.

6.8 Tax Treatment of Indemnity Payments

Any payments made under this Article 6 shall be treated as an adjustment to the Adjusted Purchase Price and shall be allocated to the Paramount Petroleum and Natural Gas Rights.

ARTICLE 7

ADJUSTMENTS

7.1 Adjustments

(a)
Subject to, and except as otherwise provided in, any other provision in this Agreement and without duplication, Vendor and Purchaser will adjust and apportion costs, expenses, taxes (other than capital taxes and income taxes), obligations, revenues and benefits of every kind and nature accruing, payable or paid, receivable or received, in respect of the Assets including operating, maintenance, development and capital costs and net proceeds from the sale of Petroleum Substances as at the Adjustment Date between Vendor and Purchaser on an accrual basis in accordance with Canadian generally accepted accounting principles, including, if applicable, IFRS Rules, consistently applied, and subject to, and except as otherwise provided in any other provision in this Agreement and without duplication, all such costs, expenses, taxes (other than capital taxes and income taxes), obligations, revenues and benefits incurred or accrued prior to the Adjustment Date will be for the account of Vendor, and all such costs, expenses, taxes (other than capital taxes and income taxes), obligations, revenues and benefits incurred or accrued on or after the Adjustment Date shall be for the account of Purchaser, provided that:
(i)
Vendor’s share of all revenues from the Leased Substances produced from the Assets and beyond the wellhead at the Adjustment Date (excluding line fill and tank bottoms), shall be for the benefit of Vendor, and those Leased Substances shall be deemed to be sold on a “first in, first out” basis

1394-4822-6578.1

following the Adjustment Date and Vendor shall be credited with the proceeds of such sale, and all other revenues from the Leased Substances shall be for the account of Purchaser;
(ii)
there will be no adjustments for any tax credits, drilling credits or other similar incentives that accrue to a Party because of financial or organizational attributes specific to it;
(iii)
any Thirteenth Month Adjustment that relates to a period that includes months prior to and after the Adjustment Date shall be apportioned between Vendor and Purchaser as at the Adjustment Date on the same basis (whether on a throughput, per diem or other basis) as the Thirteenth Month Adjustment is allocated to the parties to the Title and Operating Document under which it is made, provided that any cost increases arising in connection with Purchaser’s assumption of operatorship of any of the Assets shall not be borne by Vendor pursuant to any Thirteenth Month Adjustment;
(iv)
costs and expenses of work done, services provided and goods supplied shall be deemed to accrue for the purposes of this section 7.1 when the work is done or the goods (other than inventory) or services are provided, regardless of when such costs and expenses become payable. For greater certainty, the entire cost of a plant turnaround shall be deemed to be accrued on the date of completion of such plant turnaround, regardless of the specific payment schedule for such plant turnaround;
(v)
all freehold mineral taxes, surface and mineral lease rentals, property taxes, equipment and other rentals and other periodic costs that relate to the Assets and are payable in respect of a period of time that straddles the Adjustment Date, and any pre-payments of those amounts, shall be apportioned between Vendor and Purchaser on a per diem basis as of the Adjustment Date, and such portion of the amount allocated to Purchaser in respect of the period between the Adjustment Date and Closing as a Base Price adjustment shall be deemed to be a cost incurred by Vendor in such period and the remaining amount allocated to the Purchaser in respect of the period after Closing will be added to the Interim Statement of Adjustments and Final Statement of Adjustments in accordance with the terms hereof but will not be treated as an adjustment to the Base Price;
(vi)
cash call advances, cash deposits, operating fund advances and similar cash advances made by Vendor in respect of the Assets which are not applicable to costs incurred or accrued prior to the Adjustment Date will be transferred to Purchaser and at Closing, Purchaser will pay Vendor an amount equal to the amount of the advance transferred (which amount will be added to the Interim Statement of Adjustments and Final Statement of Adjustments in accordance with the terms hereof but will not be treated as an adjustment to the Base Price);

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(vii)
non-cash deposits made by Vendor relating to the Assets shall, as mutually agreed by the Parties, either be returned to Vendor and replaced by Purchaser, or be transferred to Purchaser and an adjustment will be made in favour of Vendor equal to the amount of the deposit transferred (which amount will be added to the Interim Statement of Adjustments and Final Statement of Adjustments in accordance with the terms hereof but will not be treated as an adjustment to the Base Price);
(viii)
from the Adjustment Date until the Closing Time, Vendor, where it is the operator of any of the Assets which are jointly owned with one or more Third Parties, shall be entitled to retain all overhead recoveries and operator’s fees payable pursuant to any Title and Operating Documents and such items shall be excluded for purposes of calculating any adjustments hereunder;
(ix)
fees or revenues from or relating to gathering, transmission or processing of Petroleum Substances for or on behalf of Persons other than Vendor shall be apportioned on the basis of the date of such gathering, transmission or processing;
(x)
there will be an adjustment in favour of Paramount in an amount equal to [Redacted] of the Operating Netback less Capital Spending in respect of the Paramount Assets from the Adjustment Date to the Closing Date, where:
(A)
“Operating Netback” is equal to Working Interest Revenue + Royalty and Other revenue, minus the sum of Royalty Expense, Transportation, and Operating Expense; and
(B)
the terms set forth of this section 7.1(a)(x) shall refer to the categories set forth in the Lease Operating Statement delivered by Paramount to Ovintiv prior to the date hereof and shall be calculated in accordance with the past practices of Paramount prior to the date hereof;
(xi)
there will be an adjustment in favour of Paramount of [Redacted] per day from the Adjustment Date to the Closing Date to account for the general and administrative costs and expenses and overhead of Paramount;
(xii)
there shall be no adjustment in respect of a Party’s (or its Affiliates’) disclosure obligations under Applicable Securities Law, the costs and expenses of which shall be borne by the applicable Party; and
(xiii)
Ovintiv acknowledges and agrees that Paramount shall be utilizing Fox Drilling in connection with the drilling activities on the Paramount Lands during the Interim Period, and that the amounts accruing in connection with those activities during the Interim Period shall be borne by Ovintiv, at the day rates set forth below (together with such other rates, recoveries and costs as are consistent with industry practice):

1394-4822-6578.1

Drilling/Standby (without pipe)	[Redacted] /day
Mobilization/Demobilization	[Redacted] /day
(b)
Vendor shall prepare and deliver to Purchaser for approval a statement no later than three (3) Business Days prior to the Closing Time that shall set forth a written statement of adjustments to be made in accordance with this Agreement, with the result that there shall be a separate statement of adjustments for the Paramount Assets and for the Ovintiv Assets (with each such statement being an “Interim Statement of Adjustments”). Each Interim Statement of Adjustments shall, on a net basis, include all adjustments to be made in accordance with this Agreement with respect to both the Paramount Assets and Ovintiv Assets, and the amounts payable under the Interim Statements of Adjustment shall be netted against each other. Vendor shall make available to Purchaser all information respecting the applicable Assets reasonably necessary for Purchaser to confirm the calculations in the applicable Interim Statement of Adjustments at the time such statement is delivered to Purchaser. Each Interim Statement of Adjustments shall be based on Vendor’s good faith estimate of the costs and expenses accrued prior to Closing and the revenues accrued and received by prior to Closing, as regards the applicable Assets.
(c)
If Vendor or its Affiliates receive any revenues or other amounts pertaining to the Assets after the Closing Time which accrue after the Adjustment Date, Vendor shall be entitled to deduct any costs, expenses and other payments made by Vendor in respect of the Assets that accrued after the Adjustment Date, in each case to the extent not accounted for in the Interim Statement of Adjustments, and subject to the other provisions herein, Vendor shall pay the net amount of such revenues or other amounts to Purchaser within forty five (45) days following receipt of such revenues. If Purchaser or its Affiliates receive after Closing any proceeds or other revenues to which Vendor is entitled under this Article 7, Purchaser shall fully disclose, account for and promptly remit the same to Vendor.
(d)
No earlier than one hundred and twenty (120) days, and no later than one hundred and eighty (180) days following the Closing Time, Vendor shall prepare, with Purchaser’s cooperation, and deliver to Purchaser a final statement of all adjustments to be made in accordance with this Agreement, with the result that there shall be a separate final statement of adjustments for the Paramount Assets and for the Ovintiv Assets (with each such statement being a “Final Statement of Adjustments”). Purchaser shall provide, or cause to be provided, to Vendor full access to, and Vendor shall be entitled to audit, the relevant records to aid in the preparation of such statement. Vendor shall provide to Purchaser the right to review the Final Statement of Adjustments and full access to, and Purchaser shall be entitled to audit the relevant records and working papers of Vendor to aid in such review. Audits conducted pursuant to this subsection 7.1(d) will be conducted upon reasonable notice from the auditing Party at its sole expense during normal business hours at the offices of the audited Party or at such other premises where those records are maintained. The net amount in respect of each Final Statement of Adjustments will be remitted by the Party who in the net result is obliged to make payment within thirty (30) Business Days of receipt by Purchaser of such Final Statement of Adjustments, or if Purchaser provides written notice pursuant to subsection 7.1(e), within the time period set forth in subsection 7.1(g). No

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subsequent adjustment shall be made pursuant to this Article 7 unless and only to the extent expressly provided for in this Article 7.
(e)
If Purchaser is of the opinion that any change is required to be made to the Final Statement of Adjustments as prepared by Vendor, it shall, on or before that date which is thirty (30) days after the delivery of the Final Statement of Adjustments by Vendor to Purchaser (the “Objection Date”), give written notice to Vendor of any such proposed change, including the reason for such change. If Purchaser does not notify Vendor of any proposed change on or before the Objection Date and Vendor has complied with its obligations in subsection 7.1(d), then Purchaser shall be deemed to have accepted the applicable Final Statement of Adjustments.
(f)
If Purchaser gives written notice to Vendor of any proposed change to the Final Statement of Adjustments on or before the Objection Date, and if the proposed change is disputed by Vendor and the Parties fail to resolve the dispute within thirty (30) Business Days after the Objection Date, then the Independent Accounting Firm shall immediately be engaged by the Parties to resolve forthwith the dispute and the Independent Accounting Firm shall be requested to render its decision without qualifications, other than the usual qualifications relating to engagements of this nature, within fourteen (14) days after the dispute is referred to it. The decision of the Independent Accounting Firm shall be final and binding upon the Parties and shall not be subject to appeal by either Party. The fees and expenses of the Independent Accounting Firm shall be shared, one half to each of Ovintiv and Paramount.
(g)
Upon agreement with respect to all matters in dispute, or upon a decision of the Independent Accounting Firm with respect thereto, such amendments shall be made to the Final Statement of Adjustments as may be necessary to reflect such agreement or such decision, as the case may be. In such event, references in the Agreement to the Final Statement of Adjustments shall refer to the Final Statement of Adjustments, as so amended. The net amount will then be remitted by the Party who in the net result is obliged to make payment by no later than five (5) Business Days after such agreement or decision.
(h)
Notwithstanding subsection 7.1(d) any adjustments resulting from:
(i)
a Thirteenth Month Adjustment, operator error adjustments, errors established by joint venture audits, non-Crown royalty audits, the settlement or final determination of the Paramount Audits or the Ovintiv Audits and arising within twenty six (26) months after the end of the calendar year in which the Closing Time occurs; and
(ii)
Crown royalty audits or other reviews of Crown lessor royalty payments that are conducted under Applicable Law or the Leases within four (4) years after the end of the year in which the Closing Time occurs or such later time as may be prescribed by Applicable Law, shall be made as they occur and payment for them shall be made within sixty (60) days of Vendor and Purchaser reaching agreement on the determination of each adjustment and shall be made by the Party required to make the payment hereunder. In the case of freehold mineral taxes, an adjustment shall be made no

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later than thirty (30) Business Days after receipt of the freehold mineral tax statement for the applicable year.

(i)
All payments made after the Closing Time are to be paid within the time prescribed in this Article 7. Any amounts not paid within the stipulated time period will thereafter bear interest until paid at a rate of interest equal to [Redacted] compounded monthly. There shall otherwise be no interest payable in connection with any adjustments under this Article 7. All adjustments to the Base Price made pursuant to this Article 7 shall be allocated to the Petroleum and Natural Gas Rights.

7.2 Paramount Audits and Ovintiv Audits

(a)
Prior to Closing, the Vendor will retain carriage and control of all audits that are being conducted under the Title and Operating Documents relating to the Assets, which shall be completed at its sole cost and expense. From and after Closing: (i) Paramount shall have carriage and control of the Paramount Audits, which shall be completed at its sole cost and expense; and (ii) Ovintiv shall have carriage and control of the Ovintiv Audits, which shall be completed at its sole cost and expense.
(b)
The Parties shall cooperate with each other:
(i)
in connection with conducting the audits described in section 7.2(a), provided that such covenant to cooperate shall not limit the applicable Party’s carriage and control rights; and
(ii)
to collect in a timely manner amounts due from any Third Party in connection with the completion of a Paramount Audit or Ovintiv Audit (if any).
(c)
Any amounts recovered or credited from Third Parties, or paid to Third Parties, in connection with the settlement or final determination of the audits described in section 7.2(a) shall be adjusted between the Parties as of the Adjustment Date in the same manner as the adjustments set forth in section 7.1, provided that such adjustment will not be treated as an adjustment to the Base Price.
(d)
Notwithstanding the foregoing, each of Paramount and Ovintiv may not settle a Paramount Audit or Ovintiv Audit, as applicable, without first consulting with the other Party in good faith, nor shall either Party settle a Paramount Audit or Ovintiv Audit in a manner that is unduly prejudicial to the other Party.

ARTICLE 8

MAINTENANCE OF ASSETS AND OTHER COVENANTS

8.1 Maintenance of Assets

Until the Closing Time, Vendor shall, to the extent that the nature of its interest permits, and subject to the Title and Operating Documents and any other agreements and documents to which the Assets are subject:

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(a)
cause the Assets to be operated in the ordinary course of business and maintain the Assets in a proper and prudent manner in accordance with generally accepted oil and gas industry practices consistent with Vendor’s past practices and in material compliance with Applicable Laws;
(b)
pay or cause to be paid all costs and expenses relating to the Assets which become due from the date hereof to the Closing Time;
(c)
perform and comply with in all material respects all covenants and conditions contained in the Title and Operating Documents and any other agreements and documents forming part of the Assets or to which the Assets are subject;
(d)
Paramount will use commercially reasonable efforts to implement the development plan set forth in Schedule “H”. in a manner consistent with Paramount’s business and operational practices, having regard for such matters as drilling and/or completion results, commodity prices, associated costs and expenses, and events beyond Paramount’s reasonable control. Paramount shall be entitled to amend such development plan upon notice and consultation with Ovintiv; and
(e)
without limiting the foregoing sections 8.1(a) to 8.1(d), use commercially reasonable efforts to take such actions within its reasonable control to cause the representations and warranties in section 5.1 or 5.2, as applicable, to remain true and correct in all material respects up to the Closing Time as if such representations and warranties were made and given as of the Closing Time, provided that, for greater certainty, where Vendor is not the operator, Vendor shall be obligated to do only that which a prudent non-operator would be expected to do in similar circumstances in accordance with accepted oil and gas industry practices.

8.2 Consent of Purchaser

Notwithstanding section 8.1. Vendor shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld by Purchaser and which, if provided, shall be provided in a timely manner:

(a)
make any commitment or propose, initiate or authorize any capital expenditure with respect to the Assets of which Vendor’s share is in excess of [Redacted] except in connection with (i) the ordinary course operation of the Assets; (ii) the planned activities and expenditures described in Schedule “B1” or “B2”, as applicable, under the heading “AFEs”; (iii) the planned activities and expenditures described in Schedule “H” (iv) an emergency; or (v) amounts which Vendor may be committed to expend or be deemed to authorize for expenditure without its consent:
(b)
surrender, abandon or forfeit any of the Assets, except those which have become obsolete or in the ordinary course of the business of Vendor;
(c)
amend or terminate any material Title and Operating Document or any other material agreement or document to which the Assets are subject, or enter into any new material agreement relating to the Assets; or

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(d)
self, encumber or otherwise dispose of any of the Assets or any part or portion thereof excepting sales of the Leased Substances or any of them in the normal course of business, and other than Permitted Encumbrances and any mortgage or charge in respect of which Paramount delivers a no interest letter at Closing.

8.3 [Redacted]

[Redacted: Provision dealing with the treatment of certain third party contractual obligations and rights]

8.4 Post-Closing Administration of Title and Operating Documents

Following Closing, subject to the provisions of the Transition Agreement, to the extent that Purchaser must be recognized by Third Parties under the Title and Operating Documents:

(a)
Vendor shall hold legal title to the Assets as bare trustee for Purchaser until all necessary notifications, registrations, novations and other similar steps have been completed to so recognize Purchaser;
(b)
to the extent required by Applicable Laws, Vendor shall, at Purchaser’s sole cost and expense, remain operator of the applicable Assets on behalf of Purchaser as its agent until the later of the date of completion of the transfer of the applicable Well and Facility Licences and the date on which Purchaser is so novated, recognized or otherwise accepted, and Vendor shall act as Purchaser’s agent with respect to communications with any Governmental Authority in respect of the Assets as Purchaser reasonably and lawfully directs (except for greater certainty, in respect of communications with any Governmental Authority related to Purchaser’s obligations under the Competition Act or the Investment Canada Act) provided, however, that Purchaser shall be deemed to be, effective as of the Closing Time, appointed Vendor’s contract operator with authority and control over the operation and maintenance of the applicable Assets, at Purchaser’s sole risk and expense;
(c)
Vendor shall represent Purchaser and receive and hold, as bare trustee and agent of Purchaser, all payments received by Vendor after the Closing Time which relate to the Assets and accrue after the Adjustment Date pursuant to the Title and Operating Documents, and Vendor shall remit such amounts to Purchaser no later than forty five (45) days after receipt thereof, provided however Vendor shall be entitled to retain any portion of such payments to satisfy any amounts owing or payable hereunder or to satisfy any amounts owing to Third Parties by Purchaser under the Title and Operating Documents, and Vendor shall also be entitled to retain any portion of such payments to which it is entitled under Article 7;
(d)
Vendor shall forward to Purchaser all statements, notices and other information received by it pursuant to the Title and Operating Documents that pertain to the Assets as soon as practicable following their receipt by Vendor;
(e)
Vendor shall forward to Third Parties to the Title and Operating Documents such notices and elections pursuant to the Title and Operating Documents pertaining to the Assets as Purchaser may reasonably request;

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(f)
Vendor shall take such further actions as reasonably requested by Purchaser including purchasing applicable products related to the relevant Title and Operating Documents pursuant to a set of general terms and conditions and thereafter transporting such products in accordance with the terms of the relevant Title and Operating Documents, provided that in no event shall Vendor be required to incur for its own account any cost or expense, or assume any risk, in connection therewith; and
(g)
Purchaser shall provide prompt notice to Vendor if it becomes aware of any event, fact or circumstance arising after Closing that would be a reportable event under Applicable Laws in relation to any Permit forming part of the Paramount Assets or Ovintiv Assets, as applicable, prior to such Permit being transferred to Purchaser.

8.5 Transitional Matters

Unless otherwise directed by Purchaser or as provided for in the Transition Agreement:

(a)
the Parties agree to cooperate in good faith to ensure a safe, orderly and efficient transition of the Assets and operations pertaining thereto, which may include Vendor providing Purchaser with reasonable transitional support in advance of Closing and/or following Closing, as applicable, on terms and at rates (on a post-Closing basis) mutually acceptable to the Parties, acting reasonably, in connection therewith; and
(b)
Vendor shall forward on to Purchaser any invoices or bills received after Closing in respect of the Assets and which are related to the period following the Adjustment Date (including for utilities, property taxes, administrative fees). Should Purchaser fail to either pay or dispute such invoices with thirty (30) days of receipt thereof, Vendor, may at its option and where it has the legal obligation to do so, pay such invoices on behalf of Purchaser. To the extent that Vendor has not included, pursuant to Article 7, the amounts it so paid, Purchaser shall reimburse Vendor for the amount so paid, within thirty (30) days of Vendor’s request therefor, failing which interest shall accrue at the Prime Rate plus one percent (1%), compounded monthly, until paid.

8.6 Expired/Expiring Dispositions

(a)
As soon as reasonably practicable following the date hereof and continuing after the Closing Date for as long as needed in order to deal with such Renewed/Replaced Dispositions and the No Entry Dispositions, Paramount will, at its sole cost, submit applications to the applicable Governmental Authority to:
(i)
either renew or replace the Expired/Expiring Dispositions (other than the No Entry Dispositions), as applicable, in accordance with Applicable Law (the “Renewed/Replaced Dispositions”); and
(ii)
in respect of any No Entry Dispositions, apply to the AER through the “no entry” One Stop process to have such No Entry Dispositions cancelled (the “Cancelled Dispositions”).

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(b)
Paramount shall consult with Ovintiv: (i) on the priority of the renewal or replacement of the Renewed/Replaced Depositions; and (ii) on the Cancelled Dispositions prior to submitting an application to the AER.
(c)
Ovintiv will grant to Paramount and any consultants it retains access to the Paramount Assets as Paramount may require in connection with this section 8.6.
(d)
The Renewed/Replaced Dispositions and the Cancelled Dispositions shall form part of the Paramount Assets, whether obtained before or after Closing, and if obtained after Closing, Paramount shall in a timely manner prepare Specific Conveyances in respect thereof, and upon receipt of such Specific Conveyances, Ovintiv shall promptly execute and return those Specific Conveyances to Paramount.
(e)
Paramount agrees to provide Ovintiv with all surface files (including all application, approval and cancellation documents) in respect of the Expired/Expiring Dispositions, the Renewed/Replaced Dispositions and Cancelled Dispositions following the transfer thereof in accordance with section 8.6(d).

8.7 Ratification and Indemnity

Purchaser ratifies and confirms all actions taken, or refrained from being taken, by Vendor under sections 8.3, 8.4 and 8.5 hereof, except to the extent that the same constitute gross negligence or wilful misconduct of Vendor or its Representatives, and Purchaser shall indemnify and save harmless Vendor and its Representatives from and against all Losses and Liabilities arising as a consequence of the provisions of sections 8.3, 8.4 and 8.5 hereof, except to the extent caused by the gross negligence or wilful misconduct of Vendor or its Representatives. Acts or omissions taken by Vendor or its Representatives with the express written approval or concurrence of Purchaser shall not constitute gross negligence or wilful misconduct.

8.8 Operatorship and Removal of Signs

(a)
Purchaser acknowledges that Vendor is unable to assign to Purchaser operatorship of the Assets, if any, operated by Vendor and in respect of which Vendor does not have a 100% interest. Vendor shall, however, use reasonable commercial efforts to assist Purchaser in its attempts to obtain operatorship with respect to the Assets. Provided that Vendor complies with the foregoing obligations, Vendor shall have no liability to Purchaser for any Losses or Liabilities suffered or sustained by Purchaser as a result of not being designated as the operator of any of the Assets (including the Wells and the Tangibles) whether or not operated by Vendor or its Affiliates prior to Closing.
(b)
As soon as practicable following the transfer of the applicable Well and Facility Licenses, and in any event by no later than thirty (30) days after such transfer (or sixty (60) days after such transfer with respect to the Zama Assets), Purchaser shall modify or remove any signs which indicate the ownership or operation of the Assets by Vendor, so as to remove such indication. Purchaser will be responsible to modify, erect or install signs required by Governmental Authorities to indicate where applicable that Purchaser is the operator of the Assets and to notify other working interest owners, gas purchasers, suppliers, contractors, Governmental

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Authorities and other Third Parties of Purchaser’s interest in the Assets on and after Closing.

8.9 Environmental Due Diligence – Grande Prairie Assets

(a)
In the twenty (20) day period after the date hereof, Ovintiv and its Third Party consultants, shall have the opportunity to, at Ovintiv’s sole cost, risk and expense, conduct site visits during Paramount’s normal business hours to visually inspect the Environmental condition of the surface sites, Wells and Tangibles associated with the Grande Prairie Assets. Ovintiv and its Third Party consultants shall comply with all of Paramount’s health and safety policies and procedures.
(b)
Ovintiv shall notify Paramount in writing by no later than thirty (30) days after the date hereof of any evidence of any Release of or Contamination arising from any Hazardous Substances or Petroleum Substances affecting the Grande Prairie Assets that it identified by means of the site visits referenced in section 8.9(a) (an “Identified Defect”).
(c)
To the extent an Identified Defect: (i) was not disclosed in the Paramount Data Room Materials; and (ii) would have an undiscounted remediation liability in excess of [Redacted], Paramount shall, notwithstanding section 6.3, be liable to Ovintiv for the remediation of such Identified Defect and indemnify Ovintiv against all Claims and Losses and Liabilities suffered, sustained, paid or incurred by Ovintiv with respect thereto. Paramount shall be entitled to remediate such Identified Defects at its cost, and in connection therewith Ovintiv shall provide Paramount with access to the Grande Prairie Assets as Paramount may reasonably request from time to time.

8.10 Title Review — Zama Assets and Ovintiv Assets

(a)
For information purposes only. Paramount shall make available to Ovintiv, from and after the date hereof, its Title and Operating Documents pertaining to the Zama Assets that are in its possession and relevant for the conduct by Ovintiv of a title review in respect of the Zama Assets.
(b)
For information purposes only. Ovintiv shall make available to Paramount, from and after the date hereof. its Title and Operating Documents pertaining to the Ovintiv Assets that are in its possession and relevant for the conduct by Paramount of a title review in respect of the Ovintiv Assets.

8.11 [Redacted]

[Redacted: Provision dealing with the treatment of certain third party contractual obligations and rights]

8.12 Notification of Non-Satisfaction of Conditions

Each Party shall promptly notify the other Party in the event that it becomes aware that any condition precedent for the benefit of the other Party set forth in section 3.1 or 3.2, as applicable, will not be fulfilled by the Closing Date.

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8.13 Insurance Proceeds

If during the Interim Period all or any portion of the Assets are damaged or destroyed or otherwise affected by an insurable event, Vendor shall. subject to the occurrence of the Closing, use commercially reasonable efforts to recover proceeds of any insurance payable as a result of the occurrence of such insurable event and to pay such proceeds to the Purchaser at Closing (or as soon as reasonably practicable after such proceeds have been recovered if such proceeds have not been recovered prior to Closing), less all applicable retention, waiting periods and deductibles and all costs and expenses incurred by Vendor in connection with such recovery efforts.

8.14 Discharqe of Encumbrances

The Purchaser may require, by delivering notice thereof to Vendor no later than ten (10) Business Days following the date of this Agreement, that the Vendor provide discharges of, or no interest letters in respect of, any security held by any Third Party representing an encumbrance on the Vendor’s interest in and to the Assets or any part or portion thereof other than Permitted Encumbrances (provided that, for the purposes of this section 8.14, clause 1.1(eeeeee)(xv) of the definition of Permitted Encumbrances shall not apply), in each case, in form and substance reasonably satisfactory to the Purchaser. Upon receipt of such notice, the Vendor shall use commercially reasonable efforts to provide such discharges or no interest letters on or prior to the Closing Date (or as soon as reasonably practicable thereafter if not provided on or prior to the Closing Date).

8.15 Partner Seismic Data

During the period of time commencing on the date hereof and ending on the Closing Date, the Purchaser will have the right to seek any applicable consents from Third Parties necessary to allow Vendor to sell and transfer the Partner Seismic Data to the Purchaser at Closing. The Purchaser will be solely responsible for any payments required to be made to Third Parties in connection with the sale and transfer of the Partner Seismic Data by Vendor and any other costs and expenses required to sale and transfer the Partner Seismic Data to the Purchaser. The Vendor will provide cooperation reasonably requested by the Purchaser in connection with the Purchaser seeking any such consents; provided that such cooperation shall not require the Vendor to incur any out-of-pocket costs or expenses. Upon the Purchaser obtaining all required Third Party consents, and paying any licensing fees or other costs and expenses, for the sale and transfer of any Partner Seismic Data, such Partner Seismic Data will be deemed to be Purchased Seismic Data for the purposes of this Agreement and the Seismic License. No adjustment shall be made to the Base Price (or for greater certainty the Adjusted Purchase Price) in respect of any such Partner Seismic Data that is so deemed to be Purchased Seismic Data.

ARTICLE 9

CONSENTS

9.1 Consents

(a)
Where a Title and Operating Document provides that Vendor shall obtain the written consent from a Third Party prior to the disposition of any rights subject to the Title and Operating Document to Purchaser, the failure to obtain such consent prior to the Closing Time shall not constitute grounds for failing to close the Transaction and shall not constitute a breach of any of Vendor’s representations and warranties. To the extent that an attempt is made to obtain any such consents

1394-4822-6578.1

prior to Closing, Vendor shall give prompt written notice to Purchaser of all written consents sought for which consents are either granted or refused. If any Third Party notifies Vendor that it refuses to give the consent required pursuant to the Title and Operating Document, the Parties shall cooperate in attempting to obtain such consent, and Purchaser shall comply with its obligations in section 9.1(d). If the consent is not obtained prior to Closing, Vendor shall, after Closing, hold Purchaser’s beneficial interest in that Title and Operating Document in trust for Purchaser as bare trustee in accordance with section 8.4 and both Parties shall continue to seek such written consent from the Third Party.
(b)
Paramount shall, promptly upon execution of this Agreement, use commercially reasonable efforts to have confidentiality obligations in the relevant Production Contracts waived for the purposes of disclosure to Ovintiv pursuant to this section 9.1.
(c)
To the extent not acquired prior to Closing, the Parties shall, after Closing, cooperate in securing all further consents required to permit the conveyance of the Assets to Purchaser and each Party shall take such further actions as reasonably required to permit such conveyance, including in the case of Purchaser complying with its obligations in section 9.1(d).
(d)
[Redacted: Provisions respecting the assignment of third party contracts]

ARTICLE 10

RIGHTS OF FIRST REFUSAL

10.1 Rights of First Refusal

(a)
Purchaser will supply to Vendor, in good faith and on a reasonable basis, within three (3) Business Days after the execution hereof, its bona fide value or allocation of the Base Price to the Assets to which the Identified ROFRs, if any, relate (the “ROFR Allocations”). Vendor shall have the opportunity to review and provide comments to Purchaser in respect of the ROFR Allocations and Purchaser shall consider in good faith the reasonable comments of Vendor.
(b)
Vendor shall issue notices to the Third Parties holding Identified ROFRs (the “ROFR Holders”) in accordance with the applicable provisions of such rights no later than five (5) Business Days after execution of this Agreement.
(c)
Insofar as any Third Party validly elects to exercise or waive any Identified ROFRs for which notices were issued pursuant to section 10.1(b) Vendor will promptly notify Purchaser of that exercise or waiver. Vendor shall comply with the terms of each of the Identified ROFRs exercised by the holders thereof by selling and conveying to such holders the portion of the Assets which are subject to such exercised Identified ROFR. If any Identified ROFRs are exercised by the holders thereof this Agreement shall be deemed to have been amended, as of the Adjustment Date, to exclude the applicable Assets from the definitions of: “Paramount Assets” or “Ovintiv Assets”; “Paramount Petroleum and Natural Gas Rights” or “Ovintiv Petroleum Natural Gas Rights”; “Miscellaneous Interests”; “Tangibles”; and “Paramount Wells” or “Ovintiv Wells”; in each case as may be applicable, and to reduce the Base Price or the Ovintiv Assets Purchase Price by

1394-4822-6578.1

the aggregate of the values allocated to such Assets as provided in section 10.1(a), and account for any resultant adjustments to the Interim Statement of Adjustments applicable to such Assets.
(d)
If a Third Party validly elects to exercise any Identified ROFR pursuant to section 10.1(c), and such Assets to be sold and conveyed to the ROFR Holder are not subsequently sold and conveyed to the ROFR Holders, the Vendor shall promptly notify the Purchaser and such Assets shall be included in the Transaction and:
(i)
conveyed to the Purchaser at Closing if such event occurs prior to Closing, with the Base Price being increased by the corresponding amount by which the Base Price was previously reduced pursuant to section 10.1(c) with respect to such Assets; or
(ii)
separately conveyed to Purchaser if such event occurs after Closing in exchange for payment of an amount equal to value allocated to such Assets as provided in section 10.1(a).
(e)
Notwithstanding any other provision in this Agreement, Purchaser shall be liable to and shall separately indemnify and save harmless Vendor and its Representatives from and against all Claims and Losses and Liabilities suffered, sustained, paid or incurred by any of them arising out of, or attributable to, Purchaser’s ROFR Allocations under section 10.1(a), and any allocation of value used or supplied by Purchaser in the issuance of a notice in respect of a ROFR identified after Closing.

ARTICLE 11

COMPETITION ACT CLEARANCE AND INVESTMENT CANADA APPROVAL

11.1 Regulatory Approvals

(a)
Ovintiv and Paramount shall cooperate in good faith to obtain the Regulatory Approvals and shall each:
(i)
regularly review with each other the progress of any applications, notifications or filings in respect of obtaining a Regulatory Approval and keep each other promptly informed of the status of discussions relating to obtaining the Regulatory Approvals and promptly inform each other of any communication received by each of them from a Governmental Authority in connection with obtaining the Regulatory Approvals;
(ii)
respond promptly to any request or notice from any Governmental Authority requiring Ovintiv and Paramount, or any one of them, to supply additional information in respect of obtaining the Regulatory Approvals;
(iii)
permit each other to review in advance any proposed applications, notices, filings, submissions, correspondence and communications of any nature (including responses to requests for information and inquiries from any Governmental Authority) in respect of obtaining the Regulatory Approvals, and will provide each other a reasonable opportunity to comment thereon and will consider those comments in good faith;

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(iv)
promptly provide each other with any applications, notices, filings, submissions, correspondence and communications of any nature (including responses to requests for information and inquiries from any Governmental Authority) that were submitted to a Governmental Authority in respect of obtaining a Regulatory Approval; and
(v)
not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with a Governmental Authority in respect of obtaining or concluding a Regulatory Approval unless it consults with the other Party in advance and gives each other the opportunity to attend and participate thereat unless such Governmental Authority requests otherwise.
(b)
Neither Ovintiv nor Paramount shall agree to any extension of any applicable waiting or review periods or enter into any agreement with any Governmental Authority under the Competition Act or the Investment Canada Act to not complete any of the transactions contemplated by this Agreement without the written consent of the other Party, where such extension or agreement would result in the waiting or review period ending on a date after May 30, 2025.
(c)
Notwithstanding any other requirement in this section 11.1, where any of Ovintiv or Paramount (a “Disclosing Party”) is required under this section 11.1 to provide information to one or more of the other Parties (a “Receiving Party”) that the Disclosing Party, acting reasonably, considers to be confidential or competitively sensitive, the Disclosing Party may redact such confidential or competitively sensitive information as necessary before sharing with the Receiving Party, provided that the Disclosing Party also provides a complete non-redacted version to external legal counsel to the Receiving Party on the basis that the redacted information will not be shared with its client.
(d)
Notwithstanding the obligations of Ovintiv and Paramount to cooperate in good faith, Ovintiv shall, without limiting its obligations hereunder and acting reasonably, be responsible for determining in good faith the strategy for obtaining the Regulatory Approvals and shall consider the views and input of Paramount in good faith.
(e)
Ovintiv shall use commercially reasonable efforts to obtain the Regulatory Approvals as soon as reasonably practicable and in any event prior to the Outside Date.
(f)
Notwithstanding anything in this Agreement to the contrary, if any objection is asserted with respect to the transactions contemplated by or related to this Agreement under any Applicable Law, or if any proceeding is instituted or threatened by any Governmental Authority challenging or which could lead to a challenge of any of the transactions contemplated by or related to this Agreement as a violation of or not in compliance with the requirements of any Applicable Law,

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Ovintiv shall use commercially reasonable efforts to resolve any such objection or proceeding so as to allow Closing to occur prior to the Outside Date.

11.2 Competition Act Clearance

(a)
Without limiting section 11.1, as soon as practicable, and in any event no later than five (5) Business Days from the date of this Agreement, Ovintiv shall file with the Commissioner a submission in support of:
(i)
a request for an advance ruling certificate under Section 102 of the Competition Act; or
(ii)
in the event that the Commissioner will not issue an advance ruling certificate, a waiver of the obligation to notify and supply information under Part IX of the Competition Act pursuant to Subsection 113(c) thereunder and confirmation that the Commissioner does not, at that time, intend to make an application under Section 92 of the Competition Act.

If the Competition Act Clearance is not obtained within twenty (20) Business Days of the submission of the request for an advance ruling certificate under Section 102 of the Competition Act or, in the event that the Commissioner will not issue an advance ruling certificate or a waiver of the obligation to notify and supply information under Part IX of the Competition Act, then unless the Parties agree otherwise, the Parties will each file their respective notifications under Part IX of the Competition Act as soon as practicable thereafter.

(b)
Ovintiv and Paramount shall each be responsible for one-half of the applicable filing fee in respect of the Competition Act Clearance.

11.3 Investment Canada Act Approval

Without limiting section 11.1:

(a)
Ovintiv shall use commercially reasonable efforts to obtain the Investment Canada Act Approval as soon as practicable. In furtherance thereof, as soon as practicable and in any event no later than two (2) Business Days from the date of this Agreement. Ovintiv shall file an application for review pursuant to Section 17 of the Investment Canada Act in respect of the transactions contemplated by this Agreement; and
(b)
if required. Ovintiv shall negotiate, offer and agree to enter into written undertakings with His Majesty in right of Canada such as are customarily required to secure Investment Canada Act Approval for a transaction of this nature as soon as practicable.

ARTICLE 12

EMPLOYEES

12.1 Emplovees

[Redacted: Provision dealing with the treatment of employees]

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12.2 Non-Solicitation

[Redaction: Provision dealing with the treatment of employees]

12.3 Independent Contractors

[Redaction: Provision dealing with the treatment of independent contractors]

ARTICLE 13

FINANCING COOPERATION

13.1 Financial Information

(a)
Paramount agrees that, as soon as reasonably and practically available after the date hereof, it shall prepare and deliver to the Ovintiv Group: (i) a statement of revenue and expenses and related notes in respect of the Paramount Assets for the nine months ended September 30, 2024, prepared using accounting policies permitted by the IFRS Rules and reviewed by Ernst & Young LLP (“EY”) (the “2024 Stub Period Operating Statements”), and (ii) a statement of revenue and expenses and related notes in respect of the Paramount Assets for the year ended December 31, 2023, prepared using accounting policies permitted by the IFRS Rules and audited by EY (the “2023 Annual Operating Statements”) (together, the “Operating Statements”). The Operating Statements shall be prepared from the books and records of Paramount.
(b)
In the event that the Closing Date occurs after February 26, 2025, Paramount agrees that, (i) on the earlier of (A) fifteen (15) Business Days after the filing by Paramount of its annual financial statements and annual MD&A for the financial year ended December 31, 2024 and (B) March 31, 2025, Paramount shall additionally prepare and deliver to the Ovintiv Group a statement of revenue and expenses and related notes in respect of the Paramount Assets for the year ended December 31, 2024, prepared using accounting policies permitted by the IFRS Rules and audited by EY (the “2024 Annual Operating Statements”), and (ii) if the Closing Date occurs after March 31, 2025, as soon as reasonably and practically available after the filing by Paramount of its interim financial statements and interim MD&A for the most recently completed interim period that precedes the Closing Date, Paramount shall additionally prepare and deliver to the Ovintiv Group a statement of revenue and expenses and related notes in respect of the Paramount Assets for such interim period, prepared using accounting policies permitted by the IFRS Rules and reviewed by EY (the “2025 Stub Period Operating Statements”). The 2024 Annual Operating Statements and the 2025 Stub Period Operating Statements, if required, shall be prepared from the books and records of Paramount.
(c)
Paramount shall engage EY to review the 2024 Stub Period Operating Statements and to audit the 2023 Annual Operating Statements and, if required, to audit the 2024 Annual Operating Statements and review the 2025 Stub Period Operating Statements, with Ovintiv to be responsible for, and reimburse Paramount for, all costs related thereto.

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(d)
Ovintiv Parent shall be solely responsible for the preparation of any required: (i) reconciliation of the Operating Statements and, if required, the 2024 Annual Operating Statements and 2025 Stub Period Operating Statements from the IFRS Rules to US GAAP, and (ii) pro forma financial information or statements, and Paramount agrees to make available to Ovintiv Parent and its Representatives such existing information related to the Paramount Assets as is reasonably required by Ovintiv Parent to prepare such reconciliation from the IFRS Rules to US GAAP and pro forma financial information or statements.
(e)
Paramount shall provide such management representation letters as may be reasonably requested by EY in furtherance of the matters referenced in sections 13.1(a) and 13.1(b), provided that such management representation letters shall only be in respect of the audit of the 2023 Annual Operating Statements and the review of the 2024 Stub Period Operating Statements and, if required, the audit of the 2024 Annual Operating Statements and the review of the 2025 Stub Period Operating Statements, and shall be in a form reasonably acceptable to Paramount and be without any liability to Paramount or any personal liability to any Representative of Paramount.
(f)
After Closing, Paramount agrees to make available to Ovintiv Parent and its Representatives such existing information related to the Paramount Assets not in their possession as is reasonably requested by them for the purposes of making financial statement filings required by applicable United States securities laws in respect of the acquisition by Ovintiv of the Paramount Assets.

13.2 Reserves Information

(a)
Paramount agrees to make available to McDaniel & Associates Consultants Ltd. (“McDaniel”) as soon as reasonably and practically available after the date hereof, such information related to the Paramount Assets as is reasonably required to permit McDaniel to prepare a reserves report for Ovintiv Parent with disclosures of net proved oil, natural gas liquids and natural gas reserves as of December 31, 2023 and a reconciliation of changes therein of net proved oil, natural gas liquids and natural gas reserves for the year ended December 31, 2023 with respect to the Paramount Assets and in accordance with Rule 210.4-10 of Regulation S-X (the “2023 Reserves Report”).
(b)
In the event that the Closing Date occurs after February 26, 2025, Paramount agrees to make available to McDaniel, on the earlier of (i) ten (10) Business Days after the filing by Paramount of its annual financial statements and annual MD&A for the financial year ended December 31, 2024 and (ii) March 31, 2025, such information related to the Paramount Assets as is reasonably required to permit McDaniel to prepare a reserves report for Ovintiv Parent with disclosures of net proved oil, natural gas liquids and natural gas reserves as of December 31, 2024 and a reconciliation of changes therein of net proved oil, natural gas liquids and natural gas reserves for the year ended December 31, 2024 with respect to the Paramount Assets and in accordance with Rule 210.4-10 of Regulation S-X (the “2024 Reserves Report”).

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(c)
The Ovintiv Group shall directly engage and compensate McDaniel to prepare the 2023 Reserves Report and, if required, the 2024 Reserves Report.
(d)
Paramount agrees to make available to McDaniel as soon as reasonably and practically available after the date hereof, such information related to the Paramount Assets as is reasonably required to permit McDaniel to prepare the unaudited supplementary standardized measure of discounted future net cash flows of the Paramount Assets as of December 31, 2023 and reconciliation of changes in the standardized measure of discounted future net cash flows of the Paramount Assets for the year ended December 31, 2023 (the “2023 SMOG Disclosures”); and Paramount agrees to make available to McDaniel and its Representatives such existing information related to the Paramount Assets as is reasonably required to prepare the 2023 SMOG Disclosures.
(e)
In the event that the Closing Date occurs after February 26, 2025, Paramount agrees to make available to McDaniel, on the earlier of (i) ten (10) Business Days after the filing by Paramount of its annual financial statements and annual MD&A for the financial year ended December 31, 2024 and (ii) March 31, 2025, such information related to the Paramount Assets as is reasonably required to permit McDaniel to prepare the unaudited supplementary standardized measure of discounted future net cash flows of the Paramount Assets as of December 31, 2024 and a reconciliation of changes in the standardized measure of discounted future net cash flows of the Paramount Assets for the year ended December 31, 2024 (the “2024 SMOG Disclosures”); and Paramount agrees to make available to McDaniel and its Representatives such existing information related to the Paramount Assets as is reasonably required to prepare the 2024 SMOG Disclosures.
(f)
The Ovintiv Group shall directly engage and compensate McDaniel to prepare the 2023 SMOG Disclosures and, if required, the 2024 SMOG Disclosures.
(g)
Paramount shall provide such management representation letters as may be reasonably requested by McDaniel in furtherance of the preparation of the 2023 Reserves Report and 2023 SMOG Disclosures, and, if required, the 2024 Reserves Report and 2024 SMOG Disclosures, provided that such management representation letters shall only be in respect of Canadian reporting standards for reserves and shall be in a form reasonably acceptable to Paramount and be without any liability to Paramount or personal liability to any Representative of Paramount.
(h)
After Closing, Paramount agrees to make available to Ovintiv Parent and its Representatives such existing information related to the Paramount Assets not in their possession as is reasonably requested by them for the purposes of making any filings with the SEC as required by applicable United States securities laws in respect of the acquisition by Ovintiv of the Paramount Assets.

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13.3 No Additional Representations; No Participation by Paramount; Expenses and Indemnity

(a)
The Ovintiv Group acknowledge and agree that no representations or warranties, express or implied, are being made by Paramount in respect of any information or documents provided or shared by Paramount in respect of the Paramount Assets pursuant to Sections 13.1 and 13.2, or pursuant to Paramount’s covenants or deliveries in such sections. For greater certainty, Paramount is only making those representations and warranties set forth in section 5.1 hereof and is not making, and shall not be deemed to be making, any other representations and warranties whatsoever.
(b)
Neither Paramount nor its Representatives shall be obligated to participate in any marketing or due diligence activities, sessions or events, or respond to any due diligence questions, including any related to any financing being undertaken by the Ovintiv Group in respect of the Transaction or otherwise. However, if EY and/or McDaniel is asked to participate in such due diligence sessions or provide customary consent or “comfort letters” in respect of their reports regarding the Paramount Assets, Paramount will permit EY and/or McDaniel to do so if reasonably requested by them or the Ovintiv Group; provided, that Paramount shall have no involvement in such activities or processes or liability in respect thereof.
(c)
Ovintiv shall (i) promptly upon request by Paramount, reimburse Paramount for all of its documented out-of-pocket fees and expenses (including documented fees and expenses of EY, counsel and other Third Parties) incurred by Paramount or any of its Representatives in connection with its covenants contemplated by sections 13.1 and 13.2 and (ii) indemnify, defend and hold harmless Paramount and its Representatives against any Losses or Liabilities incurred as a result of, or in connection with, Paramount’s provision of any documents or information or compliance with its covenants contemplated by sections 13.1 and 13.2 and any use of, or reliance by, the Ovintiv Group, their Representatives or any Third Party of or on any such documents or information or any derivations thereof, other than those Losses or Liabilities arising out of or resulting from the fraud or willful misconduct of Paramount or its Representatives as finally determined by a court of competent jurisdiction.

13.4 Concerning Ovintiv Group’s Financing Sources

Notwithstanding anything in this Agreement to the contrary, Paramount hereby:

(a)
acknowledges and agrees that any action, Claim, investigation, audit, arbitration, suit, litigation or similar legal proceeding (including any civil, criminal, administrative or appellate proceeding), arbitral action or criminal prosecution, or any appeal thereof, whether in law or in equity, whether in contract or in tort or otherwise, against any Person who has agreed to provide financing to Ovintiv or Ovintiv Parent in connection with the Transaction and such Person’s affiliates and such Person’s and its affiliates’ respective former, current and future directors, officers, managers, members, stockholders, partners, employees, advisors, agents and representatives (collectively, the “Financing Sources Related Parties”) in any way arising out of or relating to this Agreement or any debt

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commitment or financing letters or agreements between or among Ovintiv and/or Ovintiv Parent and any Financing Sources Related Parties (each an “Ovintiv Financing Agreement”) related to such financing (any such action being referred to as the “Financing Sources Action”) shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom), and irrevocably and unconditionally waives any objection to the laying of venue of any Financing Sources Action brought in any such court or any claim that any Financing Sources Action brought in any such court has been brought in an inconvenient forum; and agrees that services on it, if required, may be made by sending or delivering a copy of the process to it at the address and in the manner provided for the giving of notices in section 15.9;
(b)
acknowledges and agrees that any Financing Sources Action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state);
(c)
expressly and irrevocably waives its right, if any, to a jury trial with respect to any Financing Sources Action;
(d)
agrees that none of the Financing Sources Related Parties will have any obligation or liability, on any theory of liability, to any of Paramount or its Representatives, and neither Paramount nor its Representatives shall have any rights or claims against any of the Financing Sources Related Parties, in each case, in any way arising out of or relating to this Agreement or any Ovintiv Financing Agreement or any of the other transactions contemplated hereby or thereby, whether in law or in equity, whether in contract or in tort or otherwise and agrees not to bring or support, or permit any of its affiliates to bring or support, any Financing Sources Action in any forum other than the state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom);
(e)
agrees that, notwithstanding anything to the contrary in this Agreement or any document entered into in connection with this Agreement, the Financing Sources Related Parties are express third party beneficiaries of, and may enforce, this section 13.4; and
(f)
agrees that the provisions in this section 13.4 (and any definition set forth in, or any other provision of, this Agreement to the extent that an amendment, waiver or other modification of such definition or other provision would amend, waive or otherwise modify the substance of this section 13.4) shall not be amended, waived or otherwise modified, in each case, in any way adverse to the Financing Sources Related Parties without the prior written consent of the Financing Sources Related Parties (and any such amendment, waiver or other modification without such prior written consent shall be null and void).

For greater certainty, nothing in this section 13.4 shall in any way limit, or be construed as in any way limiting, any liability or indemnity obligations of Ovintiv and/or Ovintiv Parent to Paramount under the terms of this Agreement.

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ARTICLE 14

GUARANTEE

14.1 Ovintiv Parent Payment Guarantee

(a)
In consideration for Paramount entering into this Agreement, Ovintiv Parent hereby irrevocably and unconditionally guarantees, as principal and not merely as surety, the prompt and full payment of the Deposit, the amounts payable at Closing by Ovintiv pursuant to section 4.2(b)(ii) and any amounts which may become payable by Ovintiv pursuant to section 2.2(b) or Article 13, in each case in accordance with the terms of this Agreement (collectively, the “Obligations”), immediately after demand to do so is made by Paramount in writing following a default in payment of such Obligations by Ovintiv as and when due in accordance with the terms of this Agreement. Such a demand will conclusively be deemed to have been effectively made when notice is provided to Ovintiv Parent under section 15.9 of this Agreement. The obligations of Ovintiv Parent under this section 14.1(a) are unconditional and absolute and Paramount has no obligation to exhaust its recourse against Ovintiv or any other Person before being entitled to demand performance by Ovintiv Parent under this section 14.1(a).
(b)
Notwithstanding anything else contained within this Agreement: (i) any limitations of liability of Ovintiv in respect of any or all of the Obligations shall be applicable to the Ovintiv Parent, and the maximum liability of Ovintiv Parent in respect of any or all of the Obligations shall not, in any event or circumstance, exceed or aggregate to exceed over time any such limitations of liability; and (ii) Ovintiv Parent shall have the right to assert any claims, defenses or other rights that Ovintiv may have under this Agreement (other than defenses arising from bankruptcy or insolvency of Ovintiv), and nothing herein shall be deemed to waive or limit Ovintiv Parent’s ability to do so. In no event shall Ovintiv Parent be liable for Consequential Damages except to the extent that they constitute Obligations that are required to be paid under this Agreement.
(c)
Ovintiv Parent has entered into this Agreement for the purposes of Article 13 and providing the guarantee set forth in section 14.1(a). Any reference to “Party” or “Parties” in any provision contained in this Agreement shall expressly exclude Ovintiv Parent unless specified therein.

ARTICLE 15

GENERAL

15.1 Costs

Except as otherwise specified in this Agreement, each of Paramount and Ovintiv shall pay its respective costs incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transaction.

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15.2 Further Assurances

Each of Paramount and Ovintiv will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

15.3 No Merger

The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of Vendor in and to the Assets to Purchaser, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

15.4 Entire Agreement

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. This Agreement and the documents contemplated hereby supersede all other agreements (executed and un-executed, but excluding the Confidentiality Agreements), documents, writings and verbal understandings among Paramount and Ovintiv relating to the subject matter hereof and expresses the entire agreement of them with respect to the subject matter hereof.

15.5 Subrogation

The assignment and conveyance to be effected by this Agreement is made, to the extent permitted, with full right of substitution and subrogation of Purchaser in and to all covenants, representations, warranties and indemnities previously given or made by others in respect of the Assets or any part or portion thereof.

15.6 Governinq Law

This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and Applicable Laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. Except as provided in subsection 7.1(f). each of Paramount, Ovintiv and Ovintiv Parent irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

15.7 Assignment and Enurement

This Agreement may not be assigned by Paramount or Ovintiv without the prior written consent of each other Party, which consent may be unreasonably and arbitrarily withheld. No assignment of this Agreement shall relieve the assigning Party of its obligations under this Agreement without the express written release of each other Party to this Agreement. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

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15.8 Time of Essence

Time shall be of the essence in this Agreement.

15.9 Notices

The addresses for service and email of Ovintiv, Ovintiv Parent and Paramount shall be as follows:

Ovintiv -	Ovintiv Canada ULC 500 — Centre Street S.E. Calgary, Alberta T2P 2S5 Attention: [Redacted] Email: [Redacted] With a copy to: Email: [Redacted]

Ovintiv Parent -	Ovintiv Inc. 370 17th Street. Suite 1700 Denver, CO 80202 Attention: [Redacted] Email: [Redacted]

Paramount -	Paramount Resources Ltd. 4700, 888 - 3rd Street S.W. Calgary, Alberta T2P 5C5 Attention: [Redacted] Email: [Redacted] With a copy to: Attention: [Redacted] Email: [Redacted]

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

(a)
by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served; or
(b)
by email transmission to a Party to the email address of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted.

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A Party may from time to time change its address for service, or its email address or any of the foregoing by giving written notice of such change to each other Party.

15.10 Invaliditv of Provisions

In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.11 Waiver

Except as otherwise provided in this Agreement, no failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred. No waiver of any provision of this Agreement, including this section, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

15.12 Amendment

This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each of Paramount and Ovintiv.

15.13 Confidentiality and Public Announcements

(a)
If Closing occurs, the Confidentiality Agreements shall cease to apply to the Assets, and Purchaser shall be entitled to use and release information regarding the Assets.
(b)
Paramount and Ovintiv agree that each of Paramount and Ovintiv Parent will concurrently issue a press release with respect to this Agreement and the transactions contemplated hereby immediately upon execution of this Agreement and a further press release following Closing, provided that each of Paramount and Ovintiv shall provide the other with a draft of the press release prior to its issuance and incorporate such reasonable comments on such disclosure as Paramount or Ovintiv may provide.
(c)
Except as provided in subsection 15.13(b), Paramount and Ovintiv shall not disseminate, nor shall any of them allow the dissemination of, any announcement to the general public, by press release or otherwise, relating to this Agreement, each other Party or the transactions hereunder without the prior written consent of Paramount and Ovintiv, such consent not to be unreasonably withheld or delayed, provided however, that nothing in this section 15.13(c) shall prevent Paramount or Ovintiv (each a “Disclosing Party”) from furnishing any information:
(i)
to the extent that those disclosures are required by Applicable Laws, provided that the Disclosing Party shall, to the extent reasonably possible, provide each other Party with a draft of the press release or other public

1394-4822-6578.1

disclosure prior to its issuance and incorporate such reasonable comments on such disclosure as each other Party may provide;
(ii)
subject to the other provisions of this Agreement, in connection with obtaining consents or approvals from Governmental Authorities and Third Parties or complying with ROFRs, rights of consent or other rights that may be applicable to the Transaction, in each case as reasonably necessary to provide notice, seek consents or seek waivers, amendments or terminations of those rights;
(iii)
to such Disclosing Party’s financial institutions and the representatives thereof; or
(iv)
to its Representatives and to its advisors in respect of this Agreement and the Transaction.

Notwithstanding the foregoing, each of Paramount and Ovintiv may make, without consulting or notifying any other Party, public announcements, statements or other disclosures with respect to this Agreement or the transactions hereunder that are materially consistent with, and do not contain any new material information not disclosed in, previous public announcements, statements or other disclosures made by it in compliance with subsections 15.13(b) and 15.13(c).

(d)
Each of Paramount and Ovintiv shall each be liable for the compliance of its respective Representatives and advisors with the terms of this section 15.13.
(e)
For clarity, each of Paramount and Ovintiv acknowledges and agrees that this Agreement will:
(i)
constitute a “material contract” for Paramount for the purposes of Section 1.1 of National Instrument 51-102 and the entering into of this Agreement will constitute a “material change” for Paramount requiring the filing of a “material change report”; and
(ii)
require the filing of “current report” on Form 8-K by Ovintiv Parent under Applicable Securities Laws.

Accordingly, Paramount and Ovintiv agree that the exception in section 15.13(c)(i) shall apply to the filing by Paramount and Ovintiv Parent of material change reports or current reports, as applicable, respecting the Transaction accompanied by a redacted version of this Agreement, if applicable, and Paramount and Ovintiv agree to consult with each other regarding the redaction of information from the filed copy of this Agreement that is allowed to be redacted pursuant to the provisions of Applicable Securities Laws.

15.14 Counterparts and Electronic Transmission

This Agreement may be executed in separate counterparts and delivered by facsimile or PDF and each counterpart when so executed and delivered shall be deemed to be an original and when taken together shall constitute one and the same instrument, and production of an originally executed or facsimile or PDF of each counterpart execution page will be sufficient for purposes

1394-4822-6578.1

of proof of execution and delivery of this Agreement. Each of Paramount, Ovintiv and Ovintiv Parent shall, upon delivering this Agreement by facsimile or PDF, undertake to deliver, within a reasonable time, an executed original; any failure to do so shall not adversely affect the effect of the foregoing.

[Remainder of Page Intentionally Left Blank]

1394-4822-6578.1

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

PARAMOUNT RESOURCES LTD.			OVINTIV CANADA ULC
Per:	/s/ James Riddell		Per:	/s/ Corey D. Code
	Name: Title:	James Riddell Chairman and President and Chief Executive Officer		Name: Title:	Corey D. Code Executive Vice-President & and Chief Financial Officer
Per:	/s/ Rodrigo Sousa
	Name: Title:	Rodrigo Sousa Executive Vice President, Corporate Development & Planning

OVINTIV INC.
Per:	/s/ Meghan N. Eilers
	Name: Title	Meghan N. Eilers Executive Vice-President, Midstream & Marketing and General Counsel

1394-4822-6578.1

SCHEDULE “A1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT LANDS AND PETROLEUM AND NATURAL GAS RIGHTS

Part 1 - CS MINERAL LAND PROPERTY REPORT DATED OCTOBER 2, 2024 AT 12:51:54 PM CONSISTING OF [REDACTED] PAGES.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “A1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT LANDS AND PETROLEUM AND NATURAL GAS RIGHTS

Part 2 - CS MINERAL LAND PROPERTY REPORT DATED OCTOBER 8, 2024 AT 5:23:02 PM CONSISTING OF [REDACTED] PAGES.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “A2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV LANDS AND PETROLEUM AND NATURAL GAS RIGHTS

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

AFEs:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Facilities:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Pipelines:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Equipment:

- Nil

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Midstream, Transportation and Processing Agreements:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Permitted Encumbrances: Nil.

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Surface Rights:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Claims: Nil.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Environmental Matters:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS

Critical Spares:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

AFEs:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Equipment:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Midstream, Transportation and Processing Agreements:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Wells:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Permitted Encumbrances: Nil.

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Surface Rights:

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Claims: Nil.

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Environmental Matters: Nil.

1394-4822-6578.1

SCHEDULE “B2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS

Critical Spares: Nil.

1394-4822-6578.1

SCHEDULE “C1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT ASSETS – Rights of First Refusal

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “C2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV ASSETS – Rights of First Refusal

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “D” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

SEISMIC LICENCE

(attached)

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SEISMIC DATA LICENSE AGREEMENT

THIS AGREEMENT dated effective as of [•].

BETWEEN:

OVINTIV CANADA ULC, a corporation existing under the laws of British Columbia and having an office in the City of Calgary, in the Province of Alberta

(hereinafter referred to as “[Licensee/Licensor]”)1

-and-

PARAMOUNT RESOURCES LTD., a body corporate incorporated under the laws of the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta

(hereinafter referred to as “[Licensee/Licensor]”)

The Parties agree as follows:

1. DEFINITIONS:

1.1
The terms used in this Agreement, including terms used in Schedule “A”, are defined as follows:
(a)
“Agreement” means this Seismic Data License Agreement and Schedule “A” attached hereto.
(b)
“Business Day” means any day except Saturday, Sunday and statutory holidays observed in the Province of Alberta.
(c)
“Consultants” means those individuals, companies or other entities that are geophysical or geological consultants and have been retained by Licensee, or a partner (including joint venture partners and participants) of Licensee or a Related Entity, to interpret, evaluate, process or reprocess the Data.
(d)
“Data” means the Seismic Data as described in Schedule “A” and includes the Essential Data, and where available, the Secondary Data and Processed Seismic Data.2
(e)
“Direct Control” means that:
(i)
no copies or recreations of the Data or any element or portion of the Data can be made without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed; and

1 NTD: Identity of the parties as Licensee/Licensor to be populated as applicable.

2 NTD: Schedule “A” will include Purchased Seismic Data, including Partner Seismic Data deemed as such under the PSA.

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(ii)
(A) the Data resides: within the offices of Licensee; at Licensee’s duly authorized archival site; at a data room operated by Licensee or its authorized agent; or at a processing house acting as authorized agent of Licensee; or (B) whenever the Data is not in the premises described in 1.1(e)(ii)(A) above, an employee or agent of Licensee is within direct physical proximity of the Data.
(f)
“Essential Data” means:
(i)
digital seismic shot records recorded on the seismic lines listed in Schedule “A”;
(ii)
horizontal and vertical survey notes and navigational survey information created and recorded on the seismic lines listed in Schedule “A”; and
(iii)
observers’ reports taken and recorded on the seismic lines listed in Schedule “A”.
(g)
“Interpretation” means those inferences made as to what various measurements made upon the Data might mean in a geologic model that do not themselves include any actual measurements of the Data. This includes, but is not limited to: (i) any lines or colors added to maps that are conclusions of inferences made by a person based upon their unique understanding of the Data; (ii) geologic edges, facies descriptions and inferred fluid contacts, provided that they are not direct measurements of time series information and do not contain any elements of Seismic Data; (iii) processing parameters (as may be used in creating Processed Seismic Data) such as algorithmic parameters and inferred velocity fields; and (iv) the algorithms used during processing. For greater certainty, any Interpretation (including any maps) which includes any element or measurement of the Data shall be deemed to be a Seismic Data Derived Product and not an Interpretation.
(h)
“Party” means a party to this Agreement and “Parties” means all parties to this Agreement.
(i)
“Processed Seismic Data” is a type of Seismic Data which results as the output of Processing when the input was Seismic Data.
(j)
“Processing” means the mathematical or algorithmic manipulations applied to Seismic Data that typically alter the Seismic Data. Processing is an action that is permissible under the terms of the license granted hereunder, although the results of such work (also referred to as “Processed Seismic Data”) are subject to further restrictions as set forth in this Agreement. The altered Data or Processed Seismic Data shall continue to be classified as Data hereunder. The means of processing (that is, the algorithms used and the parameters within the algorithm) are not considered to be part of the Seismic Data, and are interpretive in nature.
(k)
“Related Entity” means any corporation, partnership, trust or other legal entity which:
(i)
is controlled by Licensee, directly or indirectly;

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(ii)
controls Licensee, directly or indirectly; or
(iii)
is controlled, directly or indirectly, by any corporation, partnership, trust or other legal entity that also controls Licensee, directly or indirectly.

For the purposes of this definition, “control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting rights or ownership interest in, or the power to direct or cause the direction of the management and policies of, a corporation, partnership, trust or other legal entity, through one or more intermediaries, by contract or otherwise.

(l)
“Secondary Data” means:
(i)
displays of processed geophysical cross sections for the seismic lines listed in Schedule “A”;
(ii)
prints and/or film displays of processed geophysical cross sections for the seismic lines listed in Schedule “A”;
(iii)
drilling reports and chainage notes for the seismic lines listed in Schedule “A”; and
(iv)
shotpoint location maps for the seismic lines listed in Schedule “A”.
(m)
“Seismic Data” means the information that comes from a physical experiment where elastic energy is propagated through the earth and recorded at or near the surface and includes Vertical Seismic Profiles (VSP’s). Seismic Data includes the spatially-defined time series and any mathematical transformation, including processing of that time series in digital or analog form, together with descriptions of the experimental parameters and apparatus.
(n)
“Seismic Data Derived Product” means any direct measurement of a time series and includes, but is not limited to, amplitude maps, isochron maps, measurements made in another mathematical domain and any other related measurement from the Seismic Data. Licensor and Licensee acknowledge that in the course of authorized use of the Data, certain maps or displays may be made that contain measurements of the time series. Even though the manner in which these measurements are made may or may not have required human intervention and choice, these measurements of maps shall be deemed to be Seismic Data Derived Product. For greater certainty, any maps or displays which include any element of Seismic Data shall be deemed to be Seismic Data Derived Product.

2. GRANT OF LICENSE:

2.1
Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, royalty free and perpetual license to use the Data solely in Canada, subject to the terms of this Agreement.
2.2
No right of ownership in and to the Seismic Data, including the Secondary Data and the Processed Seismic Data, is granted to Licensee; provided, however, that all

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Interpretations created by Licensee, whether arising before or after the date hereof, shall remain the exclusive property of Licensee.
2.3
Licensor shall, at all times retain and does hereby reserve ownership of the Data and Licensor shall be entitled, without limiting the generality of the foregoing, to disclose, license, assign, trade, sell, or transfer all or any part of its right, title, estate and interest in and to the Data to or with any entity in Licensor’s sole discretion.
2.4
Licensee acknowledges that the Data contains information of a confidential, copyright protected and proprietary nature, and agrees to be bound by the confidentiality provisions of this Agreement.

3. RIGHTS AND OBLIGATIONS OF LICENSEE:

3.1
The Data shall be used by Licensee only:
(a)
for reprocessing activities conducted by or on behalf of Licensee;
(b)
for examinations conducted by or on behalf of Licensee;
(c)
for Interpretation activities conducted by or on behalf of the Licensee;
(d)
during the course of negotiations with third parties for the determination of farmin, farmout, disposition, participation or joint venture opportunities, or arrangements relating to existing or prospective midstream assets, plants, facilities or pipeline arrangements, in which case the Licensee may, subject to the provisions of Article 9, display or present the Data and the Seismic Data Derived Product to the said third parties under Direct Control who have agreed in writing to be bound by the provisions of Article 9; provided further that the said third parties shall be entitled to make Interpretations of the Data and the Seismic Data Derived Product but only in direct connection with the subject negotiations; and
(e)
during the course of negotiations with prospective purchasers for the sale of all or an interest in the assets to which the Data relates or securities of the Licensee, the Licensee may, subject to the provisions of Article 9, display or present the Data and the Seismic Data Derived Product to the said purchasers under Direct Control who have agreed in writing to be bound by the provisions of Article 9; provided further that the said third parties shall be entitled to make Interpretations of the Data and the Seismic Data Derived Product but only in direct connection with the subject negotiations.
3.2
The Licensee may disclose the Data and the Seismic Data Derived Product to a Related Entity. The Related Entity may utilize such Data or Seismic Data Derived Product without having to pay any licensing fees or other amounts, provided however that the Related Entity shall be subject to all other terms of this Agreement as if it were the Licensee.
3.3
Licensee agrees that any breach of this Agreement by any Related Entities, Consultants, agents, officers, directors, employees, representatives or other advisors of Licensee, or by any parties to whom Licensee has disclosed the Data and all such breaches shall be deemed to be a breach of this Agreement by Licensee.

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4. DELIVERY AND RESPONSIBILITY FOR COSTS:

4.1
Licensor shall provide a copy of the Data to Licensee within forty five (45) Business Days of the date of this Agreement, and all reasonable fees, costs and expenses associated with copying and any costs incurred to examine, take delivery and store the Data shall be for Licensee’s account. Licensee shall reimburse Licensor for all such fees, costs and expenses concurrently with the delivery of the Data to Licensee.
4.2
Licensee shall be exclusively liable for and shall pay before delinquency all taxes including goods and services tax, duties, assessments, charges or other impositions imposed or levied on Licensee or Licensor in respect of the licensing of Data by Licensor hereunder, and Licensee shall, as a separate and independent covenant, indemnify and hold harmless Licensor against all claims incurred due to Licensee’s failure to do so.

5. REPRESENTATIONS AND WARRANTIES:

5.1
Each Party represents and warrants to the other Party that it has the authority to enter into this Agreement and that the individuals executing this Agreement have authority to do so.
5.2
Except for the representations and warranties expressly set out in this Article 5, the Parties hereto exclude and waive all other representations and warranties to the fullest extent permitted by law. Without limiting the foregoing, no representation or warranty is made by any Party as to the accuracy, condition, fitness, reliability, quality or workmanship of any Data.

6. LIABILITY AND INDEMNITY:

6.1
Subject to Section 6.2, Licensee is liable to Licensor for any direct loss, damage or claim resulting from Licensee’s use of the Data in violation of this Agreement or as a result of Licensee’s breach of this Agreement, and in addition, Licensee shall indemnify and hold harmless Licensor from any direct loss, damage or claim resulting from Licensee’s use of the Data in violation of this Agreement or as a result of Licensee’s breach of this Agreement.
6.2
Other than as a result of a breach of Article 9 herein, neither Party shall be liable to the other Party for loss of profits or special, incidental, consequential or exemplary damages whether or not such losses or damages arose out of or resulted from the Data or Licensee’s use thereof, notwithstanding notice may have been given of the possibility of such loss or damages.
6.3
Licensee agrees that Licensor may be irreparably injured by any breach of this Agreement by Licensee, which may not be adequately compensated for by damages. Accordingly, Licensor shall be entitled to obtain injunctive relieve to prevent breaches of this Agreement, and to specifically enforce the terms of this Agreement, in addition to any other remedy to which Licensor may be entitled, whether hereunder, at law or in equity. It is further understood and agreed that no failure or delay by Licensor in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power or privilege hereunder.

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7. ASSIGNMENT:

7.1
This Agreement may be assigned by Licensee to an acquiror of all of the assets of Licensee and its Related Entities to which the Data relates provided that the acquiring entity must assume all of the rights and obligations of the Licensee created by this Agreement.
7.2
Other than as set forth in Section 7.1, Licensee shall not assign, transfer or dispose of, all or any part of its interest in this Agreement without the prior written consent of Licensor, which consent may be given or withheld in Licensor’s sole discretion.
7.3
Licensor may assign this Agreement by notice to Licensee.

8. NOTICES:

8.1
Every notice, statement or invoice must be in writing and delivered or sent by electronic mail or mail to the other Party’s address as follows:
(a)
To Licensor:

[•]

Attention: [•]

Email: [•]

(b)
To Licensee:

[•]

Attention: [•]

Email: [•]

8.2
Every notice, statement or invoice is considered delivered: (i) when sent by electronic mail, on the day of transmission, if transmission occurs during normal business hours on a Business Day, failing which, on the next Business Day; (ii) when sent by mail, at the end of the fifth Business Day after the mailing date; and (iii) when hand-delivered, at the time of delivery if such delivery is made during normal business hours on a Business Day, failing which, on the next Business Day.

9. CONFIDENTIALITY:

9.1
Licensee shall treat the Data and the Seismic Data Derived Product as confidential and shall take all measures to safeguard the Data and the Seismic Data Derived Product from unauthorized use or disclosure and Licensee shall provide at least the same degree of care and control over the Data and the Seismic Data Derived Product as Licensee exercises towards its own proprietary, confidential or copyright protected information.
9.2
Licensee shall not disclose, assign, transfer, sell, exchange, trade or otherwise make the Data or the Seismic Data Derived Product available to any entity except for purposes specifically related to Licensee’s use of the Data and the Seismic Data Derived Product

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as contemplated under this Agreement. Licensee shall cause all of its Related Entities, Consultants, agents, officers, directors, employees, representatives, other advisors and permitted third parties under Direct Control to be advised of, and to agree to be bound by, the confidentiality and use provisions of this Agreement prior to sharing the Data and Seismic Data Derived Product with such persons or entities.
9.3
Interpretations may be disclosed to third parties, provided that no Data or Seismic Data Derived Product is included in such Interpretations and provided further that Licensee otherwise complies with the terms of this Agreement.
9.4
Licensee may disclose the Data and the Seismic Data Derived Product to appropriate governmental or regulatory agencies, if such disclosure is required by such governmental or regulatory agencies. Before such disclosure, Licensee must provide full details to Licensor, and must only furnish that portion of the Data which is required. Licensee will use reasonable efforts to ensure that the Data will be held confidential in accordance with the terms of this Agreement.

10. TERM AND TERMINATION:

10.1
Licensor may terminate this Agreement with immediate effect upon written notice to Licensee if:
(a)
Licensee is in material default or in material breach of a term, condition or provision of this Agreement, such material default or material breach is reasonably expected to have a material adverse effect on Licensor or the value of Licensor’s interest in the Data or Seismic Data Derived Product, and such material breach or material default is not remedied by Licensee to the reasonable satisfaction of Licensor within thirty (30) days of receipt of notice given to Licensee of the nature of such breach or default; or
(b)
Licensee (i) commits any act of bankruptcy, (ii) assigns, voluntarily or involuntarily, its assets for the benefit of its creditors, or (iii) proceedings are commenced against or by Licensee under any bankruptcy, insolvency or other similar statute.
10.2
The provisions regarding confidentiality, restrictions of use, unauthorized disclosure or transfer of the Data, indemnities by either Party, the limitations to those indemnities, and obligations of Licensee upon termination, will survive the termination of this Agreement.

11. OBLIGATION OF THE LICENSEE UPON TERMINATION:

11.1
Upon termination of the Agreement, Licensee shall, and shall cause all Related Entities, Consultants, agents, officers, directors, employees, representatives and other advisors of Licensee, and any other third party with whom Licensee has shared the Data or Seismic Data Derived Product, to immediately:
(a)
cease to use the Data and Seismic Data Derived Product;
(b)
return or destroy all copies of the Data or Seismic Data Derived Product; and

1394-4822-6578.1

(c)
permanently eliminate from all computers and information storage systems all copies, representations, reductions or transcriptions of the Data and Seismic Data Derived Product.
11.2
Notwithstanding the terms of Section 11.1, if Licensee’s computer system automatically backs up information, Licensee is not obliged to remove the Data and Seismic Data Derived Product from its backed up records (in this Section referred to as “backed up data”) provided that it does not access the backed up data. The terms of this Agreement will apply to the backed up data until it is deleted in the normal course of business.
11.3
Licensee must prepare a statutory declaration executed by a senior representative of Licensee confirming the foregoing if requested by Licensor.

12. MISCELLANEOUS:

12.1
This Agreement contains the entire agreement between the Parties and supersedes all previous negotiations, agreements, and understandings relating to the subject matter hereof, and no implied covenant or liability of any kind on the part of any Party hereto is created or will arise by reason of the contents of this Agreement.
12.2
If there is a conflict between the main body of this Agreement and Schedule “A”, the provisions of the main body of this Agreement shall prevail.
12.3
This Agreement or any provision thereto may not be amended, waived or modified, except by written agreement signed by the Parties.
12.4
A reference to Section, Article or Subsection refers to a Section, Article or Subsection in this Agreement.
12.5
This Agreement will enure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.
12.6
This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.
12.7
None of the terms set out in this Agreement will be deemed waived by either party unless such waiver is in writing.
12.8
Time is of the essence of this Agreement.
12.9
The headings of the articles of this Agreement are for convenience of reference only and shall not affect the interpretation hereof.
12.10
This Agreement may be executed by PDF or other electronic means and in counterpart, no one copy of which need be executed by both Licensor and Licensee.

1394-4822-6578.1

[Signature Page Follows.]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

[•]
By:
Name: Title:
By:
Name: Title:

[•]
By:
Name: Title:
By:
Name: Title:

[Signature Page to the Seismic Data License Agreement dated [•] between Ovintiv Canada ULC and Paramount Resources Ltd.]

1394-4822-6578.1

1394-4822-6578.1

This is Schedule “A” attached to and forming part of a Seismic Data License Agreement dated [•], between Ovintiv Canada ULC and Paramount Resources Ltd.

ID	Line Name	Line Size	Ownership Type

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Purchased Seismic Date – Paramount

See attached.

1394-4822-6578.1

SCHEDULE “E” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

GENERAL CONVEYANCE

THIS AGREEMENT made as of the [DATE]

BETWEEN:

•, a body corporate incorporated under the laws of • and having an office in the City of •, in the • of • (hereinafter referred to as “Purchaser”)

- and -

•, a body corporate incorporated under the laws of • and having an office in the City of •, in the • of • (hereinafter referred to as “Vendor”)

WHEREAS:

(A) Vendor, Purchaser and Ovintiv Inc. entered into that Agreement of Purchase and Sale made as of November 13, 2024 (the “Sale Agreement”) with respect to the sale and purchase of the Assets in accordance with the terms thereof; and

(B) All of the conditions precedent to the obligations of the parties hereto to close the Transaction contemplated by the Sale Agreement have either been fulfilled or waived in the manner provided for waiver in the Sale Agreement.

NOW THEREFORE in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

1.
Capitalized terms used but not defined in this general conveyance shall have meanings ascribed to them in the Sale Agreement
2.
Vendor hereby sells, assigns, transfers, conveys and sets over to Purchaser, and Purchaser hereby purchases, assumes and accepts from Vendor, the • Assets, to have and hold the same, together with all benefit and advantage to be derived therefrom, absolutely, subject to the terms of the Sale Agreement, the Permitted Encumbrances and the Title and Operating Documents.
3.
If any term or provision hereof should conflict with any term or provision of the Sale Agreement, the term and provision of the Sale Agreement shall prevail and this general conveyance shall at all times be read subject to all terms and conditions of the Sale Agreement.
4.
This general conveyance shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and Applicable

1394-4822-6578.1

Laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this general conveyance.
5.
This general conveyance shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective successors and permitted assigns.
6.
This general conveyance may be executed in separate counterparts and delivered by facsimile, and each counterpart when so executed and delivered shall be deemed to be an original and when taken together shall constitute one and the same instrument, and production of an originally executed or facsimile copy of each counterpart execution page will be sufficient for purposes of proof of execution and delivery of this general conveyance.

IN WITNESS WHEREOF the parties hereto have executed this general conveyance as of the date first above written.

OVINTIV CANADA ULC		PARAMOUNT RESOURCES LTD.
Per:		Per:
	Name: Title		Name: Title:

1394-4822-6578.1

SCHEDULE “F” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OFFICER’S CERTIFICATE OF OVINTIV

TO: PARAMOUNT RESOURCES LTD. (“Paramount”)

The undersigned, ________________________________, being a senior officer of Ovintiv Canada ULC (“Ovintiv”), does hereby certify, for and on behalf of Ovintiv and not in his/her personal capacity, as follows:

1.
The undersigned is personally familiar, in his/her capacity as a senior officer of Ovintiv, with the matters hereinafter mentioned.
2.
This certificate is made pursuant to an Agreement of Purchase and Sale made as of November 13, 2024 between Ovintiv, Paramount and Ovintiv Inc. (the “Sale Agreement”).
3.
The definitions contained in the Sale Agreement are herein adopted and wherever used shall have the meanings ascribed to them in the Sale Agreement.
4.
The Ovintiv Fundamental Representations and Warranties were true and correct in all material respects (having regard to the Transaction, taken as a whole) when made and as of the date hereof.
5.
All representations and warranties of Ovintiv in section 5.2 of the Sale Agreement, other than the Ovintiv Fundamental Representations and Warranties, were true and correct in all respects (having regard to the Transaction, taken as a whole) when made and as of the date hereof (without giving effect to any “materiality” or material adverse effect or similar qualifications contained therein), except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on the consideration payable by Ovintiv for the Paramount Assets under the Sale Agreement.
6.
All covenants, obligations and agreements of Ovintiv contained in the Sale Agreement to be performed prior to or at Closing, excluding those contained in section 8.1(e), have been timely performed in all material respects (having regard to the Transaction, taken as a whole).
7.
The covenants, obligations and agreements of Ovintiv contained in section 8.1(e) of the Sale Agreement have been timely performed:
(a)
to the extent relating to the Ovintiv Fundamental Representations and Warranties, in all material respects (having regard to the Transaction, taken as a whole); and
(b)
to the extent relating to the representations and warranties of Ovintiv in section 5.2 of the Sale Agreement other than the Ovintiv Fundamental Representations and Warranties, except where the failure to do so would not have a material adverse effect on the value of the consideration payable by Ovintiv for the Paramount Assets under the Sale Agreement.

1394-4822-6578.1

DATED at Calgary, Alberta, as of the [DATE].

OVINTIV CANADA ULC
By:
Name:
Title:

1394-4822-6578.1

OFFICER’S CERTIFICATE OF PARAMOUNT

TO: OVINTIV CANADA ULC (“Ovintiv”)

The undersigned, _____________________________________, being a senior officer of Paramount Resources Ltd. (“Paramount”), does hereby certify, for and on behalf of Paramount and not in his/her personal capacity, as follows:

1.
The undersigned is personally familiar, in his/her capacity as a senior officer of Paramount, with the matters hereinafter mentioned.
2.
This certificate is made pursuant to an Agreement of Purchase and Sale made as of November 13, 2024 between Ovintiv, Paramount and Ovintiv Inc. (the “Sale Agreement”).
3.
The definitions contained in the Sale Agreement are herein adopted and wherever used shall have the meanings ascribed to them in the Sale Agreement.
4.
The Paramount Fundamental Representations and Warranties were true and correct in all material respects (having regard to the Transaction, taken as a whole) when made and as of the date hereof.
5.
All representations and warranties of Paramount in section 5.1 of the Sale Agreement, other than the Paramount Fundamental Representations and Warranties, were true and correct in all respects (having regard to the Transaction, taken as a whole) when made and as of the date hereof (without giving effect to any “materiality” or material adverse effect or similar qualifications contained therein), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect.
6.
All covenants, obligations and agreements of Paramount contained in the Sale Agreement to be performed prior to or at Closing, excluding those contained in section 8.1(e) and Article 13, have been timely performed in all material respects (having regard to the Transaction, taken as a whole).
7.
The covenants, obligations and agreements of Paramount contained in section 8.1(e) of the Sale Agreement have been timely performed:
(a)
to the extent relating to the Paramount Fundamental Representations and Warranties, in all material respects (having regard to the Transaction, taken as a whole); and
(b)
to the extent relating to the representations and warranties of Paramount in section 5.1 of the Sale Agreement other than the Paramount Fundamental Representations and Warranties, except where the failure to do so would not have a Material Adverse Effect.

DATED at Calgary, Alberta, as of the [DATE].

PARAMOUNT RESOURCES LTD.
Per:
Name:
Title:

1394-4822-6578.1

1394-4822-6578.1

SCHEDULE “G” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

WIRE TRANSFER INSTRUCTIONS

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “H” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

DEVELOPMENT PLAN

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “I1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT EXCLUDED ASSETS

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “I2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV EXCLUDED ASSETS

Nil.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “J1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT WHITE MAP AREAS

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “J2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV WHITE MAP AREAS

See attached.

[Redacted: Content of schedule]

1394-4822-6578.1

SCHEDULE “K” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

TRANSITION AGREEMENT

See attached.

1394-4822-6578.1

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”) made as of [•]

BETWEEN:

PARAMOUNT RESOURCES LTD., a body corporate registered to carry on business in the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta (“Provider”)

- and -

OVINTIV CANADA ULC, a corporation existing under the laws of the Province of British Columbia and having an office in the City of Calgary, in the Province of Alberta (“Recipient” and together with Provider, the “Parties” and each a “Party”)

WHEREAS pursuant to an Agreement of Purchase and Sale dated as of November 13, 2024 between Provider, Recipient and Ovintiv Inc. (the “Purchase and Sale Agreement”), Provider has agreed, among other things, to sell the Paramount Assets to Recipient (the “Transaction”);

AND WHEREAS, it is a condition to the consummation of the Transaction under the Purchase and Sale Agreement that the Parties execute and deliver a transition agreement in substantially the form of this Agreement.

NOW, THEREFORE, in consideration of the promises and the covenants, indemnities and undertakings contained herein, and for the fees and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Defined Terms

Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to those terms in the Purchase and Sale Agreement.

1.2 Other Definitional Provisions

Unless the express context otherwise requires:

(a)
the word “day” means calendar day;
(b)
the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(c)
the terms defined in the singular have a comparable meaning when used in the plural and vice versa;
(d)
all references to “$” mean Canadian Dollars;

1394-4822-6578.1

(e)
references herein to a specific Article, Section or Schedule shall refer, respectively, to Articles, Sections or Schedules of this Agreement;
(f)
wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
(g)
the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;
(h)
the term “Provider” is deemed to include any Affiliate of Provider that is directed by Provider to provide services to Recipient pursuant to the terms of this Agreement; and
(i)
except as otherwise specifically provided in this Agreement, any statute defined or referred to herein means such statute as from time to time amended, supplemented or modified, including by succession of comparable successor statutes.

ARTICLE 2

SERVICES TO BE PROVIDED

2.1 Scope of Services

(a)
During the Term, Provider shall provide or cause to be provided, subject to the terms, conditions and limitations as set forth in this Agreement, the services described in Schedule “A” (the “Services”) in a prompt and timely manner to ensure that Recipient can efficiently transition such services to itself in respect of the Paramount Assets. Provider agrees that the “DATA-1” Services are to be provided as soon as reasonably possible following Closing and if the Services listed under “DATA-1” Services are not provided within five (5) days of Closing, the applicable Service Fee shall be suspended until such Services are provided to Recipient. Provider agrees that upon the expiry or earlier termination of any of the Services, Provider shall use commercially reasonable efforts to deliver all Title and Operating Documents related to such expired or terminated Services not already provided to Recipient as soon as practicable in order for Recipient to be able to perform such Services itself and there shall be no additional Service Fee applicable to the delivery of such Title and Operating Documents.
(b)
At any time during the Term:
(i)
Recipient may terminate all or any portion of the Services upon 5 days prior written notice to Provider, and the corresponding Service Fees associated with the terminated Services shall be reduced to account for the reduced term such Service is provided, as agreed to by the Parties acting reasonably; and
(ii)
the Parties may, each acting reasonably and upon mutual agreement in writing: (A) modify the Services, and the corresponding Service Fees as required to properly reflect such changes in the scope of Service; and (B)

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agree on additional services to be provided by the Provider to Recipient during the Term.
(c)
In the event of the early termination of part of the Services pursuant to Section 2.1(b), the remainder of the provisions of this Agreement shall continue to apply in connection with the balance of the Services being provided by Provider.

2.2 Personnel

All labour matters relating to employees of either Party (including employees involved in the provision of the Services) shall be within the exclusive control of such Party, and the other Party shall not have any responsibility or authority with respect to such matters. For the avoidance of doubt, all employees, contractors and other representatives of Provider providing Services hereunder shall not be deemed to be employees, contractors, or other representatives of Recipient.

2.3 Subcontracting by Provider

(a)
Provider shall obtain Recipient’s prior written consent prior to engaging a Third Party (each a “Subcontractor”) to provide any of the Services, other than the “OPS-1” Services which shall not require consent unless Provider wishes to delegate all of the “OPS-1” Services to a Subcontractor. Such subcontracting shall not modify or increase the amounts payable to Provider for performance of the Services except as provided for herein and there shall be no duplication in this respect. For clarity, if Provider wishes to subcontract all of a Service to a Subcontractor there shall be no Service Fee applicable to such Service.
(b)
Any subcontracting or delegation of the Services by Provider shall not relieve Provider from responsibility for the performance of the subcontracted or delegated obligations or duties and Provider shall solely be responsible for the performance of the Services and all acts or defaults of its Subcontractors or delegates in respect of the Services as if those acts were of Provider itself, and Provider shall, to the extent of its liability pursuant to Section 6.2, be liable hereunder for any act, omission or default of any subcontractors or delegates as if such act, omission or default were an act or default of Provider.

2.4 Control of Business Operations

To the extent within the scope of the Services, and except to the extent the same constitutes gross negligence or willful misconduct of Provider or any of its Representatives, any and all actions taken by Provider or its Representatives and with respect to the Paramount Assets shall be deemed taken by or on behalf of Recipient and not by or on behalf of Provider. No provisions of this Agreement shall be deemed to: (a) grant to Provider any right or authority with respect to the Paramount Assets; or (b) place upon Provider any obligations with respect to the Paramount Assets other than the obligations expressly set forth in this Agreement or the Purchase and Sale Agreement.

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2.5 Services Subject to Legal Requirements

Nothing herein shall be construed to require any Person to provide any Service in violation of any Applicable Laws to which such Person is subject. Provider shall comply in all material respects with: (a) all Applicable Laws with respect to the provision of the Services hereunder; and (b) the accounting and reporting requirements of any Governmental Authority having jurisdiction over it with respect to activities related to Provider’s performance of the Services.

2.6 Intellectual Property Licenses

To the extent held by Provider as of the date of the Purchase and Sale Agreement, Provider shall continue to hold and maintain the intellectual property licenses used by it to provide Services pursuant to this Agreement during the Term. Provider shall grant Recipient a non-exclusive, royalty-free license to use any Provider intellectual property utilized or required for the Services. Any intellectual property developed for or during the performance of the Services will be owned by Recipient.

ARTICLE 3

STANDARD OF SERVICE

3.1 Standard of Service

(a)
Subject to, and in accordance with, the provisions in Section 2.5 above, Provider shall perform, or cause to be performed, the Services in a proper and prudent manner in accordance with generally accepted oil and gas industry practices consistent with Provider’s past practices.
(b)
The Parties shall cooperate in good faith with each other in all matters relating to Provider’s performance of the Services. Each Party shall respond promptly to requests made by the other Party and shall (and shall cause its applicable Affiliates to) make available on a timely basis to the other Party all information and materials within its possession and control requested by the other Party to the extent reasonably necessary for the purposes of providing and receiving the Services in accordance with this Agreement. During the Term, Provider shall make its personnel reasonably available to Recipient’s personnel during normal business hours to answer questions regarding the provision of the Services.

ARTICLE 4

COMPENSATION AND PAYMENT TERMS

4.1 Compensation and Reimbursement

(a)
Subject to Section 2.3(b), Recipient shall reimburse Provider for all costs and expenses incurred in connection with the provision of the Services consistent with the applicable principles set forth in section 7.1(a)(iv) and (xiii) of the Purchase and Sale Agreement. In addition, in full consideration for the Services performed under this Agreement, the consideration payable by Recipient to Provider for the provision by Provider of the Services hereunder shall be:

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(i)
from the date of this Agreement until the expiry of the FIN-1 Services Period, [Redacted] per day; and
(ii)
following the expiry of the FIN-1 Services Period, at the applicable rates set forth in Schedule “A” under the heading “Service Fee”,

(collectively, the “Service Fees”),

plus all applicable GST and any other applicable Taxes. It is the intention of the Parties that Provider shall neither earn a profit nor suffer a loss in connection with the performance of the Services in accordance with the terms of this Agreement.

(b)
Subject to 4.1(d), Provider will invoice Recipient monthly by way of joint interest billing. Payments of all amounts owing by Recipient under this Agreement shall be made within thirty (30) days after receipt of invoice from Provider by wire transfer of immediately available funds in Canadian dollars sent to the bank and account designated by Provider.
(c)
If any amount owing under this Section 4.1 is not paid in full on the date that it is due, the unpaid amount shall bear interest at the Prime Rate plus one percent (1%) calculated from the date payment was due until the date payment is made.
(d)
Notwithstanding any other term or provision in this Agreement, Provider shall be entitled to refuse to do any act or thing if same may result in Provider paying or incurring out of its own funds any costs and expenses which by the terms hereof are for the account of, or the responsibility of Recipient, and in this regard:
(i)
the Parties acknowledge and agree Provider has those rights as provided for in section 8.4(c) of the Purchase and Sale Agreement, and in connection with the provision of the Services described in Schedule “A” as “MT-1”, Provider will receive production revenues associated with the Grande Prairie Assets and will be entitled to apply same against such costs and expenses; and
(ii)
in the event such production revenues held by Provider are at any time insufficient to pay all such costs and expenses, Recipient shall pay to Provider within ten (10) Business Days those cash advances as Provider may reasonably request from time to time, and if Recipient fails to so pay, Provider shall have no obligation to pay such costs or expenses on behalf of Recipient and shall have no responsibility for any Claims or Losses and Liabilities which may arise in connection therewith.

ARTICLE 5

TERMINATION

5.1 Term

The term of this Agreement commences on the Closing Date and will automatically terminate at 11:59 p.m. (Calgary time) on the date that is the later of: (i) the latest completion date of the Services, as set forth in Schedule “A,” and (ii) date on which all outstanding Services have been terminated pursuant to Section 2.1(b) (the “Term”).

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5.2 Early Termination

This Agreement may be terminated at any time, in whole or in part, by mutual written agreement of the Parties hereto or pursuant to Section 2.1(b).

5.3 Effect of Termination

Upon termination of this Agreement, all rights and obligations of each Party hereunder in respect of this Agreement or such Services, as applicable, shall cease as of the date of the termination except for the Parties’ rights and obligations under Article 4, Article 5, Article 6 and Article 8, each of which shall survive termination of this Agreement. Notwithstanding the foregoing, the termination of a Service or of this Agreement pursuant to any of the provisions hereof shall be without prejudice to any rights, or diminution of any obligation or liability of either Party, that may have accrued prior to the effective date of such termination.

ARTICLE 6

INDEMNITY

6.1 Disclaimer of Warranties

Except as expressly herein provided, the Services are provided “as is”, “where is” and Provider for itself and on behalf of its Representatives, expressly disclaims and negates any representation or warranty, express, implied, at common law, by statute or otherwise, relating to the Services.

6.2 Provider Indemnification

Subject to Section 6.5, Recipient shall:

(a)
be liable to Provider and its Representatives (the “Provider Indemnified Parties”) for; and
(b)
as a separate and independent covenant, protect, indemnify, defend and hold harmless the Provider Indemnified Parties from and against;

any and all Claims (including Third Party Claims) that may be brought against them and any and all Losses and Liabilities that may be suffered, sustained, paid or incurred by the Provider Indemnified Parties, by reason of any matter or thing arising out of or attributable to, directly or indirectly, under or pursuant to this Agreement or as a consequence of or in connection with the performance, attempted performance or non-performance of any of the Services or any of Provider’s other duties and obligations under this Agreement (including for clarity the negligence, actual fraud or willful misconduct of Recipient or its Representatives) except to the extent that any such Claims or Losses and Liabilities are caused by the gross negligence, actual fraud or willful misconduct of any of the Provider Indemnified Parties (and for these purposes any act or omission taken with the express written approval or concurrence of Recipient or its Representatives shall not constitute gross negligence or wilful misconduct).

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6.3 Recipient Indemnification

Subject to Section 6.5, Provider shall:

(a)
be liable to Recipient and its Representatives (the “Recipient Indemnified Parties”) for; and
(b)
as a separate and independent covenant, protect, indemnify, defend and hold harmless the Recipient Indemnified Parties from and against;

any and all Claims (including Third Party Claims) that may be brought against them and any and all Losses and Liabilities that may be suffered, sustained, paid or incurred by the Recipient Indemnified Parties, by reason of any matter or thing arising out of or attributable to, directly or indirectly, the gross negligence, actual fraud or willful misconduct of Provider in the performance, attempted performance or non-performance of any of the Services or any of Provider’s other duties and obligations under this Agreement, except to the extent that any such Claims or Losses and Liabilities are caused by (i) the breach of this Agreement by Recipient, or (ii) the gross negligence, actual fraud or willful misconduct of any of the Recipient Indemnified Parties.

6.4 Subcontractor Breach

Notwithstanding 2.3, Provider agrees, that in the event that Provider becomes aware of any action or omission by any Subcontractor in the performance of any of the Services that would constitute a material breach of Provider’s obligations hereunder and under the applicable contract between Provider and such Subcontractor, Provider shall, at Recipient’s sole cost and risk and subject always to Section 6.2: (i) promptly notify Recipient; (ii) if requested by Recipient, exercise all rights and remedies under the applicable contract and under Applicable Law; and (iii) remit any monies recovered pursuant to such efforts to Recipient.

6.5 Waiver of Punitive and Consequential Damages

Notwithstanding anything to the contrary in this Agreement, in no event shall any Party be liable under, or with respect to any matter related to, this Agreement for any Consequential Damages, whether actual or prospective, except to the extent any such damages are included in any Claim made by a Third Party against a Provider Indemnified Party for which such Provider Indemnified Party is entitled to indemnification under this Article 6.

ARTICLE 7

FORCE MAJEURE

7.1 Force Majeure

If Provider is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, Provider shall give Recipient prompt written notice of the force majeure with reasonably full particulars. Following the delivery of such notice, the obligation of Provider to provide the Services, so far as it is affected by force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. Provider will use commercially reasonable efforts to remove the force majeure situation; provided, however, that Provider shall not be required to hire additional personnel or contract workers, or to settle strikes, lockouts, or other labor difficulties, and the handling

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of such difficulties shall be entirely within the discretion of Provider. The term “force majeure” as used herein shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, insurrection, public riot, epidemic, landslide, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, and any other cause, whether of the kind specifically enumerated above or otherwise, provided that such event of “force majeure” must be unforeseeable and beyond the reasonable control of Provider. For greater certainty, lack of finances or non-profitability of the provision of the Services hereunder shall not constitute “force majeure”. Recipient shall not be obligated to pay the Service Fee for any amount for Services that it does not receive as a result of a force majeure event.

ARTICLE 8

MISCELLANEOUS

8.1 No Agency

Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties or, except as otherwise provided for herein, constitute or be deemed to constitute either Party the agent of the other Party for any purpose whatsoever. Neither Party shall have authority or power to bind the other Party or to contract in the name of, or create a liability against, the other Party in any way or for any purpose.

8.2 Confidentiality

During the Term of this Agreement and for two years thereafter, each of Recipient and Provider (including their respective employees, agents, representatives and Affiliates) shall: (a) maintain in confidence all proprietary and confidential business information of the other Party and any of its Affiliates to which it might become privy as a result of or pursuant to this Agreement; (b) not use any such information except to perform its obligations under this Agreement or as permitted under the Purchase and Sale Agreement; and (c) not disclose any such information to any of its employees, agents, representatives or Affiliates except to those who have a need to know such information in connection with the performance of such obligations and have been directed to keep such information confidential. No restrictions are placed upon a Party hereto with respect to the use or disclosure of any such information that: (x) is or becomes through no fault of other Party available to the public; (y) was legally acquired by the other Party from a Third Party who had a right to convey the same without obligation of secrecy; or (z) is, in the other Party’s legal counsel’s opinion, required to be disclosed by the other Party by court order or other requirements of Applicable Laws, rules and regulations of any stock exchange to which the Party or its Affiliates are subject, or any legal or regulatory proceeding (including by oral questions, interrogatories, requests for confidential information or documents, subpoena, civil investigative demand, rules applicable to public disclosure by Crown corporations or similar process).

8.3 Notices

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (return receipt requested); or (c) on the date

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sent by email during normal business hours of the recipient or on the next Business Day if sent after normal business hours of the recipient.

All communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 8.3):

If to Provider:

Paramount Resources Ltd.

4700, 888 – 3rd Street S.W.

Calgary, Alberta T2P 5C5

Email: [Redacted]

Attn: [Redacted]

If to Recipient:

Ovintiv Canada ULC

500 – Centre Street S.E.

Calgary, Alberta T2P 2S5

Email: [Redacted]

Attn: [Redacted]

With a copy to: [Redacted]

8.4 Amendment; Waiver

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party, in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.5 Binding Effect; Assignment

This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither of the Parties may assign any of its rights or delegate any of its obligations under this Agreement (for the avoidance of doubt, no merger or sale of securities of Provider or Recipient or any entity that directly or indirectly controls any of Provider or Recipient shall constitute an assignment hereunder) without the prior written consent of the other Party and any attempted or purported assignment in violation of this Section 8.5 shall be void and of no force or effect.

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8.6 Third Party Beneficiaries

Subject to the provisions of Article 6 and Section 8.5, this Agreement is solely for the benefit of: (a) Provider and its successors and permitted assigns with respect to the obligations of Recipient under this Agreement; and (b) Recipient and its successors and permitted assigns with respect to the obligations of Provider under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other Third Party any remedy, claim, liability, reimbursement, cause of action or other right.

8.7 Entire Agreement

This Agreement (including all Schedules) is the “Transition Agreement” referred to in the Purchase and Sale Agreement and contains the entire agreement between Provider and Recipient with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

8.8 Amicable Resolution

If there is a dispute between the Parties arising out of or relating to this Agreement, a senior management representative of each of the Parties shall meet promptly and attempt to resolve such dispute at such meeting. The meeting will take place no later than five (5) Business Days following the request for such meeting. If the senior representatives are unable to resolve the dispute in accordance with this Section 8.8, or the time period described herein has lapsed without such meeting occurring or the dispute being otherwise resolved, either Party may pursue any rights and remedies to which it is entitled under Applicable Law, at law in equity or otherwise.

8.9 Applicable Law and Attornment

This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. The Parties hereto irrevocably consent and submit to the exclusive jurisdiction of the courts of the Province of Alberta with respect to all matters relating to this Agreement. Each Party waives any objection that it may now or hereafter have to the determination of venue of any proceeding in such courts relating to this Agreement that it may now or hereafter have that such courts are an inconvenient forum.

8.10 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.11 Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable

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provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the duly authorized representative of each party set forth below effective as of the date first above written.

OVINTIV CANADA ULC
By:
Name:
Title:

PARAMOUNT RESOURCES LTD.
By:
Name:
Title:

By:
Name:
Title:

[Redacted: Content of Schedule A]

[Signature Page to the Transition Agreement between Ovintiv Canada ULC and Paramount Resources Ltd.]

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SCHEDULE “L-1” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

PARAMOUNT DATA ROOM MATERIALS

See attached.

[Redacted: Content of schedule]

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SCHEDULE “L-2” ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF NOVEMBER 13, 2024, BETWEEN PARAMOUNT RESOURCES LTD., OVINTIV CANADA ULC AND OVINTIV INC.

OVINTIV DATA ROOM MATERIALS

See attached.

[Redacted: Content of schedule]

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